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Exhibit 4.1

REFCO FINANCE HOLDINGS LLC
REFCO FINANCE INC.
as Issuers

9% Senior Subordinated Notes Due 2012

INDENTURE

Dated as of August 5, 2004

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Trustee

CROSS-REFERENCE TABLE

TIA Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(b)	7.08; 7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.05
(b)	13.03
(c)	13.03
313(a)	7.06
(b)(1)	N.A.
(b)(2)	7.06
(c)	11.02
(d)	7.06
314(a)	4.02;4.10; 13.02
(b)	N.A.
(c)(1)	13.04
(c)(2)	13.04
(c)(3)	N.A.
(d)	N.A.
(e)	13.05
(f)	4.10
315(a)	7.01
(b)	7.05; 13.02
(c)	7.01
(d)	7.01
(e)	6.11
316(a)(last sentence)	13.0
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.04
318(a)	13.01

N.A. means Not Applicable.

        Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

i

Rule 144A/Regulation S/IAI Appendix

  Exhibit 1—Form of Initial Security
  Exhibit A—Form of Exchange Security or Private Exchange Security
  Exhibit 2—Form of Transferee Letter of Representation

          INDENTURE dated as of August 5, 2004, among Refco Finance Holdings LLC, a Delaware limited liability company (the "Company"), Refco Finance Inc., a Delaware corporation (and together with the Company, the "Issuers"), and Wells Fargo Bank, National Association, a national banking association (the "Trustee").

        Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Issuers' Initial Securities, Exchange Securities and Private Exchange Securities (collectively, the "Securities"):

Article 1

Definitions and Incorporation by Reference

        SECTION 1.01.    Definitions.

        "Additional Assets" means: (1) any property, plant, equipment or other assets used or useful in a Related Business; (2) the Capital Stock of a Person that becomes a Restricted Subsidiary or Regulated Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary or Regulated Subsidiary, as the case may be; or (3) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary or Regulated Subsidiary; provided, however, that any such Restricted Subsidiary or Regulated Subsidiary described in clause (2) or (3) above is primarily engaged in a Related Business.

        "Additional Securities" means Securities issued under this Indenture after the Issue Date and in compliance with Section 2.13 and 4.03, it being understood that any Securities issued in exchange for or replacement of any Initial Security issued on the Issue Date shall not be an Additional Security, including any such Securities issued pursuant to a Registration Rights Agreement.

        "Adjusted Treasury Rate" means, with respect to any redemption date, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities", for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after August 1, 2008, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date, in each case calculated on the third Business Day immediately preceding the redemption date, plus 0.50%.

        "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

        "Applicable Premium" means, with respect to a Security at any redemption date, the excess of (A) the present value at such redemption date of (i) the redemption price of such Security on August 1, 2008 (such redemption price being described in the second paragraph of Section 5 of the Securities, exclusive of any accrued interest) plus (ii) all required remaining scheduled interest payments due on such Security through August 1, 2008 (but excluding accrued and unpaid interest to the redemption date), computed using a discount rate equal to the Adjusted Treasury Rate, over (B) the principal amount of such Security on such redemption date.

        "Asset Acquisition" means (a) an Investment by the Company or any of its Restricted Subsidiaries or Regulated Subsidiaries in any other Person if, as a result of such Investment, such Person shall become a Restricted Subsidiary or Regulated Subsidiary, as the case may be, or shall be merged with or into the Company or any Restricted Subsidiary or Regulated Subsidiary, or (b) the acquisition by the Company or any Restricted Subsidiary or Regulated Subsidiary of the assets of any other Person or any division or line of business of any other Person.

        "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary or Regulated Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of:

          (1)   any shares of Capital Stock of a Restricted Subsidiary or Regulated Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary or Regulated Subsidiary and Class B Equity Interests);

          (2)   all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary or Regulated Subsidiary; or

          (3)   any other assets of the Company or any Restricted Subsidiary or Regulated Subsidiary (including any accounts receivable) outside of the ordinary course of business of the Company or such Restricted Subsidiary or Regulated Subsidiary

(other than, in the case of clauses (1), (2) and (3) above, (A) a disposition (i) by a Restricted Subsidiary or a Regulated Subsidiary to the Company or (ii) by the Company, a Restricted Subsidiary or a Regulated Subsidiary to a Restricted Subsidiary or a Regulated Subsidiary; (B) for purposes of Section 4.06 only, (i) a disposition that constitutes a Restricted Payment (or would constitute a Restricted Payment but for the exclusions from the definition thereof) and that is not prohibited by Section 4.04, including any dividends or distributions to be made as part of the Transactions, or is a Permitted Investment and (ii) a disposition of all or substantially all the assets of the Company in accordance with Section 5.01; (C) a disposition of assets or sale of Capital Stock with a Fair Market Value of less than $10.0 million; (D) the disposition of property or assets that are obsolete, damaged or worn out; (E) foreclosures on assets; (F) a disposition of cash or Temporary Cash Investments; and (G) the creation of a Lien (but not the sale or other disposition of the property subject to such Lien)).

        "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as of the time of determination, the present value (discounted at the interest rate borne by the Securities, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended); provided, however, that if such Sale/Leaseback Transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of "Capital Lease Obligation".

        "Average Life" means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing: (1) the sum of the products of the numbers of years, calculated to the nearest one-twelfth, from the date of determination to the dates of each successive scheduled principal payment of or redemption or similar payment with respect to such Indebtedness multiplied by the amount of such payment by (2) the sum of all such payments.

        "Bank Indebtedness" means all Obligations pursuant to the Credit Agreement.

        "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors.

        "Broker-Dealer Regulated Subsidiary" means any Subsidiary that is registered as a broker-dealer under the Exchange Act or any other applicable law requiring such registration.

        "Business Day" means each day which is not a Legal Holiday.

        "Capital Lease Obligation" means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

        "Capital Stock" of any Person means any and all shares, interests (including membership and partnership interests), rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

        "Cash Contribution Amount" means the aggregate amount of cash contributions made to the capital of the Company or any Subsidiary Guarantor described in the definition of "Contribution Indebtedness."

        "Change of Control" means the occurrence of any of the following events:

          (1)   the Company becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, written notice or otherwise) that any "person" or "group" (as such terms are used in Sections 13(d) or 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company; provided, however, that for the purposes of this clause (1), such other Person shall be deemed to beneficially own any Voting Stock of a Person held by any other Person (the "parent entity"), if such other Person is the beneficial owner (as defined above in this clause (1)), directly or indirectly, of more than 50% of the voting power of the Voting Stock of such parent entity;

          (2)   individuals who on the Issue Date constituted the Governing Board of the Company or Parent (together with any new members of such Governing Board whose election by such Governing Board of the Company or Parent or whose nomination for election by the members or shareholders of the Company or Parent, as the case may be, was approved by (a) a vote of a majority of the members of such Governing Board of the Company or Parent, as the case may be, then still in office who were either directors or other members of the Governing Board on the Issue Date or whose election or nomination for election was previously so approved or (b) the Permitted Holders acting in accordance with the Securityholders Agreement) cease for any reason to constitute a majority of the Governing Board of the Company or Parent then in office;

          (3)   the adoption of a plan relating to the liquidation or dissolution of the Company;

          (4)   other than the Merger, the merger or consolidation of Parent or the Company with or into another Person or the merger of another Person with or into Parent or the Company, or the sale of all or substantially all the assets of Parent or the Company (determined on a consolidated basis) to another Person other than (i) a transaction in which the survivor or transferee is a Person that is controlled by the Permitted Holders or (ii) a transaction following which (A) in the case of a merger or consolidation transaction, holders of securities that represented 100% of the Voting Stock of Parent or the Company immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the voting power of the Voting Stock of the surviving

  Person in such merger or consolidation transaction immediately after such transaction and in substantially the same proportion as before the transaction and (B) in the case of a sale of assets transaction, each transferee becomes a Subsidiary Guarantor and a Subsidiary of the transferor of such assets; or

          (5)   the Company ceases to own beneficially or of record, all the Capital Stock of Refco Finance Inc.

The Transactions as contemplated by the Offering Circular shall be deemed not to result in a Change of Control.

        "Class B Equity Interests" means the Class B membership interests, or comparable shares of Capital Stock, that are issued from time to time by Refco Securities, LLC or any other Regulated Subsidiary or Restricted Subsidiary, in the ordinary course of their respective businesses and held by employees of Refco Securities, LLC or such other Regulated Subsidiary or Restricted Subsidiary who conduct trading activities in designated proprietary trading accounts established on the books and records of Refco Securities, LLC or such other Regulated Subsidiary or Restricted Subsidiary, as applicable.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Commodity Price Protection Agreement" means, with respect to any Person, any forward contract, commodity swap, commodity option or other similar agreement or arrangement entered into to protect such Person or its Subsidiaries against fluctuations in commodity prices.

        "Company" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

        "Comparable Treasury Issue" means the U.S. Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Securities from the redemption date to August 1, 2008, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a maturity most nearly equal to August 1, 2008.

        "Comparable Treasury Price" means, with respect to any redemption date, if clause (2) of the Adjusted Treasury Rate is applicable, the average of three, or such lesser number as is obtained by the Trustee, Reference Treasury Dealer Quotations for such redemption date.

        "Consolidated Coverage Ratio" as of any date of determination means the ratio of (a) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters for which internal financial statements are available prior to the date of such determination to (b) Consolidated Interest Expense for such four fiscal quarters; provided, however, that:

          (1)   if the Company or any Restricted Subsidiary or Regulated Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period;

          (2)   if the Company or any Restricted Subsidiary or Regulated Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, EBITDA and Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such repayment, repurchase, defeasance or discharge had occurred on the first day of such period;

          (3)   if since the beginning of such period the Company or any Restricted Subsidiary or Regulated Subsidiary shall have made any Asset Disposition, EBITDA for such period shall be reduced by an amount equal to EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to EBITDA (if negative), directly attributable thereto for such period, and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary or Regulated Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries or Regulated Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary or Regulated Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary or Regulated Subsidiary to the extent the Company and its continuing Restricted Subsidiaries and Regulated Subsidiaries are no longer liable for such Indebtedness after such sale);

          (4)   if since the beginning of such period the Company or any Restricted Subsidiary or Regulated Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary or Regulated Subsidiary (or any Person which becomes a Restricted Subsidiary or Regulated Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction requiring a calculation to be made hereunder, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition had occurred on the first day of such period; and

          (5)   if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or Regulated Subsidiary or was merged with or into the Company or any Restricted Subsidiary or Regulated Subsidiary since the beginning of such period) shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) above if made by the Company or a Restricted Subsidiary or Regulated Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition had occurred on the first day of such period.

For purposes of calculating the Consolidated Coverage Ratio:

          (1)   whenever pro forma effect is to be given to any Asset Disposition, Investment or acquisition of assets pursuant to clause (3) or (4) above, the pro forma calculations shall be determined in good faith by the chief financial officer of the Company and shall comply with the requirements of Rule 11-02 of Regulation S-X promulgated by the SEC, except that such pro forma calculations may include Pro Forma Cost Savings; and

          (2)   in calculating Consolidated Interest Expense attributable to interest on any Indebtedness computed on a pro forma basis, (a) interest on outstanding Indebtedness determined on a fluctuating basis as of the date of determination and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the calculation date; (b) if interest on any Indebtedness actually incurred on the date of determination may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate or other rates, then the interest rate in effect on the date of determination will be deemed to have been in effect during the four-quarter period; and (c) notwithstanding clause (a) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by any Interest Rate Agreement, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreement.

        If any Indebtedness is incurred under a revolving credit facility and is being given pro forma effect, the interest on such Indebtedness shall be calculated based on the average daily balance of such Indebtedness for the four fiscal quarters subject to the pro forma calculation.

        "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries and Regulated Subsidiaries, plus, to the extent not included in such total interest expense and to the extent incurred by the Company, its Restricted Subsidiaries or its Regulated Subsidiaries, without duplication:

          (1)   interest expense attributable to Capital Lease Obligations;

          (2)   amortization of debt discount;

          (3)   non-cash interest expense;

          (4)   commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing;

          (5)   net cash payments pursuant to Hedging Obligations; and

          (6)   dividends accrued in respect of all Disqualified Stock of the Company and all Preferred Stock of any Restricted Subsidiary or Regulated Subsidiary, in each case held by Persons other than the Company or a Wholly Owned Subsidiary (other than dividends payable solely in Capital Stock (other than Disqualified Stock) of the Company);

less interest income actually received in cash for such period (other than interest income attributable to customer financing arrangements). "Consolidated Interest Expense" excludes the (i) amortization of deferred financing fees and the expensing of any bridge or other financing fees, (ii) interest expense attributable to Customer Financing Indebtedness and (iii) net payments pursuant to Hedging Obligations that do not constitute Indebtedness.

        "Consolidated Net Income" means, for any period, without duplication, the net income of the Company and its consolidated Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income:

          (1)   any net income of any Person (other than the Company) if such Person is neither a Restricted Subsidiary nor a Regulated Subsidiary, except that,

            (A)  subject to the exclusion contained in clause (4) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary or Regulated Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary or Regulated Subsidiary, to the limitations contained in clause (3) below); and

            (B)  the Company's equity in the net income or loss of FXCM shall be included in such Consolidated Net Income;

          (2)   except as provided in the definition of Consolidated Coverage Ratio, any net income (or loss) of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction (or any transaction accounted for in a manner similar to a pooling of interests) for any period prior to the date of such acquisition;

          (3)   any net income of any Restricted Subsidiary or Regulated Subsidiary if such Restricted Subsidiary or Regulated Subsidiary, as the case may be, is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary or Regulated Subsidiary, directly or indirectly, to the Company, except that:

            (A)  subject to the exclusion contained in clause (4) below, the Company's equity in the net income of any such Restricted Subsidiary or Regulated Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Restricted Subsidiary or Regulated Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary or Regulated Subsidiary, to the limitation contained in this clause); provided, however, to the extent that any net income of a Restricted Subsidiary or Regulated Subsidiary for such period would be excluded as a result of this clause (A), such net income shall be included in such Consolidated Net Income if the Company delivers to the Trustee on the date of the event requiring calculation of Consolidated Net Income a certificate of the chief financial officer of the Company certifying that the restrictions on the payments of dividends or the making of distributions by such Restricted Subsidiary or Regulated Subsidiary to the Company do not impair the Company's ability to make payments of interest and scheduled payments of principal in respect of the Securities, in each case as and when due; and

            (B)  the Company's equity in a net loss of any such Restricted Subsidiary or Regulated Subsidiary for such period shall be included in determining such Consolidated Net Income;

          (4)   any gain (or loss) realized upon the sale or other disposition of any assets of the Company, its consolidated Subsidiaries or any other Person (including pursuant to any Sale/Leaseback Transaction) which is not sold or otherwise disposed of in the ordinary course of business and any gain (or loss) realized upon the sale or other disposition of any Capital Stock of any Person;

          (5)   any net after-tax extraordinary, unusual or nonrecurring gains or losses;

          (6)   all restructuring charges, including severance, relocation and transition costs;

          (7)   noncash compensation charges, including any such charges arising from stock options, restricted stock grants or other equity incentive programs;

          (8)   any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to the early extinguishment of Indebtedness;

          (9)   any non cash impairment charges resulting from the application of Statements of Financial Accounting Standards No. 142 and 144 and the amortization of intangibles arising pursuant to Statement of Financial Accounting Standards No. 141; and

          (10) the cumulative effect of a change in accounting principles,

in each case, for such period. Notwithstanding the foregoing, for the purposes of Section 4.04 only, there shall be excluded from Consolidated Net Income any repurchases, repayments or redemptions of Investments, proceeds realized on the sale of Investments or return of capital to the Company, a Restricted Subsidiary or a Regulated Subsidiary to the extent such repurchases, repayments, redemptions, proceeds or returns increase the amount of Restricted Payments permitted under such Section pursuant to Section 4.04(a)(3)(D) thereof. If the Company or any Successor Company is organized as a corporation and solely for purposes of determining the amount available for Restricted Payments under Section 4.04(a)(3), an amount equal to any reduction in current taxes recognized during the applicable period by the Company, its Restricted Subsidiaries and Regulated Subsidiaries as a direct result of deductions arising from (A) the amortization allowed under Section 167 or 197 of the

Code for the step-up in the federal income tax bases of goodwill and other assets (tangible or intangible) arising from the Transactions and (B) employee termination and related restructuring reserves established pursuant to purchase accounting for the two-year period commencing with the Issue Date, in each case, will be included in the calculation of "Consolidated Net Income" so long as such addition will not result in double-counting.

        "Contribution Indebtedness" means Indebtedness of the Company or any Subsidiary Guarantor in an aggregate principal amount not greater than twice the aggregate amount of cash contributions made to the capital of the Company or such Subsidiary Guarantor after the Issue Date; provided that such Contribution Indebtedness:

          (1)   if the aggregate principal amount of such Contribution Indebtedness is greater than one times such cash contributions to the capital of the Company or such Subsidiary Guarantor, as applicable, the amount of such excess shall be (A) (x) Subordinated Obligations (other than Secured Indebtedness) or (y) Indebtedness that ranks pari passu with the Securities (other than Secured Indebtedness) and (B) Indebtedness with a Stated Maturity later than the Stated Maturity of the Securities; and

          (2)   (a) is incurred within 180 days after the making of such cash contributions and (b) is so designated as Contribution Indebtedness pursuant to an Officers' Certificate on the date of the Incurrence thereof.

        "Credit Agreement" means the Credit Agreement to be entered into by and among the Company, certain of its Subsidiaries, the lenders referred to therein, Bank of America, N.A., as Administrative Agent, Credit Suisse First Boston, as Syndication Agent, and Deutsche Bank Securities Inc., as Documentation Agent, together with the related documents thereto (including the term loans, revolving loans and letters of credit thereunder, any Guarantees and security documents), as amended, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, maturity, terms, conditions, covenants and other provisions) from time to time, and any agreement (and related document) governing Indebtedness incurred to Refinance, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such Credit Agreement or a successor Credit Agreement, whether by the same or any other lender or group of lenders or other investors.

        "Credit Facilities" means one or more debt facilities (including, without limitation, the Credit Agreement), commercial paper facilities or indentures, in each case with banks or other institutional lenders or other investors or a trustee providing for revolving credit loans, term loans, letters of credit or issuances of notes or other debt securities, in each case as amended, modified, renewed, refunded, replaced, restated, substituted or refinanced, in whole or in part, from time to time.

        "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement with respect to currency values.

        "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

        "Customer Financing Indebtedness" means (i) short-term Indebtedness (including without limitation Indebtedness under Swap Contracts) that is incurred in the ordinary course of business and (a) is incurred by any Restricted Subsidiary in conjunction with its customer financing business, (b) is incurred by any Regulated Subsidiary for the purpose of offsetting customer positions or financing customer margined inventory, acquired or cleared or financed in conjunction with customer brokerage activities and is secured by a Lien on the assets being financed, (c) is incurred by any Regulated Subsidiary and consists of obligations under letters of credit posted to support clearing house guarantees issued in the ordinary course of business, or (d) constitutes customer financing entered into by any Regulated Subsidiary; provided, however, that, after giving effect to the Incurrence of any such

Indebtedness, such Person's Regulatory Net Capital is in compliance with all applicable rules and regulations governing such Person and the conduct of its business, and (ii) Guarantees by the Company of any short-term Indebtedness described in clause (i) of this definition.

        "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

        "Designated Noncash Consideration" means the Fair Market Value of noncash consideration received by the Company or any of its Restricted Subsidiaries or Regulated Subsidiaries in connection with an Asset Disposition that is so designated as Designated Noncash Consideration pursuant to an Officers' Certificate setting forth the basis of such valuation, less the amount of cash or Temporary Cash Investments received in connection with a subsequent sale of such Designated Noncash Consideration.

        "Designated Preferred Stock" means Preferred Stock of the Company or Parent (other than Disqualified Stock), that is issued for cash (other than to the Company or any of its Subsidiaries or an employee stock ownership plan or trust established by the Company or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officers' Certificate, on the issuance date thereof, the Net Cash Proceeds of which are excluded from the calculation set forth in Section 4.04(a)(3).

        "Designated Offering" means an Equity Offering or an IDS Offering.

        "Designated Senior Indebtedness", with respect to a Person means: (1) the Bank Indebtedness; and (2) any other Senior Indebtedness of such Person, other than any Indebtedness of such Person owed to the Company, Refco Finance Inc. or any of their respective Subsidiaries, which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $25.0 million and is specifically designated by such Person in the instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness" for purposes of this Indenture.

        "Disqualified Stock" means, with respect to any Person, any Capital Stock, other than Class B Equity Interests, which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event:

          (1)   matures or is mandatorily redeemable (other than redeemable only for Capital Stock of such Person which is not itself Disqualified Stock) pursuant to a sinking fund obligation or otherwise;

          (2)   is convertible or exchangeable at the option of the holder for Indebtedness or Disqualified Stock; or

          (3)   is mandatorily redeemable or must be purchased upon the occurrence of certain events or otherwise, in whole or in part;

in each case on or prior to the 91st day after the Stated Maturity of the Securities; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the 91st day after the Stated Maturity of the Securities shall not constitute Disqualified Stock if: (1) the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the terms applicable to the Securities as described in Sections 4.06 and 4.10 of this Indenture; and (2) any such requirement only becomes operative after compliance with such terms applicable to the Securities, including the purchase of any Securities tendered pursuant thereto.

        The amount of any Disqualified Stock that does not have a fixed redemption, repayment or repurchase price will be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were redeemed, repaid or repurchased on any date on which the amount of such Disqualified Stock is to be determined pursuant to this Indenture; provided, however, that if such Disqualified Stock could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price will be the book value of such Disqualified Stock as reflected in the most recent financial statements of such Person.

        "EBITDA" for any period means the sum of Consolidated Net Income, plus the following to the extent deducted in calculating such Consolidated Net Income and without duplication:

          (1)   all income tax expense of the Company and its consolidated Restricted Subsidiaries and Regulated Subsidiaries;

          (2)   Consolidated Interest Expense;

          (3)   depreciation and amortization expense of the Company and its consolidated Restricted Subsidiaries and Regulated Subsidiaries;

          (4)   any reasonable expenses, fees or charges related to any Equity Offering, Permitted Investment, acquisition, recapitalization or Indebtedness permitted to be Incurred under this Indenture or to the Transactions;

          (5)   any net gain or loss from Hedging Obligations;

          (6)   the amount of management, monitoring, consulting and advisory fees and related expenses paid to the Equity Sponsor (or any accruals relating to such fees and related expenses) during such period in accordance with the Management Agreement; and

          (7)   all other non-cash charges of the Company and its consolidated Restricted Subsidiaries and Regulated Subsidiaries (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period) and less all non-cash items of income of the Company and its consolidated Restricted Subsidiaries and Regulated Subsidiaries (other than accruals of revenue by the Company and its consolidated Restricted Subsidiaries and Regulated Subsidiaries in the ordinary course of business);

in each case for such period. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and non-cash charges of, a Restricted Subsidiary or Regulated Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion, including by reason of minority interests) that the net income or loss of such Restricted Subsidiary or Regulated Subsidiary was included in calculating Consolidated Net Income.

        "Equity Purchase and Merger Agreement" means the Equity Purchase and Merger Agreement, dated as of June 8, 2004, by and among Refco Group Ltd., LLC, a Delaware limited liability company, Refco Group Holdings, Inc., a Delaware corporation, THL Refco Acquisition Partners, a Delaware general partnership, and Refco Merger LLC, a Delaware limited liability company, as amended on July 9, 2004 and as the same may be amended or modified prior to the Issue Date.

        "Equity Offering" means an offering (including a private placement) of the Capital Stock (other than Disqualified Stock) of the Company or Parent, other than (i) public offerings with respect to Capital Stock registered on Form S-8 under the Securities Act and (ii) issuances to any Subsidiary of any of the Issuers.

        "Equity Sponsor" means Thomas H. Lee Partners, L.P., a Delaware limited partnership.

        "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended.

        "Fair Market Value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. If the Fair Market Value of the property or assets in question is in excess of $25.0 million, such determination must be confirmed in good faith by the Governing Board of the Company, whose determination will be conclusive and evidenced by a resolution of such Governing Board. For purposes of determining the Fair Market Value of Capital Stock, the value of the Capital Stock of a Person shall be based upon such Person's property and assets, exclusive of goodwill or any similar intangible asset.

        "Foreign Subsidiary" means any Restricted Subsidiary or Regulated Subsidiary that is not organized under the laws of the United States of America or any state thereof or the District of Columbia.

        "FXCM" means Forex Capital Markets, LLC.

        "Futures Commission Regulated Subsidiary" means any Subsidiary that is registered as a futures commission merchant under the Commodity Exchange Act.

        "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in:

          (1)   the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants;

          (2)   statements and pronouncements of the Financial Accounting Standards Board;

          (3)   such other statements by such other entity as approved by a significant segment of the accounting profession; and

          (4)   the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC. Except as otherwise specifically provided for herein, all ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP.

        "Governing Board" of the Company or any other Person means, (i) the managing board or managers forming any controlling committee of managers of the Company or such Person, for so long as the Company or such Person is a limited liability company, (ii) the board of directors of the

Company or such Person, if the Company or such Person is a corporation, (iii) any similar governing body or (iv) in the case of any of the forgoing, any authorized committee of the foregoing.

        "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

        "GP Obligations" means obligations of the Company, any Restricted Subsidiary or any Regulated Subsidiary with respect to Indebtedness of limited partnerships or similar passive collective investment entities that trade derivatives and in which the Company, such Restricted Subsidiary or such Regulated Subsidiary serves as general partner (or has a similar status) in the ordinary course of the Company's, such Restricted Subsidiary's or such Regulated Subsidiary's brokerage or asset management business and which have arisen solely as a result of the Company's, such Restricted Subsidiary's or such Regulated Subsidiary's role as general partner (or similar status) of such entities.

        "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

          (1)   to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

          (2)   entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

        "Guaranty Agreement" means a supplemental indenture, in form reasonably satisfactory to the Trustee, pursuant to which a Subsidiary Guarantor guarantees the Issuers' obligations with respect to the Securities on the terms provided for in this Indenture.

        "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement or Commodity Price Protection Agreement.

        "Holder" or "Securityholder" means the Person in whose name a Security is registered on the Registrar's books.

        "IDS Offering" means a bona fide offering in the United States or Canada of units consisting of common stock and notes of the Company; provided that the net cash proceeds of such offering that are used to redeem notes pursuant to the third paragraph of Section 5 of the Securities shall only consist of the net cash proceeds attributable to the proceeds of the common stock of such offering.

        "Income Tax Liabilities" means an amount determined by multiplying (a)(i) all taxable income and gains of the Company and its Subsidiaries for such taxable year (the "Taxable Amount") minus (ii) an amount (not to exceed the Taxable Amount for such taxable year) equal to all losses of the Company and its Subsidiaries in any of the three prior taxable years that have not been previously subtracted pursuant to this clause (ii) from the Taxable Amount for any prior year by (b) forty-two percent (42%) or, if there is a change in applicable federal, state or local tax rates, such other rate as the Issuers determine in good faith to be a reasonable approximation of the effective combined federal, state and local income taxation rates generally payable by Parent or direct or indirect owners of the Company with respect to the income and gains of the Company and its Subsidiaries.

        "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or Regulated Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Restricted Subsidiary or Regulated Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning. Solely for purposes of determining compliance with Section 4.03:

          (1)   amortization of debt discount or the accretion of principal with respect to a non-interest bearing or other discount security;

          (2)   the payment of regularly scheduled interest in the form of additional Indebtedness of the same instrument or the payment of regularly scheduled dividends on Capital Stock in the form of additional Capital Stock of the same class and with the same terms;

          (3)   increases in liabilities as a result of fluctuations in exchange rates; and

          (4)   the premium, if any, payable on the Security which is due or overdue or is to become due at the relevant time.

will not be deemed to be the Incurrence of Indebtedness.

        "Indebtedness" means, with respect to any Person on any date of determination (without duplication):

          (1)   the principal in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

          (2)   all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person;

          (3)   all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding any accounts payable or other liability to trade creditors arising in the ordinary course of business);

          (4)   all obligations of such Person for the reimbursement of any obligor on any letter of credit, bankers' acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1) through (3) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit);

if, and to the extent that, any of the foregoing Indebtedness (other than letters of credit, bankers' acceptances or similar credit transactions) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

          (5)   the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock of such Person or, with respect to any Preferred Stock of any Subsidiary of such Person, the principal amount of such Preferred Stock to be determined in accordance with this Indenture (but excluding, in each case, any accrued dividends);

          (6)   all obligations of the type referred to in clauses (1) through (5) of other Persons (it being understood that with respect to obligations referred to in clauses (1) through (4) above, the reference to the balance sheet of such Person in the phrase immediately following clause (4) above shall be deemed to be a reference to the balance sheets of such other Persons) and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor or guarantor, including by means of any Guarantee;

          (7)   all obligations of the type referred to in clauses (1) through (6) of other Persons (it being understood that with respect to obligations referred to in clauses (1) through (4) above, the reference to the balance sheet of such Person in the phrase immediately following clause (4) above shall be deemed to be a reference to the balance sheets of such other Persons) secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the Fair Market Value of such property or assets and the amount of the obligation so secured; and

          (8)   to the extent not otherwise included in this definition, Hedging Obligations of such Person.

Notwithstanding the foregoing, "Indebtedness" shall not include (w) Customer Financing Indebtedness, (x) GP Obligations, (y) Hedging Obligations that have been incurred by such Person on behalf of customers or in order to finance the carrying of securities or investment positions and (z) indemnification, adjustment of purchase price, earn-out or similar obligations incurred or assumed by any of the Company, a Restricted Subsidiary or a Regulated Subsidiary in connection with the acquisition or disposition of any of their respective businesses or assets whether or not such acquisition occurred before or after the Issue Date.

        The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all obligations as described above; provided, however, that in the case of Indebtedness sold at a discount, the amount of such Indebtedness at any time will be the accreted value thereof at such time.

        "Indenture" means this Indenture as amended or supplemented from time to time.

        "Independent Qualified Party" means an investment banking firm, accounting firm or appraisal firm of national standing; provided, however, that such firm is not an Affiliate of the Company.

        "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement with respect to exposure to interest rates.

        "Investment" in any Person means any direct or indirect advance, loan or other extension of credit (including by way of Guarantee or similar arrangements but excluding any advances to customers in the ordinary course of business) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person; provided that assets held to secure Customer Financing Indebtedness in the ordinary course of business shall not constitute an Investment. If the Company or any Restricted Subsidiary or Regulated Subsidiary issues, sells or otherwise disposes of any Capital Stock of a Person that is a Restricted Subsidiary or Regulated Subsidiary such that, after giving effect thereto, such Person is no longer a Restricted Subsidiary or Regulated Subsidiary, any Investment by the Company or any Restricted Subsidiary or Regulated Subsidiary in such Person remaining after giving effect thereto will be deemed to be a new Investment at such time. The acquisition by the Company or any Restricted Subsidiary or Regulated Subsidiary of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Restricted Subsidiary or Regulated Subsidiary in such third Person at such time. Except as otherwise provided for herein, the amount of an Investment shall be its Fair Market Value at the time the Investment is made and without giving effect to subsequent changes in value.

        For purposes of the definition of "Unrestricted Subsidiary", the definition of "Restricted Payment" and Section 4.04:

          (1)   "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary equal to an amount (if positive) equal to (A) the Company's "Investment" in such Subsidiary at the time of such redesignation less (B) the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and

          (2)   any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer.

        "Issue Date" means August 5, 2004.

        "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York.

        "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

        "Management Agreement" means the Management Agreement dated the Issue Date by and between Refco Group Ltd., LLC and THL Managers V, LLC, as in effect on such date.

        "Merger" means the merger on the Issue Date of Refco Finance Holdings LLC with and into Refco Group Ltd., LLC, with Refco Group Ltd., LLC continuing as the surviving entity, pursuant to the Equity Purchase and Merger Agreement.

        "Moody's" means Moody's Investors Service, Inc. and any successor to its rating agency business.

        "Net Available Cash" from an Asset Disposition means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other non-cash form), in each case net of:

          (1)   all direct costs relating to such Asset Disposition, including, without limitation, legal, accounting and investment banking fees, sales commissions and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements;

          (2)   all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition;

          (3)   all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries and Regulated Subsidiaries as a result of such Asset Disposition;

          (4)   the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by the Company or any Restricted Subsidiary or Regulated

  Subsidiary after such Asset Disposition, including liabilities with respect to severance costs, pension and other post-employment benefit liabilities, liabilities related to environmental matters or indemnification obligations associated with such Asset Disposition; and

          (5)   any portion of the purchase price from an Asset Disposition placed in escrow, whether as a reserve for adjustment of the purchase price, for satisfaction of indemnities in respect of such Asset Disposition or otherwise in connection with that Asset Disposition; provided, however, that upon the termination of that escrow, Net Available Cash will be increased by any portion of funds in the escrow that are released to the Company or any Restricted Subsidiary or Regulated Subsidiary.

        "Net Cash Proceeds", with respect to any issuance or sale of Capital Stock or Indebtedness, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

        "Net Indebtedness to EBITDA Ratio" means, with respect to the Company, the ratio of: (a) the Indebtedness of the Company and its Restricted Subsidiaries and Regulated Subsidiaries, as of the end of the most recently ended fiscal quarter for which internal financial statements are available immediately preceding the date on which the event for which such calculation is being made shall occur, plus the amount of any Indebtedness Incurred subsequent to the end of such fiscal quarter, lessthe amount of cash and Temporary Cash Investments (other than cash held as segregated funds with respect to customer accounts) that would be stated on the balance sheet of the Company and held by the Company as of such date of determination, as determined in accordance with GAAP, to (b) the Company's EBITDA for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which the event for which such calculation is being made shall occur (the "Measurement Period"); provided, however, that: (i) in making such computation, Indebtedness shall include the greater of (x) the average daily balance outstanding under any revolving credit facility during the most recently ended fiscal quarter and (y) the actual amount of Indebtedness outstanding under any revolving credit facility as of the date for which such calculation is being made; and (ii) if the Company or any of its Restricted Subsidiaries or Regulated Subsidiaries consummates a material acquisition or an Asset Disposition or other disposition of assets subsequent to the commencement of the Measurement Period but prior to the event for which the calculation of the Net Indebtedness to EBITDA Ratio is made, then the Net Indebtedness to EBITDA Ratio shall be calculated giving pro forma effect to such material acquisition or Asset Disposition or other disposition of assets, as if the same had occurred at the beginning of the applicable period. Any pro forma calculations necessary pursuant to this "Net Indebtedness to EBITDA Ratio" shall be made in accordance with the provisions relating to pro forma and other adjustments set forth in the definition of "Consolidated Coverage Ratio".

        "Net Senior Indebtedness to EBITDA Ratio" means, with respect to the Company, the ratio of: (a) the Senior Indebtedness of the Company and its Restricted Subsidiaries and Regulated Subsidiaries, as of the end of the most recently ended fiscal quarter for which internal financial statements are available immediately preceding the date on which the event for which such calculation is being made shall occur, plus the amount of any Senior Indebtedness Incurred subsequent to the end of such fiscal quarter, less the amount of cash and Temporary Cash Investments (other than cash held as segregated funds with respect to customer accounts) that would be stated on the balance sheet of the Company and held by the Company as of such date of determination, as determined in accordance with GAAP, to (b) the Company's EBITDA for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which the event for which such calculation is being made shall occur (the "Measurement Period"); provided, however, that: (i) in making such computation, Senior Indebtedness shall include the greater of (x) the average daily balance outstanding under any revolving credit facility during the most recently ended fiscal quarter and (y) the actual amount of Senior Indebtedness outstanding under any revolving credit facility as of the date for which such calculation is being made; and (ii) if the Company or any of its Restricted Subsidiaries or Regulated Subsidiaries consummates a material acquisition or an Asset Disposition or other disposition of assets subsequent to the commencement of the Measurement Period but prior to the event for which the calculation of the Net Senior Indebtedness to EBITDA Ratio is made, then the Net Senior Indebtedness to EBITDA Ratio shall be calculated giving pro forma effect to such material acquisition or Asset Disposition or other disposition of assets, as if the same had occurred at the beginning of the applicable period. Any pro forma calculations necessary pursuant to this "Net Senior Indebtedness to EBITDA Ratio" shall be made in accordance with the provisions relating to pro forma and other adjustments set forth in the definition of "Consolidated Coverage Ratio".

        "Obligations" means, with respect to any Indebtedness, all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements and other amounts payable pursuant to the documentation governing such Indebtedness.

        "Offering Circular" means the offering circular dated July 22, 2004, relating to the Initial Securities.

        "Officer" means the Chairman of the Governing Board, the President, any Vice President, the Treasurer or the Secretary of the Company or Refco Finance Inc., as applicable.

        "Officers' Certificate" means a certificate signed by two Officers.

        "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

        "Parent" means New Refco Group Ltd., LLC, a Delaware limited liability company, or any other direct or indirect parent company of the Company.

        "Permitted Asset Swap" means the disposition by the Company or its Restricted Subsidiaries or Regulated Subsidiaries of assets to another Person or Persons in exchange for which the Company and the Restricted Subsidiaries and Regulated Subsidiaries receive assets having, in the reasonable judgment of the disinterested members of the Governing Board of the Company, a Fair Market Value substantially equivalent to or greater than the Fair Market Value of the assets so disposed; provided, however, that no such disposition or series of related dispositions shall constitute Permitted Asset Swaps to the extent that the aggregate Fair Market Value of the assets so disposed which combined with the Fair Market Value of the assets disposed of in one or more Permitted Asset Swaps exceeds $100.0 million; provided further, however, that if the book value of the assets to be disposed in a Permitted Asset Swap (or in a series of related Permitted Asset Swaps) exceeds $50.0 million, such disposition shall not constitute a Permitted Asset Swap unless an Independent Qualified Party shall have determined in writing that the Fair Market Value of the assets to be received by the Company, its Restricted Subsidiaries and its Regulated Subsidiaries is substantially equivalent to or greater than the Fair Market Value of the assets to be disposed.

        "Permitted Holders" means:

          (1)   the Equity Sponsor or any of its Affiliates;

          (2)   Phillip R. Bennett or any of his Subsidiaries; and

          (3)   any Person acting in the capacity of underwriter in connection with a Designated Offering.

        "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary or Regulated Subsidiary in:

          (1)   the Company, a Restricted Subsidiary or a Regulated Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary or a Regulated Subsidiary, as the case may be; provided, however, that the primary business of such Restricted Subsidiary or Regulated Subsidiary is a Related Business;

          (2)   another Person if, as a result of such Investment, such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company, a Restricted Subsidiary or a Regulated Subsidiary; provided, however, that such Person's primary business is a Related Business;

          (3)   cash and Temporary Cash Investments;

          (4)   receivables owing to the Company or any Restricted Subsidiary or Regulated Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary or Regulated Subsidiary deems reasonable under the circumstances;

          (5)   payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

          (6)   loans or advances to employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary or Regulated Subsidiary;

          (7)   stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or Regulated Subsidiary or in satisfaction of judgments;

          (8)   any Person to the extent such Investment represents the non-cash portion of the consideration received for (A) an Asset Disposition as permitted pursuant to Section 4.06 or (B) a disposition of assets not constituting an Asset Disposition;

          (9)   any Person where such Investment was acquired by the Company or any of its Restricted Subsidiaries or Regulated Subsidiaries (A) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary or Regulated Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (B) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries or Regulated Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

          (10) any Person to the extent such Investments consist of prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits made in the ordinary course of business by the Company or any Restricted Subsidiary or Regulated Subsidiary;

          (11) any Person to the extent such Investments consist of Hedging Obligations or Guarantees otherwise permitted under Section 4.03;

          (12) any Person to the extent such Investments exist on the Issue Date, and any extension, modification or renewal of any such Investments existing on the Issue Date, but only to the extent not involving additional advances, contributions or other Investments of cash or other assets or other increases thereof (other than as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms of such Investment as in effect on the Issue Date);

          (13) any Person if the payment for such Investment consists entirely of Capital Stock (other than Disqualified Stock) of the Company or Parent; and

          (14) Persons to the extent such Investments, when taken together with all other Investments made pursuant to this clause (14) and outstanding on the date such Investment is made, do not exceed the greater of (A) $125.0 million and (B) an amount in U.S. dollars equal to the product of (x) $125.0 million and (y) 1 plus a percentage equal to the percentage of the net increase in "members' equity" (or, following any reorganization of the Company as a corporation, "stockholders' equity") on the consolidated balance sheet of the Company from the Issue Date to the end of the most recent fiscal quarter immediately prior to the date on which the applicable Investment is made pursuant to this clause (14).

        "Permitted Junior Securities" means (1) Capital Stock of the Issuers, any Subsidiary Guarantor or Parent or (2) unsecured debt securities that are subordinated to all Senior Indebtedness (and any debt securities issued in exchange for Senior Indebtedness) to substantially the same extent as, or to a greater extent than, the Securities and the Subsidiary Guaranties are subordinated to Senior Indebtedness under this Indenture.

        "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

        "Preferred Stock", as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

        "principal" of a Security means the principal of the Security plus the premium, if any, payable on the Security which is due or overdue or is to become due at the relevant time.

        "Pro Forma Cost Savings" means, with respect to any period, the reduction in net costs and related adjustments that (i) were directly attributable to an Asset Acquisition, Investment or Asset Disposition that occurred during the four-quarter period or after the end of the four-quarter period and on or prior to the date of determination and calculated on a basis that is consistent with Regulation S-X under the Securities Act as in effect and applied as of the date of this Indenture, (ii) were actually implemented by the business that was the subject of any such Asset Acquisition, Investment or Asset Disposition within six months after the date of the applicable Asset Acquisition, Investment or Asset Disposition and prior to the date of determination and are supportable and quantifiable by the underlying accounting records of such business or (iii) relate to the business that is the subject of any such Asset Acquisition, Investment or Asset Disposition and that the Company reasonably determines are probable based upon specifically identifiable actions to be taken within six months of the date of the applicable Asset Acquisition, Investment or Asset Disposition and, in the case of each of (i), (ii) and (iii), are described, as provided below, in an Officers' Certificate, as if all such reductions in costs had been effected as of the beginning of such period. Pro Forma Cost Savings described above shall be accompanied by a certificate delivered to the Trustee from the Company's chief financial officer that outlines the specific actions taken or to be taken, the net cost savings achieved or to be achieved from each such action and that, in the case of clause (iii) above, such savings have been determined to be probable.

        "Purchase Money Indebtedness" means Indebtedness (including Capital Lease Obligations) (1) consisting of the deferred purchase price of property, conditional sale obligations, obligations under any title retention agreement, other purchase money obligations and obligations in respect of industrial revenue bonds or similar Indebtedness, in each case where the maturity of such Indebtedness does not exceed the anticipated useful life of the asset being financed or (2) Incurred to finance the acquisition (whether directly or through acquisition of Capital Stock) by the Company or a Restricted Subsidiary or Regulated Subsidiary of any asset, including additions and improvements, used or useful in a Related Business in the ordinary course of business; provided, however, that such Indebtedness is Incurred within 270 days after such acquisition of such assets.

        "Quotation Agent" means the Reference Treasury Dealer selected by the Trustee after consultation with the Company.

        "Reference Treasury Dealer" means Credit Suisse First Boston LLC and its successors and assigns and two other nationally recognized investment banking firms selected by the Company that are primary U.S. government securities dealers.

        "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day immediately preceding such redemption date.

        "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, purchase, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

        "Refinancing Indebtedness" means Indebtedness that Refinances any Indebtedness of the Company or any Restricted Subsidiary or Regulated Subsidiary existing on the Issue Date or subsequently Incurred in compliance with this Indenture, including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that:

          (1)   such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced;

          (2)   such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced;

          (3)   such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced; and

          (4)   if the Indebtedness being Refinanced is subordinated in right of payment to the Securities, such Refinancing Indebtedness is subordinated in right of payment to the Securities at least to the same extent as the Indebtedness being Refinanced;

provided further, however, that Refinancing Indebtedness shall not include (A) Indebtedness of a Restricted Subsidiary or Regulated Subsidiary that Refinances Indebtedness of the Company or (B) Indebtedness of the Company, a Restricted Subsidiary or a Regulated Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

        "Regulated Subsidiary" means any Subsidiary of the Company so long as such Subsidiary is (a) a Broker-Dealer Regulated Subsidiary, (b) a Futures Commission Regulated Subsidiary, (c) a Foreign Subsidiary subject to regulation as a futures commission merchant or broker (or the equivalent thereof) under applicable laws, (d) otherwise subject to regulation by any Governmental Authority and for which the incurrence of Indebtedness (including Guarantees) or the granting of Liens with respect to its assets would be prohibited or restricted or would result in a negative impact on any minimum capital or similar requirement applicable to it or (e) subject to regulation by any Regulatory Supervising Organization.

        "Regulatory Net Capital" means, for each Regulated Subsidiary, the Regulatory Total Capital adjusted by amounts and calculations that are specified in the laws of the applicable Regulatory Supervising Organizations.

        "Regulatory Supervising Organization" means any of (a) the Commodity Futures Trading Commission, (b) the National Futures Association, (c) the SEC, (d) the National Association of Securities Dealers or (e) any governmental or regulatory organization, exchange, clearing house or financial regulatory authority of which a Regulated Subsidiary is a member or to whose rules it is subject.

        "Regulatory Total Capital" means, for each Regulated Subsidiary, the amount of capital (including subordinated debt which is characterized as equity for regulatory reporting purposes) as calculated pursuant to the rules of, and reported from time to time to, the applicable Regulatory Supervising Organizations.

        "Related Business" means any business in which the Company or any of the Restricted Subsidiaries or Regulated Subsidiaries was engaged on the Issue Date and any business related, ancillary or complementary to such business; provided, however, that order execution for trading in, and clearing of, new risk management and investment products shall be deemed to be a Related Business.

        "Representative" means, with respect to any Person, any trustee, agent or representative (if any) for an issue of Senior Indebtedness of such Person.

        "Restricted Payment" with respect to any Person means:

          (1)   the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Capital Stock (other than (A) dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock), (B) dividends or distributions payable solely to the Company, a Restricted Subsidiary or a Regulated Subsidiary, (C) pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation) and (D) dividends or distributions on Class B Equity Interests in accordance with their terms, other than to any Affiliates of the Company, except to the extent any such Affiliate is an employee);

          (2)   the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of any Capital Stock of the Company or Parent held by any Person (other than by a Restricted Subsidiary or Regulated Subsidiary), including in connection with any merger or consolidation;

          (3)   the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations of the Company or any Subsidiary Guarantor (other than (A) from the Company, a Restricted Subsidiary or a Regulated Subsidiary or (B) the purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase, redemption, defeasance or other acquisition or retirement); or

          (4)   the making of any Investment (other than a Permitted Investment) in any Person.

        "Restricted Subsidiary" means any Subsidiary of the Company (including, without limitation, Refco Finance Inc.) that is neither an Unrestricted Subsidiary nor a Regulated Subsidiary.

        "Sale/Leaseback Transaction" means an arrangement relating to property owned by the Company, a Restricted Subsidiary or a Regulated Subsidiary on the Issue Date or thereafter acquired by the Company, a Restricted Subsidiary or a Regulated Subsidiary whereby the Company, such Restricted Subsidiary or such Regulated Subsidiary transfers such property to a Person and the Company, such Restricted Subsidiary or such Regulated Subsidiary leases it from such Person.

        "SEC" means the U.S. Securities and Exchange Commission.

        "Secured Indebtedness" of any Person means any Indebtedness of such Person secured by a Lien.

        "Securities Act" means the U.S. Securities Act of 1933, as amended.

        "Securityholders Agreement" means the Securityholders Agreement dated the Issue Date by and among Refco Group Ltd., LLC, Refco Group Holdings, Inc., THL Refco Acquisition Partners, the Executive Investors (as defined therein), the Employees (as defined therein) and the other parties from time to time party thereto.

        "Senior Indebtedness" means with respect to any Person:

          (1)   Indebtedness of such Person, whether outstanding on the Issue Date or thereafter Incurred; and

          (2)   all other Obligations of such Person (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person whether or not post-filing interest is allowed or allowable in such proceeding) in respect of Indebtedness described in clause (1) above unless, in the case of clauses (1) and (2), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such Indebtedness or other Obligations are subordinate or pari passu in right of payment to the Securities or the Subsidiary Guaranty of such Person, as the case may be; provided, however, that Senior Indebtedness shall not include:

          (1)   any liability for federal, state, local or other taxes owed or owing by such Person;

          (2)   any accounts payable or other liability to trade creditors arising in the ordinary course of business;

          (3)   any Indebtedness or other Obligation of such Person which is subordinate or junior in right of payment to any other Indebtedness or other Obligation of such Person; or

          (4)   that portion of any Indebtedness which at the time of Incurrence is Incurred in violation of this Indenture.

Without limiting the generality of the foregoing, "Senior Indebtedness" shall also include the principal of, premium, if any, and interest on (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization whether or not post-filing interest is allowed or allowable in such proceeding):

          (1)   Bank Indebtedness; and

          (2)   all Hedging Obligations (and guarantees thereof) owed by the Company or any Subsidiary Guarantor to any institution that is a lender under the Credit Agreement (or an affiliate of such lender) at the time such Hedging Obligations are incurred, in each case whether outstanding on the Issue Date or thereafter incurred.

        "Senior Subordinated Indebtedness" means, with respect to any Person, the Securities (in the case of the Issuers), the Subsidiary Guaranty (in the case of a Subsidiary Guarantor) and any other Indebtedness of such Person that specifically provides that such Indebtedness is to rank pari passu with the Securities or such Subsidiary Guaranty, as the case may be, in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of such Person which is not Senior Indebtedness of such Person.

        "Significant Subsidiary" means any Restricted Subsidiary or Regulated Subsidiary that would be a "significant subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

        "Standard & Poor's" means Standard & Poor's, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

        "Stated Maturity" means, except as otherwise provided, with respect to any Indebtedness, the date specified in such Indebtedness as the fixed date on which the final payment of principal of such Indebtedness is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase or repayment of such Indebtedness at the option of the holder thereof or the lender thereunder upon the happening of any contingency unless such contingency has occurred).

        "Subordinated Obligation" means, with respect to any Person, any Indebtedness of such Person (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Securities or a Subsidiary Guaranty of such Person, as the case may be, pursuant to a written agreement to that effect.

        "Subsidiary" means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of Voting Stock is at the time owned or controlled, directly or indirectly, by:

          (1)   such Person;

          (2)   such Person and one or more Subsidiaries of such Person; or

          (3)   one or more Subsidiaries of such Person.

provided, however, that a limited partnership or similar passive collective investment entity that trades derivatives and in which the Company, any Restricted Subsidiary or any Regulated Subsidiary serves as general partner (or has a similar status) in the ordinary course of the Company's, such Restricted Subsidiary's or such Regulated Subsidiary's brokerage or asset management business shall not be deemed a Subsidiary.

        "Subsidiary Guarantor" means each Subsidiary of the Company that executes this Indenture as a Subsidiary Guarantor on the Issue Date and each other Subsidiary of the Company that thereafter Guarantees the Securities pursuant to the terms of this Indenture.

        "Subsidiary Guaranty" means a Guarantee by a Subsidiary Guarantor of the Issuers' obligations with respect to the Securities.

        "Swap Contracts" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward contracts, futures contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, repurchase agreements, reverse repurchase agreements, sell buy back and buy sell back agreements, and securities lending and borrowing agreements or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a "Master Agreement"), including any such obligations or liabilities under any Master Agreement.

        "Tax Distribution" means any distribution by the Company to its direct or indirect owners which (i) with respect to quarterly estimated tax payments due in each calendar year shall be equal to twenty-five percent (25%) of the Income Tax Liabilities for such calendar year as estimated in writing by the chief financial officer of the Company, (ii) with respect to tax payments to be made with income tax returns filed for an entire taxable year or with respect to adjustments to such returns imposed by the Internal Revenue Service or other taxing authority, shall be equal to the Income Tax Liabilities for each taxable year minus the aggregate amount distributed for such taxable year as provided in clause (i) above and (iii) with respect to taxes not determined by reference to income, represents the amount of any such taxes imposed on a direct or indirect owner of the Company as a result of such owner's ownership of the equity of the Company. In the event the amount determined under clause (ii) is a negative amount, the amount of any Tax Distributions in the succeeding taxable year (or, if necessary, any subsequent taxable years) shall be reduced by such negative amount.

        "Temporary Cash Investments" means any of the following:

          (1)   readily marketable obligations issued or directly and fully guaranteed or insured by the United States or any state, commonwealth or territory of the United States or any agency or instrumentality thereof having maturities of not more than two years from the date of acquisition thereof; provided that the full faith and credit of the United States is pledged in support thereof;

          (2)   time deposits with, or insured certificates of deposit or bankers' acceptances of, any commercial bank that (i) is organized under the laws of the United States, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated at least P-1 (or the then equivalent grade) by Moody's or at least "A-1" (or the then equivalent grade) by Standard & Poor's and (iii) has combined capital and surplus of at least $200.0 million (any such bank being an "Approved Domestic Bank"), in each case with maturities of not more than 360 days from the date of acquisition thereof;

          (3)   commercial paper and variable or fixed rate notes issued by an Approved Domestic Bank (or by the parent company thereof) or any variable rate note issued by, or Guaranteed by a domestic corporation rated A-1 (or the equivalent thereof) or better by Standard & Poor's or P-1 (or the equivalent thereof) or better by Moody's, in each case with maturities of not more than 360 days from the date of acquisition thereof;

          (4)   repurchase agreements entered into by any Person with a bank or trust company or recognized securities dealer having capital and surplus in excess of $200.0 million for direct obligations issued by or fully guaranteed by the United States in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations;

          (5)   investments, classified in accordance with GAAP as current assets of the Company or any of its Restricted Subsidiaries or Regulated Subsidiaries, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by financial institutions having capital of at least $200.0 million, and the portfolios of which are limited such that 95% of such investments are of the character, quality and maturity described in clauses (1), (2), (3), (4) and (6) of this definition;

          (6)   solely with respect to any Foreign Subsidiary, non-dollar denominated (i) certificates of deposit of, bankers' acceptances of, or time deposits with, any commercial bank which is organized and existing under the laws of the country in which such Foreign Subsidiary maintains its chief executive office and principal place of business provided such country is a member of the Organization for Economic Cooperation and Development, and whose short-term commercial paper rating from Standard & Poor's is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "Approved Foreign Bank") and maturing within twelve months of the date of acquisition and (ii) equivalents of demand deposit accounts which are maintained with an Approved Foreign Bank; and

          (7)   Investments of the type set forth in Commodity Futures Trading Commission Regulation 1.25 and SEC Regulation 15c3-3(e).

        "Transactions" has the meaning set forth in the Offering Circular under the heading "Offering Circular Summary—Transactions."

        "Trustee" means Wells Fargo Bank, National Association until a successor replaces it and, thereafter, means the successor.

        "TIA" or "Trust Indenture Act" means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the Issue Date.

        "Trust Officer" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

        "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

        "Unrestricted Subsidiary" means:

          (1)   any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Governing Board of the Company in the manner provided below; and

          (2)   any Subsidiary of an Unrestricted Subsidiary.

        The Governing Board of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary, but excluding Refco Finance Inc.) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 4.04.

        The Governing Board of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary or Regulated Subsidiary, as applicable; provided, however, that immediately after giving effect to such designation (A) the Company could Incur $1.00 of additional Indebtedness under Section 4.03(a) and (B) no Default shall have occurred and be continuing. Any such designation by the Governing Board of the Company shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Governing Board of the Company giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

        "U.S. Dollar Equivalent" means with respect to any monetary amount in a currency other than U.S. dollars, at any time for determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as published in The Wall Street Journal in the "Exchange Rates" column under the heading "Currency Trading" on the date two Business Days prior to such determination.

        Except as described in Section 4.03, whenever it is necessary to determine whether the Company has complied with any covenant in this Indenture or a Default has occurred and an amount is expressed in a currency other than U.S. dollars, such amount will be treated as the U.S. Dollar Equivalent determined as of the date such amount is initially determined in such currency.

        "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

        "Voting Stock" of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

        "Wholly Owned Subsidiary" means a Restricted Subsidiary or Regulated Subsidiary all the Capital Stock of which (other than directors' qualifying shares or Class B Equity Interests) is owned by the Company or one or more other Wholly Owned Subsidiaries.

        SECTION 1.02.    Other Definitions.

Term	Defined in Section
"Affiliate Transaction"	4.07	(a)
"Appendix"	2.01
"Blockage Notice"	10.03; 12.03
"Change of Control Offer"	4.10	(b)
"covenant defeasance option"	8.01	(b)
"Event of Default"	6.01
"Guaranteed Obligations"	11.01
"legal defeasance option"	8.01	(b)
"Offer Amount"	4.06	(c)(2)
"Offer Period"	4.06	(c)(2)
"pay its Subsidiary Guaranty"	12.03
"pay the Securities"	10.03
"Paying Agent"	2.03
"Payment Blockage Period"	10.03; 12.03
"Payment Default"	10.03; 12.03
"Purchase Date"	4.06	(c)(1)
"Registrar"	2.03
"retiring Trustee"	7.08
"Successor Company"	5.01	(a)(1)
"Successor Finance Issuer"	5.01	(b)(1)

        SECTION 1.03.    Incorporation by Reference of Trust Indenture Act.    This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

          "Commission" means the SEC;

          "indenture securities" means the Securities and the Subsidiary Guaranties;

          "indenture security holder" means a Securityholder;

          "indenture to be qualified" means this Indenture;

          "indenture trustee" or "institutional trustee" means the Trustee; and

          "obligor" on the indenture securities means the Issuers, each Subsidiary Guarantor and any other obligor on the indenture securities.

        All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

        SECTION 1.04.    Rules of Construction.    Unless the context otherwise requires:

          (1)   a term has the meaning assigned to it;

          (2)   an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3)   "or" is not exclusive;

          (4)   "including" means including without limitation;

          (5)   words in the singular include the plural and words in the plural include the singular;

          (6)   unsecured Indebtedness shall not be deemed to be subordinate or junior to secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

          (7)   secured Indebtedness shall not be deemed to be subordinate or junior to any other secured Indebtedness merely because it has a junior priority with respect to the same collateral;

          (8)   the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;

          (9)   the principal amount of any Preferred Stock shall be (A) the maximum liquidation value of such Preferred Stock or (B) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater;

          (10) all references to the date the Securities were originally issued shall refer to the Issue Date;

          (11) references to the Issuers mean either the Issuers or the applicable Issuer, as the context requires, and references to an Issuer mean either such Issuer or the Issuers, as the context requires; and

          (12) whenever in this Indenture there is mentioned, in any context, principal, interest or any other amount payable under or with respect to any Securities, such mention shall be deemed to include mention of the payment of additional interest, to the extent that, in such context, additional interest is, was or would be payable in respect thereof pursuant to paragraph 1 of the Securities.

Article 2

The Securities

        SECTION 2.01.    Form and Dating.    Provisions relating to the Initial Securities, the Private Exchange Securities and the Exchange Securities are set forth in the Rule 144A/Regulation S/IAI Appendix attached hereto (the "Appendix") which is hereby incorporated in, and expressly made part of, this Indenture. The Initial Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit 1 to the Appendix which is hereby incorporated in, and expressly made a part of, this Indenture. The Exchange Securities, the Private Exchange Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated in, and expressly made a part of, this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Issuers are subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Issuers). Each Security shall be dated the date of its authentication. The terms of the Securities set forth in the Appendix and Exhibit A are part of the terms of this Indenture.

        SECTION 2.02.    Execution and Authentication.    One Officer of each Issuer shall sign the Securities by manual or facsimile signature.

        If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

        A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

        The Trustee may appoint an authenticating agent reasonably acceptable to the Issuers to authenticate the Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

        SECTION 2.03.    Registrar and Paying Agent.    The Issuers shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Issuers may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

        The Issuers shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuers shall notify the Trustee of the name and address of any such agent. If the Issuers fail to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Issuers or any Wholly Owned Subsidiary incorporated or organized within the United States of America may act as Paying Agent, Registrar, co-registrar or transfer agent.

        The Issuers initially appoint the Trustee as Registrar and Paying Agent in connection with the Securities.

        SECTION 2.04.    Paying Agent To Hold Money in Trust.    On or prior to 11:00 AM New York City time on each due date of the principal and interest on any Security, the Issuers shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. The Issuers shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee of any default by the Issuers in making any such payment. If the Issuers or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section 2.04, the Paying Agent shall have no further liability for the money delivered to the Trustee.

        SECTION 2.05.    Securityholder Lists.    The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Issuers shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

        SECTION 2.06.    Transfer and Exchange.    The Securities shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer. When a Security is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of this Indenture and Section 8-401(1) of the Uniform Commercial Code are met. When Securities are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met.

        SECTION 2.07.    Replacement Securities.    If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Issuers shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Issuers, such Holder shall furnish an indemnity bond sufficient in the judgment of the Issuers and the Trustee to protect the Issuers, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced. The Issuers and the Trustee may charge the Holder for their expenses in replacing a Security.

        Every replacement Security is an additional Obligation of the Issuers.

        SECTION 2.08.    Outstanding Securities.    Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. A Security does not cease to be outstanding because the Issuers or an Affiliate of the Issuers holds the Security.

        If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Issuers receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

        If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

        SECTION 2.09.    Temporary Securities.    Until definitive Securities are ready for delivery, the Issuers may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Issuers consider appropriate for temporary Securities. Without unreasonable delay, the Issuers shall prepare and the Trustee shall authenticate definitive Securities and deliver them in exchange for temporary Securities upon surrender of such temporary Securities at the office or agency of the Issuers, without charge to the Holder.

        SECTION 2.10.    Cancellation.    The Issuers at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and destroy (subject to the record retention requirements of the Exchange Act) all

Securities surrendered for registration of transfer, exchange, payment or cancellation and deliver a certificate of such destruction to the Issuers unless the Issuers direct the Trustee to deliver copies of canceled Securities to the Issuers. The Issuers may not issue new Securities to replace Securities they have redeemed, paid or delivered to the Trustee for cancellation.

        SECTION 2.11.    Defaulted Interest.    If the Issuers default in a payment of interest on the Securities, the Issuers shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Issuers may pay the defaulted interest to the persons who are Securityholders on a subsequent special record date. The Issuers shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail or cause to be mailed to each Securityholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

        SECTION 2.12.    CUSIP Numbers.    The Issuers in issuing the Securities may use "CUSIP" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.

        SECTION 2.13.    Issuance of Additional Securities.    After the Issue Date, the Issuers shall be entitled, subject to compliance with Section 4.03, to issue Additional Securities under this Indenture, which Securities shall have identical terms as the Initial Securities issued on the Issue Date, other than with respect to the date of issuance and issue price. All the Securities issued under this Indenture shall be treated as a single class for all purposes of this Indenture including waivers, amendments, redemptions and offers to purchase.

        With respect to any Additional Securities each Issuer shall set forth in a resolution of its Governing Board and an Officers' Certificate, a copy of each which shall be delivered to the Trustee, the following information:

          (1)   the aggregate principal amount of such Additional Securities to be authenticated and delivered pursuant to this Indenture and the provision of Section 4.03 that the Issuers are relying on to issue such Additional Securities; and

          (2)   the issue price, the issue date and the CUSIP number of such Additional Securities; provided, however, that no Additional Securities may be issued at a price that would cause such Additional Securities to have more than a de minimis amount of "original issue discount" within the meaning of Section 1273 of the Code.

Article 3

Redemption

        SECTION 3.01.    Notices to Trustee.    If the Issuers elect to redeem Securities pursuant to paragraph 5 of the Securities, the Issuers shall notify the Trustee in writing of the redemption date, the principal amount of Securities to be redeemed and the paragraph of the Securities pursuant to which the redemption will occur.

        The Issuers shall give each notice to the Trustee provided for in this Section 3.01 at least 60 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate from each Issuer and an Opinion of Counsel from the Issuers to the effect that such redemption will comply with the conditions herein.

        SECTION 3.02.    Selection of Securities to Be Redeemed.    If fewer than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed on a pro rata basis to the extent practicable. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000. Securities and portions of them the Trustee selects shall be in principal amounts of $1,000 or a whole multiple of $1,000. Securities in denominations of $1,000 or less may not be redeemed in part. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Issuers promptly of the Securities or portions of Securities to be redeemed.

        SECTION 3.03.    Notice of Redemption.    At least 30 days but not more than 60 days before a date for redemption of Securities, the Issuers shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed at such Holder's registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Securities pursuant to Article 8 of this Indenture or a satisfaction and discharge of this Indenture pursuant to Article 8 hereof.

        The notice shall identify the Securities to be redeemed and shall state:

          (1)   the redemption date;

          (2)   the redemption price;

          (3)   the name and address of the Paying Agent;

          (4)   that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

          (5)   if fewer than all the outstanding Securities are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed;

          (6)   that, unless the Issuers default in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date; and

          (7)   that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

        At the Issuers' request (which may be revoked at any time in writing prior to the time at which the Trustee shall have given notice to the Holders), the Trustee shall give the notice of redemption in the Issuers' names and at the Issuers' expense. In such event, the Issuers shall provide the Trustee with the information required by this Section 3.03. Except as permitted by Section 4.10, notices of redemption may not be conditional.

        SECTION 3.04.    Effect of Notice of Redemption.    Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date). Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

        SECTION 3.05.    Deposit of Redemption Price.    Prior to the redemption date, the Issuers shall deposit with the Paying Agent (or, if one of the Issuers or a Subsidiary of one of the Issuers is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date other than Securities or portions of

Securities called for redemption which have been delivered by the Issuers to the Trustee for cancellation.

        SECTION 3.06.    Securities Redeemed in Part.    Upon surrender of a Security that is redeemed in part, the Issuers shall execute and the Trustee shall authenticate for the Holder (at the Issuers' expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

Article 4

Covenants

        SECTION 4.01.    Payment of Securities.    The Issuers shall promptly pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture.

        The Issuers shall pay interest on overdue principal at the rate specified therefor in the Securities, and they shall pay interest on overdue installments of interest at the same rate to the extent lawful.

        SECTION 4.02.    SEC Reports.    Whether or not the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, so long as any Securities are outstanding, the Company shall file with the SEC (unless the SEC will not accept such filing) and provide the Trustee and Securityholders, within the time periods specified in the SEC's rules and regulations:

          (1)   all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by the Company's certified independent accountants; and

          (2)   all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

        If at any time the Company is not subject to the periodic reporting requirements of the Exchange Act for any reason, the Company shall nevertheless continue filing the information and reports specified in the preceding sentence with the SEC within the time periods required unless the SEC will not accept such filings. The Company agrees that it shall not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept such filings for any reason, the Company shall post the information and reports specified in the preceding paragraph on its website within the time periods that would apply if the Company were required to file that information and those reports with the SEC.

        In addition, if at any time Parent Guarantees the Securities (there being no obligation of Parent to do so), holds no material assets other than cash, Temporary Cash Investments and the Capital Stock of the Company (and performs the related incidental activities associated with such ownership) and complies with the requirements of Rule 3-10 of Regulation S-X promulgated by the SEC (or any successor provision), the reports and information required to be filed and furnished to the Trustee and holders of the Securities pursuant to this Section 4.02 may, at the option of the Company, be filed by and be those of Parent rather than the Company.

        Notwithstanding the foregoing, such requirements shall be deemed satisfied prior to the commencement of the Registered Exchange Offer or the effectiveness of the Shelf Registration Statement by the filing with the SEC of the Exchange Offer Registration Statement and/or Shelf Registration Statement, and any amendments thereto, with such financial information that satisfies Regulation S-X of the Securities Act.

        In addition, the Company shall furnish to the Holders of the Securities and to prospective investors, upon the requests of such Holders, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Securities are not freely transferable under the Securities Act.

        The Company also shall comply with the other provisions of TIA § 314(a).

        SECTION 4.03.    Limitation on Indebtedness.    (a) The Company shall not, and shall not permit any Restricted Subsidiary or Regulated Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that the Company and the Subsidiary Guarantors shall be entitled to Incur Indebtedness if, on the date of such Incurrence and after giving effect thereto on a pro forma basis the Consolidated Coverage Ratio exceeds 2.00 to 1.00.

        (b)   Notwithstanding the foregoing Section 4.03(a), the following Indebtedness may be Incurred:

          (1)   Indebtedness Incurred by the Company and the Subsidiary Guarantors pursuant to the Credit Facilities; provided, however, that, after giving effect to any such Incurrence, the aggregate principal amount of all Indebtedness Incurred under this clause (1) and then outstanding does not exceed $1,075.0 million less the sum of all principal payments with respect to such Indebtedness made pursuant to Section 4.06(a)(3)(A);

          (2)   Indebtedness owed to and held by the Company or any Restricted Subsidiary or Regulated Subsidiary; provided, however, that any subsequent issuance or transfer of any Capital Stock which results in any such Subsidiary ceasing to be a Restricted Subsidiary or a Regulated Subsidiary, as applicable, or any subsequent transfer of such Indebtedness (other than to the Company, a Restricted Subsidiary or a Regulated Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the obligor thereon;

          (3)   (A) the Initial Securities issued on the Issue Date and (B) Exchange Securities in respect of Initial Securities issued on the Issue Date or any Additional Securities;

          (4)   Indebtedness of the Company, a Restricted Subsidiary or a Regulated Subsidiary outstanding on the Issue Date (after giving effect to the Transactions) (other than Indebtedness described in clause (1), (2) or (3) of this Section 4.03(b));

          (5)   Indebtedness of a Restricted Subsidiary or a Regulated Subsidiary Incurred and outstanding on or prior to the date on which such Subsidiary was acquired by the Company (other than Indebtedness Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by the Company); provided, however, that on the date of such acquisition and after giving pro forma effect thereto, either (A) the Company would have been entitled to Incur at least $1.00 of additional Indebtedness pursuant to Section 4.03(a) or (B) the Consolidated Coverage Ratio would be greater than immediately prior to such acquisition;

          (6)   Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to Section 4.03(a) or pursuant to clause (3), (4) or (5) or this clause (6) of Section 4.03(b); provided, however, that Refinancing Indebtedness Incurred pursuant to this clause (6) may only be Incurred by a Regulated Subsidiary to the extent the Indebtedness being Refinanced directly or indirectly Refinances Indebtedness of a Regulated Subsidiary;

          (7)   Hedging Obligations of the Company, a Restricted Subsidiary or a Regulated Subsidiary that are incurred in the ordinary course of business for the purpose of fixing, hedging or swapping interest rate, commodity price or foreign currency exchange rate risk (or to reverse or amend any such agreements previously made for such purposes), and not for speculative purposes, and that do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in interest rates, commodity prices or foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

          (8)   obligations in respect of performance, bid and surety bonds and completion guarantees provided by the Company, any Restricted Subsidiary or any Regulated Subsidiary in the ordinary course of business;

          (9)   Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of its Incurrence;

          (10) Contribution Indebtedness;

          (11) (a) if the Company could Incur $1.00 of additional Indebtedness pursuant to Section 4.03(a) after giving effect to such borrowing, Indebtedness of Foreign Subsidiaries not otherwise permitted hereunder or (b) if the Company could not incur $1.00 of additional Indebtedness pursuant to Section 4.03(a) after giving effect to such borrowing, Indebtedness of Foreign Subsidiaries Incurred for working capital purposes; provided, however, that the aggregate principal amount of Indebtedness incurred under this clause (11) which, when aggregated with the principal amount of all other Indebtedness then outstanding and incurred pursuant to this clause (11), does not exceed the greater of (x) $50.0 million and (y) an amount in U.S. dollars equal to the product of (A) $50.0 million and (B) 1 plus a percentage equal to the percentage of the net increase in "members' equity" (or, following any reorganization of the Company as a corporation, "stockholders' equity") on the consolidated balance sheet of the Company from the Issue Date to the end of the most recent fiscal quarter immediately prior to the date of Incurrence of the applicable Indebtedness pursuant to this clause (11);

          (12) Indebtedness consisting of the Subsidiary Guaranty of a Subsidiary Guarantor and any Guarantee by a Restricted Subsidiary or Regulated Subsidiary of Indebtedness permitted to be Incurred pursuant to this Section 4.03; provided, however, that, in the case of a Guarantee by a Restricted Subsidiary or Regulated Subsidiary that is not a Subsidiary Guarantor, such Restricted Subsidiary or Regulated Subsidiary complies with Section 4.11;

          (13) Purchase Money Indebtedness or Capital Lease Obligations Incurred to finance the acquisition by the Company, a Restricted Subsidiary or a Regulated Subsidiary of assets that are used or useful in a Related Business, and any Refinancing Indebtedness Incurred to Refinance such Indebtedness, in an aggregate principal amount which, when added together with the principal amount of all other Indebtedness Incurred pursuant to this clause (13) and then outstanding, does not exceed the greater of (x) $50.0 million and (y) an amount in U.S. dollars equal to the product of (A) $50.0 million and (B) 1 plus a percentage equal to the percentage of the net increase in "members' equity" (or, following any reorganization of the Company as a corporation, "stockholders' equity") on the consolidated balance sheet of the Company from the Issue Date to the end of the most recent fiscal quarter immediately prior to the date of Incurrence of the applicable Indebtedness pursuant to this clause (13);

          (14) Indebtedness of the Company or a Restricted Subsidiary supported by a letter of credit issued pursuant to the Credit Agreement in a principal amount not in excess of the stated amount of such letter of credit;

          (15) Indebtedness consisting of promissory notes issued by the Company or a Subsidiary Guarantor to current or former officers, directors and employees of the Company or such Subsidiary Guarantor, their respective estates, spouses or former spouses to finance the purchase or redemption of Capital Stock of the Company or Parent to the extent permitted by Section 4.04;

          (16) Indebtedness of the Company and the Subsidiary Guarantors, not otherwise permitted under this Indenture, in an aggregate principal amount which, when taken together with all other Indebtedness of the Company and the Subsidiary Guarantors then outstanding pursuant to this clause (16) does not exceed $150.0 million; and

          (17) Indebtedness of Regulated Subsidiaries, not otherwise permitted under this Indenture, in an aggregate principal amount which, when taken together with all other Indebtedness of the Regulated Subsidiaries then outstanding pursuant to this clause (17) does not exceed the greater of (x) $50.0 million and (y) an amount in U.S. dollars equal to the product of (A) $50.0 million and (B) 1 plus a percentage equal to the percentage of the net increase in "members' equity" (or, following any reorganization of the Company as a corporation, "stockholders' equity") on the consolidated balance sheet of the Company from the Issue Date to the end of the most recent fiscal quarter immediately prior to the date of Incurrence of the applicable Indebtedness pursuant to this clause (17);

        (c)   For purposes of determining compliance with this Section 4.03:

          (1)   any Indebtedness outstanding under the Credit Agreement on the Issue Date shall be deemed to have been Incurred on such date under Section 4.03(b)(1);

          (2)   subject to clause (1) above, in the event that an item of Indebtedness (or any portion thereof) meets the criteria of more than one of the types of Indebtedness described in clauses (1) through (17) of Section 4.03(b), or is entitled to be Incurred pursuant to Section 4.03(a), the Company, in its sole discretion, shall classify such item of Indebtedness (or any portion thereof) at the time of Incurrence and may later reclassify such item (or a portion thereof) and shall only be required to include the amount and type of such Indebtedness in one of the above clauses; and

          (3)   subject to clause (1) above, the Company shall be entitled to divide and classify and reclassify an item of Indebtedness in more than one of the types of Indebtedness described above.

        (d)   Notwithstanding Section 4.03(a) and Section 4.03(b), neither the Issuers nor any Subsidiary Guarantor shall Incur (1) any Indebtedness if such Indebtedness is subordinate or junior in ranking in any respect to any Senior Indebtedness of the Company or such Subsidiary Guarantor, as applicable, unless such Indebtedness is Senior Subordinated Indebtedness or is expressly subordinated in right of payment to the Securities or the Subsidiary Guaranty of such Subsidiary Guarantor, as applicable, or (2) any Secured Indebtedness that is not Senior Indebtedness of such Person unless contemporaneously therewith such Person makes effective provision to secure the Securities or the relevant Subsidiary Guaranty, as applicable, equally and ratably with such Secured Indebtedness for so long as such Secured Indebtedness is secured by a Lien.

        (e)   For purposes of determining compliance with any U.S. dollar denominated restriction on the Incurrence of Indebtedness where the Indebtedness Incurred is denominated in a currency other than U.S. dollars, the amount of such Indebtedness shall be the U.S. Dollar Equivalent determined on the date of the Incurrence of such Indebtedness; provided, however, that if any such Indebtedness denominated in a currency other than U.S. dollars is subject to a Currency Agreement covering all principal, premium, if any, and interest payable on such Indebtedness, the amount of such Indebtedness expressed in U.S. dollars shall be as provided in such Currency Agreement. The principal amount of any Refinancing Indebtedness Incurred in the same currency as the Indebtedness being Refinanced shall be the U.S. Dollar Equivalent of the Indebtedness Refinanced on the date of Refinancing, except to the extent that (1) such U.S. Dollar Equivalent was determined based on a Currency Agreement, in which case the Refinancing Indebtedness shall be determined based on a Currency Agreement in accordance with the preceding sentence and (2) the principal amount of the Refinancing Indebtedness exceeds the principal amount of the Indebtedness being Refinanced, in which case the U.S. Dollar Equivalent of such excess shall be determined on the date such Refinancing Indebtedness is Incurred.

        SECTION 4.04.    Limitation on Restricted Payments.    (a) The Company shall not, and shall not permit any Restricted Subsidiary or Regulated Subsidiary, directly or indirectly, to make a Restricted Payment if at the time the Company or such Restricted Subsidiary or Regulated Subsidiary makes such Restricted Payment:

          (1)   a Default shall have occurred and be continuing (or would result therefrom);

          (2)   the Company is not entitled to Incur an additional $1.00 of Indebtedness pursuant to Section 4.03(a) or

          (3)   the aggregate amount of such Restricted Payment and all other Restricted Payments since the Issue Date would exceed the sum of (without duplication):

            (A)  50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter immediately following the fiscal quarter during which the Issue Date occurs to the end of the most recent fiscal quarter ending at least 45 days prior to the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); plus

            (B)  100% of the aggregate Net Cash Proceeds and the Fair Market Value of property received by the Company from the issuance or sale of its Capital Stock (other than Disqualified Stock or Designated Preferred Stock) subsequent to the Issue Date (other than (i) Net Cash Proceeds or property received from an issuance or sale of such Capital Stock to a Subsidiary of the Company, (ii) Net Cash Proceeds or property received from an issuance or sale of such Capital Stock to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees, and (iii) Net Cash Proceeds received by the Company from the sale of such Capital Stock (or such Capital Stock of any Parent to the extent such Net Cash Proceeds are contributed to the common equity of the Company) to employees, officers, directors or consultants of Parent, the Company, its Restricted Subsidiaries or its Regulated Subsidiaries subsequent to the Issue Date to the extent such amounts have been applied to Restricted Payments made in accordance with Section 4.04(b)(4)) and 100% of the aggregate amount of cash and the Fair Market Value of property contributed to the capital of the Company by its equityholders subsequent to the Issue Date (other than the Cash Contribution Amount and Net Cash Proceeds from the sale of Capital Stock of Parent (to the extent such Net Cash Proceeds are contributed to the common equity of the Company) to employees, officers, directors or consultants of Parent, the Company, its Restricted Subsidiaries or its Regulated Subsidiaries subsequent to the Issue Date to the extent such amounts have been applied to Restricted Payments made in accordance with Section 4.04(b)(4)); plus

            (C)  100% of the aggregate Net Cash Proceeds and the Fair Market Value of property received by the Company subsequent to the Issue Date from the issuance or sale of any Indebtedness of the Company convertible into or exchangeable for Capital Stock (other than Disqualified Stock or Designated Preferred Stock) of the Company that has been so converted or exchanged (less the amount of any cash or the Fair Market Value of property distributed by the Company upon such conversion or exchange), other than issuances or sales to a Subsidiary of the Company or to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees); plus

            (D)  an amount equal to the sum of (i) 100% of the aggregate amount in cash and the Fair Market Value of property received from Investments (other than Permitted Investments) made by the Company, any Restricted Subsidiary or Regulated Subsidiary in any Person resulting from repurchases, repayments or redemptions of such Investments by such Person, proceeds realized on the sale of such Investment and proceeds representing the return of capital (excluding dividends and distributions to the extent included in Consolidated Net Income), in each case received by the Company or any Restricted Subsidiary or Regulated Subsidiary, and (ii) to the extent such Person is an Unrestricted Subsidiary, the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not include amounts with respect to Investments in Unrestricted Subsidiaries to the extent the Investments in such Unrestricted Subsidiaries were made pursuant to Section 4.04(b)(7).

        (b)   The provisions of Section 4.04(a) shall not prohibit:

          (1)   any Restricted Payment made out of the Net Cash Proceeds of the substantially concurrent sale of, or made by exchange for, Capital Stock of the Company (other than Disqualified Stock or Designated Preferred Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees) or a substantially concurrent cash capital contribution received by the Company from its equityholders; provided, however, that (A) such Restricted Payment shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale or such cash capital contribution (to the extent so used for such Restricted Payment) shall be excluded from the calculation of amounts under Section 4.04(a)(3)(B);

          (2)   any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations of the Company or a Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent Incurrence of, Refinancing Indebtedness of such Person which is permitted to be Incurred pursuant to any of the provisions of Section 4.03; provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments;

          (3)   dividends or similar distributions paid within 60 days after the date of declaration thereof if at such date of declaration such dividend or similar distribution would have complied with this Section 4.04; provided, however, that such dividend or similar distribution shall be included in the calculation of the amount of Restricted Payments;

          (4)   the purchase, repurchase, redemption or acquisition for value (or the payment of dividends, other distributions or amounts to Parent in amounts equal to the amounts expended by Parent to purchase, repurchase, redeem or otherwise acquire for value) of Capital Stock of the Company or Parent owned by employees, former employees, directors, former directors, consultants or former consultants of Parent, the Company or any of its Subsidiaries (or permitted transferees, assigns, estates or heirs of such employees, former employees, directors, former directors, consultants or former consultants); provided, however, that the aggregate amount of Restricted Payments made pursuant to this Section 4.04(b)(4) shall not, in the aggregate, exceed $5.0 million per fiscal year of the Company; provided further that the Company may carry over and make in subsequent fiscal years, in addition to the amounts permitted for such fiscal year, the amount of such purchases, redemptions or other acquisitions or retirements for value permitted to have been made but not made in any preceding fiscal years; provided further that such amount in any fiscal year may be increased by an amount not to exceed (i) the Net Cash Proceeds from the sale of Capital Stock (other than Disqualified Stock or Designated Preferred Stock) of the

  Company (or of Parent to the extent such Net Cash Proceeds are contributed to the common equity of the Company) to employees, officers, directors or consultants of the Company, its Restricted Subsidiaries and its Regulated Subsidiaries that occurs after the Issue Date (to the extent the Net Cash Proceeds from the sale of such Capital Stock have not otherwise been applied to the payment of Restricted Payments pursuant to Section 4.04(b)(1) or previously applied to the payment of Restricted Payments pursuant to this Section 4.04(b)(4)), plus (ii) the cash proceeds of key man life insurance policies received by the Company, its Restricted Subsidiaries and its Regulated Subsidiaries after the date of this Indenture, less any amounts previously applied to the payment of Restricted Payments pursuant to this Section 4.04(b)(4); provided further that cancellation of Indebtedness owing to the Company from employees, officers, directors and consultants of the Company or any of its Restricted Subsidiaries or Regulated Subsidiaries in connection with a repurchase of Capital Stock of the Company from such Persons shall not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provisions of this Indenture; provided further that the Net Cash Proceeds from such sales of Capital Stock described in clause (i) of this Section 4.04(b)(4) shall be excluded from the calculation of amounts under Section 4.04(a)(3)(B) to the extent such proceeds have been or are applied to the payment of Restricted Payments pursuant to this Section 4.04(b)(4); and provided further, however, that such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments;

          (5)   the declaration and payment of dividends or similar distributions on Disqualified Stock issued pursuant to Section 4.03; provided, however, that at the time of payment of such dividend or similar distribution, no Default shall have occurred and be continuing (or result therefrom); provided further, however, that such dividends or similar distributions shall be excluded in the calculation of the amount of Restricted Payments;

          (6)   the declaration and payment of dividends or distributions to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued after the Issue Date and the declaration and payment of dividends or distributions to Parent, the proceeds of which will be used to fund the payment of dividends or distributions to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of Parent issued after the Issue Date; provided, however, that (A) for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock, after giving effect to such issuance (and the payment of dividends or distributions) on a pro forma basis, the Company would have had a Consolidated Coverage Ratio of at least 2.00 to 1.00 and (B) the aggregate amount of dividends or distributions declared and paid pursuant to this Section 4.04(b)(6) does not exceed the Net Cash Proceeds actually received by or contributed to the Company from any such sale of Designated Preferred Stock (other than Disqualified Stock) issued after the Issue Date; provided further, however that such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments;

          (7)   Investments in Unrestricted Subsidiaries having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this Section 4.04(b)(7) that are at the time outstanding, without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash and/or marketable securities, not to exceed the greater of (x) $25.0 million and (y) an amount in U.S. dollars equal to the product of (A) $25.0 million and (B) 1 plus a percentage equal to the percentage of the net increase in "members' equity" (or, following any reorganization of the Company as a corporation, "stockholders' equity") on the consolidated balance sheet of the Company from the Issue Date to the end of the most recent fiscal quarter immediately prior to the date on which the applicable Investment is made pursuant to this Section 4.04(b)(7) (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments;

          (8)   the payment of dividends on the Company's common stock following the first public offering of the Company's common stock or the common stock of Parent after the Issue Date (with Parent contributing its Net Cash Proceeds from such offering to the Company), of up to 6% per annum of the Net Cash Proceeds received by or contributed to the Company in any past or future public offering, other than public offerings with respect to the Company's common stock registered on Form S-8 under the Securities Act; provided, however, that such Restricted Payments shall be included in the calculation of the amount of Restricted Payments;

          (9)   the declaration and payment of dividends or distributions to, or the making of loans to, Parent in amounts required for such party to pay:

            (A)  franchise taxes and other fees, taxes and expenses required to maintain its corporate existence;

            (B)  customary salary, bonus and other benefits payable to officers and employees of Parent to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Company, the Restricted Subsidiaries and the Regulated Subsidiaries;

            (C)  general corporate overhead expenses (including professional expenses) for Parent to the extent such expenses are attributable to the ownership or operation of the Company, the Restricted Subsidiaries and the Regulated Subsidiaries; and

            (D)  fees and expenses other than to Affiliates related to any unsuccessful equity or debt offering permitted by this Indenture;

  provided, however, that such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments;

          (10) any Restricted Payment, at any time prior to August 1, 2009 if immediately after giving pro forma effect to such Restricted Payment pursuant to this Section 4.04(b)(10) and the Incurrence of any Indebtedness the net proceeds of which are used to finance such Restricted Payment:

            (A)  the Net Indebtedness to EBITDA Ratio of the Company would not have exceeded 3.75 to 1; and

            (B)  the Net Senior Indebtedness to EBITDA Ratio of the Company would not have exceeded 2.50 to 1;

  provided, however, that such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments;

          (11) repurchases of Capital Stock deemed to occur upon exercise of stock or other equity options if such Capital Stock represents a portion of the exercise price of such options; provided, however, that such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments;

          (12) cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of the Company; provided, however, that any such cash payment shall not be for the purpose of evading the limitation of the covenant described under this subheading (as determined in good faith by the Governing Board); provided further, however, that such payments shall be excluded in the calculation of the amount of Restricted Payments;

          (13) in the event of a Change of Control, and if no Default shall have occurred and be continuing, the payment, purchase, redemption, defeasance or other acquisition or retirement of

  Subordinated Obligations of the Company or any Subsidiary Guarantor, in each case, at a purchase price not greater than 101% of the principal amount (or, if such Subordinated Obligations were issued with original issue discount, 101% of the accreted value) of such Subordinated Obligations, plus any accrued and unpaid interest thereon; provided, however, that prior to such payment, purchase, redemption, defeasance or other acquisition or retirement, the Company (or a third party to the extent permitted by this Indenture) has made a Change of Control Offer with respect to the Securities as a result of such Change of Control and has repurchased all Securities validly tendered and not withdrawn in connection with such Change of Control Offer; provided further, however, that such payments, purchases, redemptions, defeasances or other acquisitions or retirements shall be included in the calculation of the amount of Restricted Payments;

          (14) in the event of an Asset Disposition that requires the Company to offer to repurchase Securities pursuant to Section 4.06, and if no Default shall have occurred and be continuing, the payment, purchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations of the Company or any Subsidiary Guarantor, in each case, at a purchase price not greater than 100% of the principal amount (or, if such Subordinated Obligations were issued with original issue discount, 100% of the accreted value) of such Subordinated Obligations, plus any accrued and unpaid interest thereon; provided, however, that prior to such payment, purchase, redemption, defeasance or other acquisition or retirement, the Company has made an offer with respect to the Securities pursuant to the provisions of Section 4.06 and has repurchased all Securities validly tendered and not withdrawn in connection with such offer; provided further, however, that such Restricted Payments shall be included in the calculation of the amount of Restricted Payments;

          (15) payments of intercompany Indebtedness, the Incurrence of which was permitted under Section 4.03(b)(2); provided, however, that no Default has occurred and is continuing or would otherwise result therefrom; provided further, however, that such payments shall be excluded in the calculation of the amount of Restricted Payments;

          (16) Restricted Payments specified in the Equity Purchase and Merger Agreement to holders of equity interests of Refco Finance Holdings LLC or Refco Group Ltd., LLC in connection with the Transactions or described in the Offering Circular under "Offering Circular Summary-Transactions"; provided, however, that such payments shall be excluded in the calculation of the amount of Restricted Payments;

          (17) Tax Distributions for so long as (x) the Company is treated as a pass-through or disregarded entity for United States federal income tax purposes or (y) the Company is included in a consolidated, combined or unitary tax return filing group of which it is not the parent; provided, however, that such Tax Distributions shall be excluded in the calculation of the amount of Restricted Payments; or

          (18) Restricted Payments in an amount which, when taken together with all other Restricted Payments made pursuant to this Section 4.04(b)(18), do not exceed $50.0 million; provided, however, that (A) at that time of each such Restricted Payment, no Event of Default shall have occurred and be continuing (or result therefrom) and (B) such Restricted Payments shall be included in the calculation of the amount of Restricted Payments.

        SECTION 4.05.    Limitation on Restrictions on Distributions from Restricted Subsidiaries or Regulated Subsidiaries.    The Company shall not, and shall not permit any Restricted Subsidiary or Regulated Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary or Regulated Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock to the Company, a Restricted

Subsidiary or a Regulated Subsidiary or pay any Indebtedness owed to the Company, (b) make any loans or advances to the Company or (c) transfer any of its property or assets to the Company, except:

          (1)   with respect to clauses (a), (b) and (c),

            (A)  any encumbrance or restriction pursuant to an agreement in effect on or entered into on the Issue Date (including any such agreements of Refco Group Ltd., LLC and its Subsidiaries in effect on such date and the Credit Agreement, as in effect on such date);

            (B)  any encumbrance or restriction with respect to a Restricted Subsidiary or Regulated Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary or Regulated Subsidiary, as the case may be, on or prior to the date on which such Restricted Subsidiary or Regulated Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary or Regulated Subsidiary became a Restricted Subsidiary or Regulated Subsidiary, as the case may be, or was acquired by the Company) and outstanding on such date;

            (C)  any encumbrance or restriction in this Indenture or in any indenture relating to Senior Subordinated Indebtedness entered into after the Issue Date; provided that the encumbrances or restrictions in such agreements are not materially more restrictive than those contained in this Indenture;

            (D)  restrictions on cash or other deposits or net worth imposed by agreements entered into in the ordinary course of business;

            (E)  customary provisions in joint venture agreements and other similar agreements (in each case relating solely to the respective joint venture or similar entity or the Capital Stock thereof);

            (F)  any encumbrances or restrictions created with respect to the Indebtedness of Restricted Subsidiaries or Regulated Subsidiaries permitted to be Incurred or issued subsequent to the Issue Date pursuant to the provisions of Section 4.03, provided that in the case of this clause the Governing Board of the Company determines (as evidenced by a resolution of the Governing Board) in good faith at the time such encumbrances or restrictions are created that such encumbrances or restrictions would not reasonably be expected to impair the ability of the Company and the Subsidiary Guarantors, taken as a whole, to make payments of interest and scheduled payments of principal in respect of the Securities, in each case as and when due;

            (G)  any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clauses (A) to (F) or this clause (G) of this Section 4.05(1) or contained in any amendment to an agreement referred to in clauses (A) to (F) or this clause (G) of this Section 4.05(1); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary or Regulated Subsidiary, as the case may be, contained in any such Refinancing agreement or amendment are not materially less favorable to the Securityholders than encumbrances and restrictions with respect to such Restricted Subsidiary or Regulated Subsidiary contained in such predecessor agreements and do not in the good faith judgment of the chief financial officer of the Company affect the Company's and the Subsidiary Guarantors' ability, taken as a whole, to make payments of interest and scheduled payments of principal in respect of the Securities, in each case as and when due; provided further, however, that with respect to agreements existing on the Issue Date, any Refinancings or amendments thereof contain such encumbrances or restrictions that are not materially less favorable to the Securityholders than the encumbrances or restrictions contained in such agreements as in effect on the Issue Date;

            (H)  any encumbrance or restriction with respect to a Restricted Subsidiary or Regulated Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary or Regulated Subsidiary pending the closing of such sale or disposition;

            (I)   any encumbrance or restriction imposed by applicable law, rule, regulation, consent decree or similar arrangement; and

          (2)   with respect to clause (c) only,

            (A)  any encumbrance or restriction consisting of customary nonassignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease or the property leased thereunder;

            (B)  any encumbrance or restriction contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary or Regulated Subsidiary to the extent such encumbrance or restriction restricts the transfer of the property subject to such security agreements or mortgages;

            (C)  restrictions on the transfer of assets subject to any Lien not prohibited by this Indenture imposed by the holder of such Lien; and

            (D)  any encumbrance or restriction contained in agreements governing Purchase Money Indebtedness.

        SECTION 4.06.    Limitation on Sales of Assets and Subsidiary Stock.    (a) The Company shall not, and shall not permit any Restricted Subsidiary or Regulated Subsidiary to, directly or indirectly, consummate any Asset Disposition unless:

          (1)   the Company or such Restricted Subsidiary or Regulated Subsidiary receives consideration at the time of such Asset Disposition at least equal to the Fair Market Value (including the value of all non-cash consideration) of the shares or other equity interests and assets subject to such Asset Disposition;

          (2)   except in the case of a Permitted Asset Swap, at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary or Regulated Subsidiary is in the form of cash or cash equivalents; and

          (3)   an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary or Regulated Subsidiary, as the case may be):

            (A)  to prepay, repay, redeem or purchase Senior Indebtedness of the Company or Indebtedness (other than any Disqualified Stock) of a Restricted Subsidiary or Regulated Subsidiary (in each case other than Indebtedness owed to the Company or a Restricted Subsidiary or Regulated Subsidiary) within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash;

            (B)  to acquire Additional Assets within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; or

            (C)  to make an offer to the holders of the Securities (and to holders of other Senior Subordinated Indebtedness of the Company designated by the Company) to purchase Securities (and such other Senior Subordinated Indebtedness of the Company) pursuant to and subject to the conditions contained in this Indenture;

provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to Section 4.06(a)(3)(A) or 4.06(a)(3)(C), the Company or such Restricted Subsidiary or

Regulated Subsidiary shall permanently retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased.

        Notwithstanding the foregoing provisions of this Section 4.06, the Company, the Restricted Subsidiaries and the Regulated Subsidiaries shall not be required to apply any Net Available Cash in accordance with this Section 4.06 except to the extent that the aggregate Net Available Cash from all Asset Dispositions which is not applied in accordance with this Section 4.06 exceeds $20.0 million. Pending application of Net Available Cash pursuant to this Section 4.06, such Net Available Cash shall be invested in Temporary Cash Investments or applied to temporarily reduce revolving credit Indebtedness.

        For the purposes of this Section 4.06, the following are deemed to be cash or cash equivalents:

          (1)   the assumption or discharge of Indebtedness or other liabilities reflected on the balance sheet of the Company (other than obligations in respect of Disqualified Stock of the Company) or any Restricted Subsidiary or Regulated Subsidiary (other than obligations in respect of Disqualified Stock or Preferred Stock of a Subsidiary Guarantor) and the release of the Company or such Restricted Subsidiary or Regulated Subsidiary from all liability on such Indebtedness or such other liabilities in connection with such Asset Disposition;

          (2)   securities received by the Company or any Restricted Subsidiary or Regulated Subsidiary from the transferee that are converted by the Company or such Restricted Subsidiary or Regulated Subsidiary, as the case may be, within 180 days of the date of receipt thereof into cash, to the extent of cash received in that conversion; and

          (3)   any Designated Noncash Consideration received by the Company or any of its Restricted Subsidiaries or Regulated Subsidiaries in such Asset Disposition having an aggregate Fair Market Value, taken together with all other Designated Noncash Consideration received pursuant to this clause (3) that is at that time outstanding, not to exceed the greater of (x) $75.0 million and (y) an amount in U.S. dollars equal to the product of (A) $75.0 million and (B) 1 plus a percentage equal to the percentage of the net increase in "members' equity" (or, following any reorganization of the Company as a corporation, "stockholders' equity") on the consolidated balance sheet of the Company from the Issue Date to the end of the most recent fiscal quarter immediately prior to the time of the receipt of such Designated Noncash Consideration (with the Fair Market Value of each item of Designated Noncash Consideration being measured at the time received without giving effect to subsequent changes in value).

        (b)   In the event of an Asset Disposition that requires the purchase of Securities (and other Senior Subordinated Indebtedness of the Company) pursuant to Section 4.06(a)(3)(C), the Company shall purchase Securities tendered pursuant to an offer by the Company for the Securities (and such other Senior Subordinated Indebtedness) at a purchase price of 100% of their principal amount (or, in the event such other Senior Subordinated Indebtedness of the Company was issued with significant original issue discount, 100% of the accreted value thereof) without premium, plus accrued but unpaid interest (or, in respect of such other Senior Subordinated Indebtedness of the Company, such lesser price, if any, as may be provided for by the terms of such Senior Subordinated Indebtedness) in accordance with the procedures (including prorating in the event of oversubscription) set forth in this Indenture. If the aggregate purchase price of the securities tendered exceeds the Net Available Cash allotted to their purchase, the Company will select the securities to be purchased on a pro rata basis but in round denominations, which in the case of the Securities will be denominations of $1,000 principal amount or multiples thereof. The Company shall not be required to make such an offer to purchase Securities (and other Senior Subordinated Indebtedness of the Company) pursuant to this Section 4.06 if the Net Available Cash available therefor is less than $20.0 million (which lesser amount shall be carried forward for purposes of determining whether such an offer is required with respect to the Net

Available Cash from any subsequent Asset Disposition). Upon completion of such an offer to purchase, Net Available Cash will be reset to zero.

        (c)   (1) Promptly, and in any event within 10 days after the Company becomes obligated to make an Offer, the Company shall deliver to the Trustee and send, by first-class mail to each Holder, a written notice stating that the Holder may elect to have his Securities purchased by the Company either in whole or in part (subject to prorating as described in Section 4.06(b) in the event the Offer is oversubscribed) in integral multiples of $1,000 of principal amount, at the applicable purchase price. The notice shall specify a purchase date not less than 30 days nor more than 60 days after the date of such notice (the "Purchase Date") and shall contain such information concerning the business of the Company which the Company in good faith believes will enable such Holders to make an informed decision (which at a minimum will include (A) the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements) of the Company, the most recent subsequently filed Quarterly Report on Form 10-Q and any Current Report on Form 8-K of the Company filed subsequent to such Quarterly Report, other than Current Reports describing Asset Dispositions otherwise described in the offering materials (or corresponding successor reports), (B) a description of material developments in the Company's business subsequent to the date of the latest of such Reports, and (C) if material, appropriate pro forma financial information) and all instructions and materials necessary to tender Securities pursuant to the Offer, together with the information contained in clause (3) below.

          (2)   Not later than the date upon which written notice of an Offer is delivered to the Trustee as provided below, the Company shall deliver to the Trustee an Officers' Certificate as to (A) the amount of the Offer (the "Offer Amount"), including information as to any other Senior Subordinated Indebtedness included in the Offer, (B) the allocation of the Net Available Cash from the Asset Dispositions pursuant to which such Offer is being made and (C) the compliance of such allocation with the provisions of Section 4.06(a) and (b). On such date, the Company shall also irrevocably deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust) in Temporary Cash Investments, maturing on the last day prior to the Purchase Date or on the Purchase Date if funds are immediately available by open of business, an amount equal to the Offer Amount to be held for payment in accordance with the provisions of this Section. If the Offer includes other Senior Subordinated Indebtedness, the deposit described in the preceding sentence may be made with any other paying agent pursuant to arrangements satisfactory to the Trustee. Upon the expiration of the period for which the Offer remains open (the "Offer Period"), the Company shall deliver to the Trustee for cancellation the Securities or portions thereof which have been properly tendered to and are to be accepted by the Company. The Trustee shall, on the Purchase Date, mail or deliver payment (or cause the delivery of payment) to each tendering Holder in the amount of the purchase price. In the event that the aggregate purchase price of the Securities delivered by the Company to the Trustee is less than the Offer Amount applicable to the Securities, the Trustee shall deliver the excess to the Company immediately after the expiration of the Offer Period for application in accordance with this Section 4.06.

          (3)   Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the Purchase Date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the Purchase Date, a telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased. Holders whose Securities are purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

          (4)   At the time the Company delivers Securities to the Trustee which are to be accepted for purchase, the Company shall also deliver an Officers' Certificate stating that such Securities are to be accepted by the Company pursuant to and in accordance with the terms of this Section 4.06. A Security shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

        (d)   The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section 4.06. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.06, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.06 by virtue of its compliance with such securities laws or regulations.

        SECTION 4.07.    Limitation on Affiliate Transactions.    (a) The Company shall not, and shall not permit any Restricted Subsidiary or Regulated Subsidiary to, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with, or for the benefit of, any Affiliate of the Company involving aggregate consideration in excess of $5.0 million (an "Affiliate Transaction") unless:

          (1)   the terms of the Affiliate Transaction are no less favorable to the Company or such Restricted Subsidiary or Regulated Subsidiary than those that could be obtained at the time of the Affiliate Transaction in arm's-length dealings with a Person who is not an Affiliate;

          (2)   if such Affiliate Transaction involves an amount in excess of $15.0 million, a majority of the directors or other members of the Governing Board of the Company disinterested with respect to such Affiliate Transaction have determined in good faith that the criteria set forth in Section 4.07(a)(1) are satisfied and have approved the relevant Affiliate Transaction as evidenced by a resolution of the Governing Board of the Company; and

          (3)   if such Affiliate Transaction involves an amount in excess of $75.0 million, the Governing Board shall also have received a written opinion from an Independent Qualified Party to the effect that such Affiliate Transaction is fair, from a financial standpoint, to the Company, its Restricted Subsidiaries and its Regulated Subsidiaries or is not less favorable to the Company, its Restricted Subsidiaries and its Regulated Subsidiaries than could reasonably be expected to be obtained at the time in an arm's-length transaction with a Person who was not an Affiliate.

        (b)   The provisions of Section 4.07(a) shall not prohibit:

          (1)   any Permitted Investment or any Restricted Payment permitted to be made pursuant to Section 4.04;

          (2)   any payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Governing Board of the applicable Person;

          (3)   loans or advances to employees (or cancellation thereof) in the ordinary course of business in accordance with the past practices of the Company, its Restricted Subsidiaries or its Regulated Subsidiaries, but in any event not to exceed $5.0 million in the aggregate outstanding at any one time;

          (4)   the payment of reasonable and customary fees to directors or other members of the Governing Board of Parent, the Company, its Restricted Subsidiaries and its Regulated Subsidiaries who are not employees of Parent, the Company, its Restricted Subsidiaries or its Regulated Subsidiaries and the provision of reasonable and customary indemnities provided on behalf of directors or other members of the Governing Board and officers of Parent, the Company, its Restricted Subsidiaries and its Regulated Subsidiaries;

          (5)   any transaction with the Company, a Restricted Subsidiary or a Regulated Subsidiary;

          (6)   any transaction with a joint venture or similar entity which would constitute an Affiliate Transaction solely because the Company, a Restricted Subsidiary or a Regulated Subsidiary owns an equity interest in or otherwise controls such joint venture or similar entity;

          (7)   the issuance or sale of any Capital Stock (other than Disqualified Stock) of the Company;

          (8)   payments to the Equity Sponsor and its Affiliates for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, in connection with acquisitions or divestitures, which payments are approved by the majority of the Governing Board of the Company in good faith;

          (9)   payments to the Equity Sponsor under the Management Agreement and reasonable related expenses;

          (10) the Transactions and the payment of all fees and expenses related to the Transactions;

          (11) transactions in which the Company delivers to the Trustee a letter from an Independent Qualified Party to the effect that such Affiliate Transactions are fair from a financial standpoint to the Company, its Restricted Subsidiaries and its Regulated Subsidiaries;

          (12) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business;

          (13) any tax sharing agreement or arrangement and payments pursuant thereto among the Company and its Subsidiaries and any other Person with which the Company or its Subsidiaries are required or permitted to file a consolidated, combined or unitary return or with which the Company or any of its Subsidiaries are or could be part of a consolidated, combined or unitary group for tax purposes in amounts not to exceed the amount of Tax Distributions for the applicable period net of any Tax Distributions already made with respect to such period;

          (14) any agreement as in effect on the Issue Date or any renewals or extensions of any such agreement (so long as such renewals or extensions are not materially less favorable to the Company, the Restricted Subsidiaries or the Regulated Subsidiaries) and the transactions evidenced thereby; and

          (15) transactions between the Company, any Restricted Subsidiary or any Regulated Subsidiary acting in its capacity as general partner (or similar status) of limited partnerships or similar passive collective investment entities that trade derivatives and such limited partnerships or investment entities; provided that such transactions are in the ordinary course of the Company's, such Restricted Subsidiary's or such Regulated Subsidiary's brokerage or asset management business.

        SECTION 4.08.    Limitation on Line of Business.    The Company shall not, and shall not permit any Restricted Subsidiary or Regulated Subsidiary, to engage in any business other than a Related Business.

        SECTION 4.09.    Limitation on Refco Finance Inc.    Notwithstanding anything to the contrary herein, Refco Finance Inc. may not hold any material assets (other than Indebtedness owing to Refco Finance Inc. by the Company, the Restricted Subsidiaries and the Regulated Subsidiaries and non-material Temporary Cash Investments), become liable for any material obligations or engage in any significant business activities (other than treasury, cash management, hedging and cash pooling activities and activities incidental thereto); provided, however, that Refco Finance Inc. may be a co-obligor or guarantor with respect to Indebtedness if the Company is an obligor of such Indebtedness and the net proceeds of such Indebtedness are received by the Company or one or more of the Subsidiary Guarantors.

        The Company shall not sell or otherwise dispose of any shares of Capital Stock of Refco Finance Inc. and shall not permit Refco Finance Inc., directly or indirectly, to sell or otherwise dispose of any shares of its Capital Stock.

        SECTION 4.10.    Change of Control.    (a) Upon the occurrence of a Change of Control, each Holder shall have the right to require that the Company repurchases such Holder's Securities at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the terms contemplated in Section 4.10(b).

        (b)   Within 30 days following any Change of Control, the Company shall mail a notice to each Holder with a copy to the Trustee (the "Change of Control Offer") stating:

          (1)   that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder's Securities at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date);

          (2)   the circumstances and relevant facts regarding such Change of Control;

          (3)   the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

          (4)   the instructions, as determined by the Company, consistent with this Section 4.10, that a Holder must follow in order to have its Securities purchased.

        (c)   Holders electing to have a Security purchased will be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the purchase date. Holders will be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the purchase date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased.

        (d)   On the purchase date, all Securities purchased by the Company under this Section 4.10 shall be delivered by the Company to the Trustee for cancellation, and the Company shall pay the purchase price plus accrued and unpaid interest, if any, to the Holders entitled thereto.

        (e)   Notwithstanding the foregoing provisions of this Section, the Company shall not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer. A Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement for the Change of Control is in place at the time of the making of the Change of Control Offer.

        (f)    The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section 4.10. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue of its compliance with such securities laws or regulations.

        SECTION 4.11.    Future Guarantors.    The Company shall cause (i) each of its domestic Subsidiaries (other than Refco Finance Inc., any Unrestricted Subsidiary or any Regulated Subsidiary) that Incurs any Indebtedness (other than Indebtedness permitted to be Incurred pursuant to Section 4.03(b)(2), (7), (8) or (9)), (ii) each Foreign Subsidiary that enters into a Guarantee of any Indebtedness (other than a Foreign Subsidiary that Guarantees Indebtedness Incurred by another Foreign Subsidiary) and (iii) each Regulated Subsidiary that enters into a Guarantee of any Indebtedness (other than a Regulated Subsidiary that Guarantees Indebtedness Incurred by another Regulated Subsidiary) to, in each case, at the same time, execute and deliver to the Trustee a Guaranty Agreement pursuant to which such Subsidiary will Guarantee payment of the Securities on the same terms and conditions as those set forth in this Indenture.

        SECTION 4.12.    Compliance Certificate.    Each Issuer shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers' Certificate stating that in the course of the performance by the signers of their duties as Officers of such Issuer they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action such Issuer is taking or proposes to take with respect thereto. Each Issuer also shall comply with TIA § 314(a)(4).

Article 5

Successor Company

        SECTION 5.01.    When Company or Refco Finance Inc. May Merge or Transfer Assets.    (a) Other than the Merger, the Company shall not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, directly or indirectly, all or substantially all its assets to, any Person, unless:

          (1)   the resulting, surviving or transferee Person (the "Successor Company") shall be a Person organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by an indenture supplemental thereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture;

          (2)   immediately after giving pro forma effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Restricted Subsidiary or Regulated Subsidiary as a result of such transaction as having been Incurred by such Successor Company or such Restricted Subsidiary or Regulated Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

          (3)   immediately after giving pro forma effect to such transaction, either (A) the Successor Company would be able to Incur an additional $1.00 of Indebtedness pursuant to Section 4.03(a) or (B) the Consolidated Coverage Ratio would be greater than such ratio immediately prior to such transaction; and

          (4)   the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture;

provided, however, that clause (3) will not be applicable to (A) a Restricted Subsidiary or Regulated Subsidiary consolidating with, merging into or transferring all or part of its properties and assets to the Company (so long as no Capital Stock of the Company is distributed to any Person) or (B) the Company merging with an Affiliate of the Company solely for the purpose and with the sole effect of reincorporating the Company in another jurisdiction.

        For purposes of this Section 5.01, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all the assets of one or more Subsidiaries of the Company, which assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all the assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all the assets of the Company.

        The Successor Company (if not the Company) shall be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, and the predecessor Company, except in the case of a lease, shall be released from the obligation to pay the principal of and interest on the Securities.

        (b)   Refco Finance Inc. shall not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, directly or indirectly, all or substantially all its assets to, any Person, unless:

          (1)   the resulting, surviving or transferee Person (the "Successor Finance Issuer") shall be a Person organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and the Successor Finance Issuer (if not Refco Finance Inc.) shall expressly assume, by an indenture supplemental thereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of Refco Finance Inc. under the Securities and this Indenture;

          (2)   immediately after giving pro forma effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Finance Issuer as a result of such transaction as having been Incurred by such Successor Finance Issuer at the time of such transaction), no Default shall have occurred and be continuing and no Change of Control shall have occurred with respect to Refco Finance Inc.; and

          (3)   the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

        The Successor Finance Issuer (if not Refco Finance Inc.) will be the successor to Refco Finance Inc. and shall succeed to, and be substituted for, and may exercise every right and power of, Refco Finance Inc. under this Indenture, and Refco Finance Inc., except in the case of a lease, shall be released from the obligation to pay the principal of and interest on the Securities.

        (c)   The Company shall not permit any Subsidiary Guarantor to consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all its assets to, any Person (other than the Company or another Subsidiary Guarantor) unless:

          (1)   except in the case of a Subsidiary Guarantor (x) that has been disposed of in its entirety to another Person, whether through a merger, consolidation or sale of Capital Stock or assets or (y) that, as a result of the disposition of all or a portion of its Capital Stock, ceases to be a Subsidiary, in both cases, if in connection therewith the Company complies with its obligations under Section 4.06 in respect of such disposition, the resulting, surviving or transferee Person (if not such Subsidiary) shall be a Person organized and existing under the laws of the jurisdiction under which such Subsidiary was organized or under the laws of the United States of America, or any state thereof or the District of Columbia, and such Person shall expressly assume, by a Guaranty Agreement, in form reasonably satisfactory to the Trustee, all the obligations of such Subsidiary, if any, under its Subsidiary Guaranty;

          (2)   immediately after giving pro forma effect to such transaction (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been Incurred by such Person at the time of such transaction), no Default shall have occurred and be continuing; and

          (3)   the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such Guaranty Agreement, if any, comply with this Indenture.

Article 6

Defaults and Remedies

        SECTION 6.01.    Events of Default.    An "Event of Default" occurs if:

          (1)   the Issuers default in any payment of interest on any Security when the same becomes due and payable, whether or not such payment shall be prohibited by Article 10, and such default continues for a period of 30 days;

          (2)   the Issuers default in the payment of the principal of any Security when the same becomes due and payable at its Stated Maturity, upon optional redemption, upon declaration of acceleration, upon required repurchase or otherwise, whether or not such payment shall be prohibited by Article 10;

          (3)   the Issuers or any Subsidiary Guarantor defaults in the performance of, or breaches, any covenant, warranty or other agreement contained in this Indenture or in the Securities (other than a default in the performance or breach of a covenant, warranty or agreement which is specifically dealt with in Section 6.01 (1) or (2)) and such default or breach continues for 60 days after the notice specified below;

          (4)   Indebtedness for borrowed money of an Issuer or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $50.0 million, or its foreign currency equivalent at the time;

          (5)   an Issuer or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

            (A)  commences a voluntary case;

            (B)  consents to the entry of an order for relief against it in an involuntary case;

            (C)  consents to the appointment of a Custodian of it or for all or substantially all of its property; or

            (D)  makes a general assignment for the benefit of its creditors;

  or takes any comparable action under any foreign laws relating to insolvency;

          (6)   a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

            (A)  is for relief against an Issuer or any Significant Subsidiary in an involuntary case;

            (B)  appoints a Custodian of an Issuer or any Significant Subsidiary or for all or substantially all of its property; or

            (C)  orders the winding up or liquidation of an Issuer or any Significant Subsidiary;

  or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days;

          (7)   failure by an Issuer or Significant Subsidiary to pay final judgments aggregating in excess of $50.0 million or its foreign currency equivalent, which judgments are not paid, discharged or stayed for a period of 60 days after such judgments have become final and non-appealable; or

          (8)   any Subsidiary Guaranty ceases to be in full force and effect (other than in accordance with the terms of such Subsidiary Guaranty) or any Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guaranty and such default continues for 10 days.

        The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

        A Default under clause (3) is not an Event of Default until the Trustee or the holders of at least 25% in principal amount of the outstanding Securities notify the Company of the Default and the Company does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

        The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any Event of Default under clause (3), (4) or (8), its status and what action the Issuers are taking or propose to take with respect thereto.

        SECTION 6.02.    Acceleration.    If an Event of Default (other than an Event of Default specified in Section 6.01(5) or (6) with respect to an Issuer) occurs and is continuing, the Trustee by notice to the Issuers, or the Holders of at least 25% in principal amount of the Securities by notice to the Issuers and the Trustee, may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(5) or (6) with respect to an Issuer occurs, the principal of and interest on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders. The Holders of at least a majority in principal amount of the Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

        SECTION 6.03.    Other Remedies.    If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

        The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

        SECTION 6.04.    Waiver of Past Defaults.    The Holders of at least a majority in principal amount of the Securities by notice to the Trustee may waive an existing Default and its consequences except (a) a Default in the payment of the principal of or interest on a Security (b) a Default arising from the failure to redeem or purchase any Security when required pursuant to this Indenture or (c) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Securityholder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

        SECTION 6.05.    Control by Majority.    The Holders of at least a majority in principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

        SECTION 6.06.    Limitation on Suits.    Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Securityholder may pursue any remedy with respect to this Indenture or the Securities unless:

          (1)   the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

          (2)   the Holders of at least 25% in principal amount of the Securities make a written request to the Trustee to pursue the remedy;

          (3)   such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense;

          (4)   the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

          (5)   the Holders of at least a majority in principal amount of the Securities do not give the Trustee a direction inconsistent with the request during such 60-day period.

        A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder. In the event that the Definitive Securities are not issued to any beneficial owner promptly after the Registrar has received a request from the Holder of a Global Security to issue such Definitive Securities to such beneficial owner of its nominee, the Issuers expressly agree and acknowledge, with respect to the right of any Holder to pursue a remedy pursuant to this Indenture, the right of such beneficial holder of Securities to pursue such remedy with respect to the portion of the Global Security that represents such beneficial holder's Securities as if such Definitive Securities had been issued.

        SECTION 6.07.    Rights of Holders to Receive Payment.    Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

        SECTION 6.08.    Collection Suit by Trustee.    If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuers for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

        SECTION 6.09.    Trustee May File Proofs of Claim.    The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Issuers, their creditors or their property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

        SECTION 6.10.    Priorities.    If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

          FIRST: to the Trustee for amounts due under Section 7.07;

          SECOND: to holders of Senior Indebtedness of the Issuers and, if such money or property has been collected from a Subsidiary Guarantor, to holders of Senior Indebtedness of such Subsidiary Guarantor, in each case to the extent required by Article 10 and 12;

          THIRD: to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

          FOURTH: to the Company.

        The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section. At least 15 days before such record date, the Issuers shall mail to each Securityholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

        SECTION 6.11.    Undertaking for Costs.    In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate principal amount of the Securities.

        SECTION 6.12.    Waiver of Stay or Extension Laws.    The Issuers (to the extent they may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuers (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

Article 7

Trustee

        SECTION 7.01.    Duties of Trustee.    (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

        (b)   Except during the continuance of an Event of Default:

          (1)   the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (2)   in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

        (c)   The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

          (1)   this paragraph does not limit the effect of paragraph (b) of this Section;

          (2)   the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (3)   the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

        (d)   Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

        (e)   The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers.

        (f)    Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

        (g)   No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

        (h)   Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

        SECTION 7.02.    Rights of Trustee.    (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

        (b)   Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

        (c)   The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

        (d)   The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute wilful misconduct or negligence.

        (e)   The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

        SECTION 7.03.    Individual Rights of Trustee.    The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Issuers or their Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

        SECTION 7.04.    Trustee's Disclaimer.    The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Issuers' use of the proceeds from the Securities, and it shall not be responsible for any statement of the Issuers in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication.

        SECTION 7.05.    Notice of Defaults.    If a Default occurs, is continuing and is known to the Trustee, the Trustee shall mail to each Securityholder notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of or interest on any Security (including payments pursuant to the mandatory redemption provisions of such Security, if any), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is not opposed to the interests of the Securityholders.

        SECTION 7.06.    Reports by Trustee to Holders.    As promptly as practicable after each June 15 beginning with the June 15 following the date of this Indenture, and in any event prior to August 15 in each year, the Trustee shall mail to each Securityholder a brief report dated as of June 15 that complies with TIA § 313(a). The Trustee also shall comply with TIA § 313(b).

        A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Issuers agree to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

        SECTION 7.07.    Compensation and Indemnity.    The Issuers shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Issuers shall indemnify the Trustee against any and all loss, liability or expense (including attorneys' fees) incurred by it in connection with the administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Issuers promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuers shall not relieve the Issuers of their obligations hereunder. The Issuers shall defend the claim and the Trustee may have separate counsel and the Issuers shall pay the fees and expenses of such counsel. The Issuers need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own wilful misconduct, negligence or bad faith.

        To secure the Issuers' payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities.

        The Issuers' payment obligations pursuant to this Section shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(5) or (6) with respect to an Issuer, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

        SECTION 7.08.    Replacement of Trustee.    The Trustee may resign at any time by so notifying the Issuers. The Holders of at least a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Issuers shall remove the Trustee if:

          (1)   the Trustee fails to comply with Section 7.10;

          (2)   the Trustee is adjudged bankrupt or insolvent;

          (3)   a receiver or other public officer takes charge of the Trustee or its property; or

          (4)   the Trustee otherwise becomes incapable of acting.

        If the Trustee resigns, is removed by the Issuers or by the Holders of at least a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the "retiring Trustee"), the Issuers shall promptly appoint a successor Trustee.

        A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

        If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

        If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

        Notwithstanding the replacement of the Trustee pursuant to this Section, the Issuers' obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

        SECTION 7.09.    Successor Trustee by Merger.    If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

        In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

        SECTION 7.10.    Eligibility; Disqualification.    The Trustee shall at all times satisfy the requirements of TIA § 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA § 310(b); provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of an Issuer are outstanding if the requirements for such exclusion set forth in TIA § 310(b)(1) are met.

        SECTION 7.11.    Preferential Collection of Claims Against the Issuers.    The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.

Article 8

Discharge of Indenture; Defeasance

        SECTION 8.01.    Discharge of Liability on Securities; Defeasance.    (a) When (1) the Issuers deliver to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.07) for cancellation or (2) all outstanding Securities have become due and payable or will become due and payable within one year, whether at maturity or on a redemption date as a result of the mailing of a notice of redemption pursuant to Article 3 hereof and the Issuers irrevocably deposit with the Trustee funds in cash or U.S. Government Obligations or a combinationt hereof sufficient to pay, without consideration of any reinvestment of interest, at maturity or upon redemption all outstanding Securities, including interest thereon to maturity or such redemption date (other than Securities replaced pursuant to Section 2.07), and if in either case the Issuers pay all other sums payable hereunder by the Issuers under this Indenture, then this Indenture shall, subject to Section 8.01(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Issuers accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Issuers.

        (b)   Subject to Sections 8.01(c) and 8.02, the Issuers at any time may terminate (1) all their obligations under the Securities and this Indenture ("legal defeasance option") or (2) their obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11 and 4.12 and the operation of Sections 6.01(4), 6.01(5), 6.01(6), and 6.01(7) (but, in the case of Sections 6.01(5) and (6), with respect only to Significant Subsidiaries) and the limitations contained in Section 5.01(a)(3) ("covenant defeasance option"). The Issuers may exercise their legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

        If the Issuers exercise their legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default with respect thereto. If the Issuers exercise their covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Sections 6.01(3) (other than a default in the performance of, or a breach of, Section 5.01), 6.01(4), 6.01(5), 6.01(6), 6.01(7) and 6.01(8) (but, in the case of Sections 6.01(5) and (6), with respect only to Significant Subsidiaries) or because of the failure of the Issuers to comply with Section 5.01(a)(3). If the Issuers exercise their legal defeasance option or their covenant defeasance option, each Subsidiary Guarantor, if any, shall be released from all its obligations with respect to its Subsidiary Guaranty.

        Upon satisfaction of the conditions set forth herein and upon request of the Issuers, the Trustee shall acknowledge in writing the discharge of those obligations that the Issuers terminate.

        (c)   Notwithstanding clauses (a) and (b) above, the Issuers' obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 7.07 and 7.08 and in this Article 8 shall survive until the Securities have been paid in full. Thereafter, the Issuers' obligations in Sections 7.07, 8.04 and 8.05 shall survive.

        SECTION 8.02.    Conditions to Defeasance.    The Issuers may exercise their legal defeasance option or their covenant defeasance option only if:

          (1)   the Issuers irrevocably deposit in trust with the Trustee money or U.S. Government Obligations for the payment of principal of and interest on the Securities to maturity or redemption, as the case may be;

          (2)   the Company shall have delivered to the Trustee an Opinion of Counsel, subject to customary assumptions and exclusions, to the effect that after the 91st day following the deposit pursuant to Section 8.02(1), the trust funds will not be subject to Section 547 of the U.S. Federal Bankruptcy Code (or any successor provision thereof), or in the case of their covenant defeasance option, will be subject to a first priority Lien in favor of the Trustee for the benefit of the Holders;

          (3)   the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Issuers with the intent of preferring the Holders over any other creditors of an Issuer or with the intent of defeating, hindering, delaying or defrauding any other creditors of an Issuer or others;

          (4)   the deposit does not constitute a default under any other agreement binding on an Issuer and is not prohibited by Article 10;

          (5)   the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

          (6)   in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (A) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling, or (B) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

          (7)   in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

          (8)   the Company delivers to the Trustee an Opinion of Counsel in the jurisdiction or organization of the Company (if other than the United States) to the effect that (A) Holders will not recognize income, gain or loss income tax purposes of such jurisdiction as a result of such deposit and defeasance, and will be subject to income tax of such jurisdiction on the same amounts, and in the same manner and at the same times as would have been the case if such deposit and defeasance, had not occurred; and

          (9)   the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article 8 have been complied with.

        Before or after a deposit, the Issuers may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article 3.

        SECTION 8.03.    Application of Trust Money.    The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article 8. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities. Money and securities so held in trust are not subject to Article 10 or Article 12.

        SECTION 8.04.    Repayment to Issuers.    The Trustee and the Paying Agent shall promptly turn over to the Issuers upon request any excess money or securities held by them at any time.

        Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Issuers upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look to the Issuers for payment as general creditors.

        SECTION 8.05.    Indemnity for Government Obligations.    The Issuers shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

        SECTION 8.06.    Reinstatement.    If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers' and each Subsidiary Guarantor's obligations under this Indenture, each Subsidiary Guaranty and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that, if the Issuers have made any payment of interest on or principal of any Securities because of the reinstatement of their obligations, the Issuers shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

Article 9

Amendments

        SECTION 9.01.    Without Consent of Holders.    The Issuers, the Subsidiary Guarantors and the Trustee may amend this Indenture or the Securities without notice to or consent of any Securityholder:

          (1)   to cure any ambiguity, omission, defect, mistake or inconsistency;

          (2)   to comply with Article 5 or to reflect Refco Group Ltd., LLC as a party to this Indenture following the Merger;

          (3)   to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

          (4)   to make any change in Article 10 or 12 that would limit or terminate the benefits available to any holder of Senior Indebtedness of the Issuers or of a Subsidiary Guarantor (or Representatives therefor) under Article 10 or 12;

          (5)   to add Guarantees with respect to the Securities, including any Subsidiary Guaranties, or to secure the Securities;

          (6)   to add to the covenants of the Issuers or any Subsidiary Guarantor for the benefit of the Holders or to surrender any right or power herein conferred upon the Issuers or any Subsidiary Guarantor;

          (7)   to comply with any requirements of the SEC in connection with qualifying, or maintaining the qualification of, this Indenture under the TIA;

          (8)   to make any change that does not adversely affect the rights of any Securityholder in any material respect;

          (9)   to make any amendment to the provisions of this Indenture relating to the transfer and legending of Securities; provided, however, that (a) compliance with this Indenture as so amended would not result in Securities being transferred in violation of the Securities Act or any other applicable securities law and (b) such amendment does not materially and adversely affect the rights of Holders to transfer Securities; or

          (10) to conform the text of this Indenture or the Securities to any provision of the section titled "Description of the Notes" in the Offering Circular to the extent that such provision of this Indenture or the Securities was intended to be a verbatim recitation of such provision of the "Description of the Notes" and was not intentionally changed as part of the preparation of this Indenture.

        An amendment under this Section may not make any change that adversely affects the rights under Article 10 or 12 of any holder of Senior Indebtedness of an Issuer or of a Subsidiary Guarantor then outstanding unless the holders of such Senior Indebtedness (or their Representative) consent to such change.

        After an amendment under this Section becomes effective, the Issuers shall mail to Securityholders a notice briefly describing such amendment (other than an amendment, on the Issue Date, to add (i) Refco Group Ltd., LLC as a party to this Indenture and (ii) Subsidiary Guarantors). The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

        SECTION 9.02.    With Consent of Holders.    The Issuers, the Subsidiary Guarantors and the Trustee may amend this Indenture or the Securities with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding (including consents obtained in connection with a tender offer or exchange for the Securities) and any past default or compliance with any provisions may also be waived with the consent of the Holders of at least a majority in principal amount of the Securities then outstanding. However, without the consent of each Securityholder affected thereby, an amendment or waiver may not:

          (1)   reduce the amount of Securities whose Holders must consent to an amendment;

          (2)   reduce the rate of or extend the time for payment of interest on any Security;

          (3)   reduce the principal of or change the Stated Maturity of any Security;

          (4)   reduce the amount payable upon the redemption of any Security or change the time at which any Security may be redeemed as contained in Article 3 hereto or paragraph 5 of the Securities;

          (5)   make any Security payable in money other than that stated in the Security;

          (6)   make any changes in the ranking or priority of any Security that would adversely affect the Securityholders;

          (7)   make any change in Section 6.04 or 6.07 or the second sentence of this Section; or

          (8)   make any change in, or release, other than in accordance with this Indenture, any Subsidiary Guaranty that would adversely affect the Securityholders.

        It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

        An amendment under this Section may not make any change that adversely affects the rights under Article 10 or 12 of any holder of Senior Indebtedness of an Issuer or of a Subsidiary Guarantor then outstanding unless the holders of such Senior Indebtedness (or any group or representative thereof authorized to give a consent) consent to such change.

        After an amendment under this Section becomes effective, the Issuers shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

        SECTION 9.03.    Compliance with Trust Indenture Act.    Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

        SECTION 9.04.    Revocation and Effect of Consents and Waivers.    A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Securityholder. An amendment or waiver becomes effective upon the execution of such amendment or waiver by the Trustee.

        The Issuers may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

        SECTION 9.05.    Notation on or Exchange of Securities.    If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Issuers or the Trustee so determine, the Issuers in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

        SECTION 9.06.    Trustee To Sign Amendments.    The Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

        SECTION 9.07.    Payment for Consent.    Neither the Issuers nor any Affiliate of the Issuers shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to all Holders and is paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

Article 10

Subordination

        SECTION 10.01.    Agreement To Subordinate.    Each Issuer agrees, and each Securityholder by accepting a Security agrees, that the Indebtedness evidenced by the Securities is subordinated in right of payment, to the extent and in the manner provided in this Article 10, to the prior payment of all Senior Indebtedness of such Issuer and that the subordination is for the benefit of and enforceable by the holders of such Senior Indebtedness. The Securities shall in all respects rank pari passu with all other Senior Subordinated Indebtedness of each Issuer and only Indebtedness of each Issuer which is Senior Indebtedness of such Issuer shall rank senior to the Securities in accordance with the provisions set forth herein. All provisions of this Article 10 shall be subject to Section 10.12.

        SECTION 10.02.    Liquidation, Dissolution, Bankruptcy.    Upon any payment or distribution of the assets of an Issuer to creditors upon a total or partial liquidation or a total or partial dissolution of an Issuer or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to an Issuer or its property:

          (1)   holders of Senior Indebtedness of such Issuer shall be entitled to receive payment in full in cash of such Senior Indebtedness before Securityholders shall be entitled to receive any payment of principal of or interest on the Securities; and

          (2)   until such Senior Indebtedness is paid in full in cash, any payment or distribution to which Securityholders would be entitled but for this Article 10 shall be made to holders of such Senior Indebtedness as their interests may appear, except that Securityholders may receive Permitted Junior Securities.

        SECTION 10.03.    Default on Senior Indebtedness of the Issuers.    The Issuers shall not pay the principal of or interest on the Securities or make any deposit pursuant to Section 8.01 and may not purchase, redeem or otherwise retire any Securities (collectively, "pay the Securities") (except in the form of Permitted Junior Securities) if either of the following (a "Payment Default") occurs (a) any Obligation on any Designated Senior Indebtedness of the Issuers is not paid in full in cash when due; or (b) any other default on Designated Senior Indebtedness of the Issuers occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms, unless, in either case, the Payment Default has been cured or waived and any such acceleration has been rescinded or such Designated Senior Indebtedness has been paid in full in cash; provided, however, that the Issuers shall be entitled to pay the Securities without regard to the foregoing if the Issuers and the Trustee receive written notice approving such payment from the Representatives of all Designated Senior Indebtedness with respect to which the Payment Default has occurred and is continuing.

        During the continuance of any default (other than a Payment Default) with respect to any Designated Senior Indebtedness of the Issuers pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Issuers shall not pay the Securities (except in the form of Permitted Junior Securities) for a period (a "Payment Blockage Period") commencing upon the receipt by the Trustee of (with a copy to the Issuers) written notice (a "Blockage Notice") of such default from a Representative of Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter. The Payment Blockage Period shall end earlier if such Payment Blockage Period is terminated: (1) by written notice to the Trustee and the Issuers from the Person or Persons who gave such Blockage Notice; (2) because the default giving rise to such Blockage Notice is cured, waived or otherwise no longer continuing; or (3) because such Designated Senior Indebtedness has been discharged or repaid in full in cash.

        Notwithstanding the provisions described in the immediately preceding two sentences (but subject to the provisions contained in the first sentence of this Section), unless the holders of such Designated Senior Indebtedness or a Representative of such Designated Senior Indebtedness shall have accelerated the maturity of such Designated Senior Indebtedness, the Issuers shall be entitled to resume payments on the Securities after termination of such Payment Blockage Period. The Securities shall not be subject to more than one Payment Blockage Period in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness of the Issuers during such period.

        For purposes of this Section, no default or event of default which existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness of the Issuers initiating such Payment Blockage Period shall be, or be made, the basis of the commencement of a subsequent Payment Blockage Period by the Representative of such Designated Senior Indebtedness, unless such default or event of default shall have been cured or waived for a period of not less than 90 consecutive days.

        SECTION 10.04.    Acceleration of Payment of Securities.    If payment of the Securities is accelerated because of an Event of Default, the Issuers or the Trustee shall promptly notify the holders of the Designated Senior Indebtedness of the Issuers (or their Representatives) of the acceleration.

        SECTION 10.05.    When Distribution Must Be Paid Over.    If a distribution is made to Securityholders that because of this Article 10 should not have been made to them, the Securityholders who receive the distribution shall hold it in trust for holders of Senior Indebtedness of the Issuers and pay it over to them as their interests may appear.

        SECTION 10.06.    Subrogation.    After all Senior Indebtedness of the Issuers is paid in full and until the Securities are paid in full, Securityholders shall be subrogated to the rights of holders of such Senior Indebtedness to receive distributions applicable to such Senior Indebtedness. A distribution made under this Article 10 to holders of such Senior Indebtedness which otherwise would have been made to Securityholders is not, as between the Issuers and Securityholders, a payment by the Issuers on such Senior Indebtedness.

        SECTION 10.07.    Relative Rights.    This Article 10 defines the relative rights of Securityholders and holders of Senior Indebtedness of the Issuers. Nothing in this Indenture shall:

          (1)   impair, as between the Issuers and Securityholders, the obligation of the Issuers, which is absolute and unconditional, to pay principal of and interest on the Securities in accordance with their terms; or

          (2)   prevent the Trustee or any Securityholder from exercising its available remedies upon a Default, subject to the rights of holders of Senior Indebtedness of the Issuers to receive distributions otherwise payable to Securityholders.

        SECTION 10.08.    Subordination May Not Be Impaired by Issuers.    No right of any holder of Senior Indebtedness of the Issuers to enforce the subordination of the Indebtedness evidenced by the Securities shall be impaired by any act or failure to act by the Issuers or by its failure to comply with this Indenture.

        SECTION 10.09.    Rights of Trustee and Paying Agent.    Notwithstanding Section 10.03, the Trustee or Paying Agent shall continue to make payments on the Securities and shall not be charged with knowledge of the existence of facts that under this Article 10 would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Trustee receives notice satisfactory to it that such payments are prohibited by this Article 10. The Issuers, the Registrar or co-registrar, the Paying Agent, a Representative or a holder of Senior Indebtedness of the Issuers shall be entitled to give the notice; provided, however, that, if an issue of Senior Indebtedness of the Issuers has a Representative, only the Representative shall be entitled to give the notice.

        The Trustee in its individual or any other capacity shall be entitled to hold Senior Indebtedness of the Issuers with the same rights it would have if it were not Trustee. The Registrar and co-registrar and the Paying Agent shall be entitled to do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article 10 with respect to any Senior Indebtedness of the Issuers which may at any time be held by it, to the same extent as any other holder of such Senior Indebtedness; and nothing in Article 7 shall deprive the Trustee of any of its rights as such holder. Nothing in this Article 10 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.

        SECTION 10.10.    Distribution or Notice to Representative.    Whenever any Person is to make a distribution or give a notice to holders of Senior Indebtedness of the Issuers, such Person shall be entitled to make such distribution or give such notice to their Representative (if any).

        SECTION 10.11.    Article 10 Not To Prevent Events of Default or Limit Right To Accelerate.    The failure to make a payment pursuant to the Securities by reason of any provision in this Article 10 shall not be construed as preventing the occurrence of a Default. Nothing in this Article 10 shall have any effect on the right of the Securityholders or the Trustee to accelerate the maturity of the Securities.

        SECTION 10.12.    Trust Moneys Not Subordinated.    Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of U.S. Government Obligations held in trust under Article 8 by the Trustee for the payment of principal of and interest on the Securities shall not be subordinated to the prior payment of any Senior Indebtedness of the Issuers or subject to the restrictions set forth in this Article 10, and none of the Securityholders shall be obligated to pay over any such amount to the Issuers or any holder of Senior Indebtedness of the Issuers or any other creditor of the Issuers.

        SECTION 10.13.    Trustee Entitled To Rely.    Upon any payment or distribution pursuant to this Article 10, the Trustee and the Securityholders shall be entitled to rely (a) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 10.02 are pending, (b) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Securityholders or (c) upon the Representatives of Senior Indebtedness of the Issuers for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of such Senior Indebtedness and other Indebtedness of the Issuers, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness of the Issuers to participate in any payment or distribution pursuant to this Article 10, the Trustee shall be entitled to request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article 10, and, if such evidence is not furnished, the Trustee shall be entitled to defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.01 and 7.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article 10.

        SECTION 10.14.    Trustee To Effectuate Subordination.    Each Securityholder by accepting a Security authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Securityholders and the holders of Senior Indebtedness of the Issuers as provided in this Article 10 and appoints the Trustee as attorney-in-fact for any and all such purposes.

        SECTION 10.15.    Trustee Not Fiduciary for Holders of Senior Indebtedness of the Issuers.    The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness of the Issuers and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Securityholders or the Issuers or any other Person, money or assets to which any holders of Senior Indebtedness of the Issuers shall be entitled by virtue of this Article 10 or otherwise.

        SECTION 10.16.    Reliance by Holders of Senior Indebtedness of the Issuers on Subordination Provisions.    Each Securityholder by accepting a Security acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness of the Issuers, whether such Senior Indebtedness was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of such Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

Article 11

Subsidiary Guaranties

        SECTION 11.01.    Guaranties.    Each Subsidiary Guarantor hereby unconditionally and irrevocably guarantees, jointly and severally, to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Issuers under this Indenture and the Securities and (b) the full and punctual performance within applicable grace periods of all other obligations of the Issuers under this Indenture and the Securities (all the foregoing being hereinafter collectively called the "Guaranteed Obligations"). Each Subsidiary Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Subsidiary Guarantor and that such Subsidiary

Guarantor will remain bound under this Article 11 notwithstanding any extension or renewal of any Obligation.

        Each Subsidiary Guarantor waives presentation to, demand of, payment from and protest to the Issuers of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Subsidiary Guarantor waives notice of any default under the Securities or the Guaranteed Obligations. The obligations of each Subsidiary Guarantor hereunder shall not be affected by (1) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Issuers or any other Person (including any Subsidiary Guarantor) under this Indenture, the Securities or any other agreement or otherwise; (2) any extension or renewal of any thereof; (3) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (4) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them; (5) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (6) except as set forth in Section 11.06, any change in the ownership of such Subsidiary Guarantor.

        Each Subsidiary Guarantor further agrees that its Subsidiary Guaranty herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

        Each Subsidiary Guaranty is, to the extent and in the manner set forth in Article 12, subordinated and subject in right of payment to the prior payment in full of the principal of and premium, if any, and interest on all Senior Indebtedness of the Subsidiary Guarantor giving such Subsidiary Guaranty and each Subsidiary Guaranty is made subject to such provisions of this Indenture.

        Except as expressly set forth in Sections 8.01(b), 11.02 and 11.06, the obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Subsidiary Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Subsidiary Guarantor or would otherwise operate as a discharge of such Subsidiary Guarantor as a matter of law or equity.

        Each Subsidiary Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of an Issuer or otherwise.

        In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of the Issuers to pay the principal of or interest on any Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Obligation, each Subsidiary Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (A) the unpaid amount of such Guaranteed Obligations, (B) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and (C) all other monetary Guaranteed Obligations of the Issuers to the Holders and the Trustee.

        Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in respect of any Obligations guaranteed hereby until payment in full of all Obligations and all obligations to which the Obligations are subordinated as provided in Article 12. Each Subsidiary Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations hereby may be accelerated as provided in Article 6 for the purposes of such Subsidiary Guarantor's Subsidiary Guaranty herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 6, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantor for the purposes of this Section.

        Each Subsidiary Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Section.

        SECTION 11.02.    Limitation on Liability.    Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Subsidiary Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

        SECTION 11.03.    Successors and Assigns.    Except as set forth in Section 11.06, this Article 11 shall be binding upon each Subsidiary Guarantor and its successors and assigns and shall enure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

        SECTION 11.04.    No Waiver.    Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 11 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 11 at law, in equity, by statute or otherwise.

        SECTION 11.05.    Intentionally Omitted.

        SECTION 11.06.    Release of Subsidiary Guarantor.    A Subsidiary Guarantor will be released from its obligations under this Article 11 (other than any obligation that may have arisen under Section 11.07)

          (1)   upon the sale (including any sale pursuant to any exercise of remedies by a holder of Indebtedness of an Issuer or of such Subsidiary Guarantor) or other disposition (including by way of consolidation or merger) of a Subsidiary Guarantor, including the sale or disposition of Capital Stock of a Subsidiary Guarantor following which such Subsidiary Guarantor is no longer a Subsidiary,

          (2)   upon the sale or disposition of all or substantially all the assets of such Subsidiary Guarantor,

          (3)   upon the designation of such Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the terms of this Indenture,

          (4)   at such time as such Subsidiary Guarantor does not have any Indebtedness outstanding that would have required such Subsidiary Guarantor to enter into a Guaranty Agreement pursuant to Section 4.11 and the Issuers provide an Officers' Certificate to the Trustee certifying that no such Indebtedness is outstanding and that the Issuers elect to have such Subsidiary Guarantor released from this Article 11,

          (5)   upon defeasance of the Securities pursuant to Article 8, or

          (6)   upon the full satisfaction of the Issuers' obligations under this Indenture;

provided, however, that in the case of clauses (1) and (2) above, (i) such sale or other disposition is made to a Person other than an Issuer or a Subsidiary of an Issuer and (ii) such sale or disposition is otherwise permitted by this Indenture. At the request of the Issuers, the Trustee shall execute and deliver an appropriate instrument evidencing such release.

        SECTION 11.07.    Contribution.    Each Subsidiary Guarantor that makes a payment under its Subsidiary Guaranty shall be entitled upon payment in full of all Guaranteed Obligations under this Indenture to a contribution from each other Subsidiary Guarantor in an amount equal to such other Subsidiary Guarantor's pro rata portion of such payment based on the respective net assets of all the Subsidiary Guarantors at the time of such payment determined in accordance with GAAP.

Article 12

Subordination of Subsidiary Guaranties

        SECTION 12.01.    Agreement To Subordinate.    Each Subsidiary Guarantor agrees, and each Securityholder by accepting a Security agrees, that the Indebtedness evidenced by such Subsidiary Guarantor's Subsidiary Guaranty is subordinated in right of payment, to the extent and in the manner provided in this Article 12, to the prior payment of all Senior Indebtedness of such Subsidiary Guarantor and that the subordination is for the benefit of and enforceable by the holders of such Senior Indebtedness. The Obligations of a Subsidiary Guarantor shall in all respects rank pari passu with all other Senior Subordinated Indebtedness of such Subsidiary Guarantor and only Senior Indebtedness of such Subsidiary Guarantor (including such Subsidiary Guarantor's Guaranty of Senior Indebtedness of the Issuers) shall rank senior to the Obligations of such Subsidiary Guarantor in accordance with the provisions set forth herein.

        SECTION 12.02.    Liquidation, Dissolution, Bankruptcy.    Upon any payment or distribution of the assets of any Subsidiary Guarantor to creditors upon a total or partial liquidation or a total or partial dissolution of such Subsidiary Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to such Subsidiary Guarantor or its property:

          (1)   holders of Senior Indebtedness of such Subsidiary Guarantor shall be entitled to receive payment in full in cash of such Senior Indebtedness before Securityholders shall be entitled to receive any payment pursuant to the Subsidiary Guaranty of such Subsidiary Guarantor; and

          (2)   until the Senior Indebtedness of any Subsidiary Guarantor is paid in full in cash, any payment or distribution to which Securityholders would be entitled but for this Article 12 shall be made to holders of such Senior Indebtedness as their interests may appear, except that Securityholders may receive Permitted Junior Securities.

        SECTION 12.03.    Default on Senior Indebtedness of Subsidiary Guarantor.    No Subsidiary Guarantor shall make any payment on its Subsidiary Guaranty or purchase, redeem or otherwise retire or defease any Securities or other Obligations (collectively, "pay its Subsidiary Guaranty") if either of the following (a "Payment Default") occurs (a) any Designated Senior Indebtedness of such Subsidiary Guarantor is not paid in full in cash when due; or (b) any other default on Designated Senior

Indebtedness of such Subsidiary Guarantor occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms; unless, in either case, the Payment Default has been cured or waived and any such acceleration has been rescinded or such Designated Senior Indebtedness has been paid in full in cash; provided, however, that any Subsidiary Guarantor shall be entitled to pay its Subsidiary Guaranty without regard to the foregoing if such Subsidiary Guarantor and the Trustee receive written notice approving such payment from the Representative of any Designated Senior Indebtedness with respect to which the Payment Default has occurred and is continuing.

        During the continuance of any default (other than a Payment Default) with respect to any Designated Senior Indebtedness of such Subsidiary Guarantor pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, such Subsidiary Guarantor shall not pay its Subsidiary Guaranty for a period (a "Payment Blockage Period") commencing upon the receipt by the Trustee of (with a copy to such Subsidiary Guarantor) written notice (a "Blockage Notice") of such default from the Representative of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter. The Payment Blockage Period shall end earlier if such Payment Blockage Period is terminated (1) by written notice to the Trustee and such Subsidiary Guarantor from the Person or Persons who gave such Blockage Notice; (2) because the default giving rise to such Blockage Notice is cured, waived or otherwise no longer continuing; or (3) because such Designated Senior Indebtedness has been discharged or repaid in full.

        Notwithstanding the provisions described in the immediately preceding two sentences (but subject to the provisions contained in the first sentence of this Section 12.03), unless the holders of such Designated Senior Indebtedness giving such Payment Notice or the Representative of such Designated Senior Indebtedness shall have accelerated the maturity of such Designated Senior Indebtedness, any Subsidiary Guarantor shall be entitled to resume payments pursuant to its Subsidiary Guaranty after termination of such Payment Blockage Period. No Subsidiary Guarantor shall be subject to more than one Blockage Period in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness of such Subsidiary Guarantor during such period.

        For purposes of this Section, no default or event of default which existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness of such Subsidiary Guarantor initiating such Payment Blockage Period shall be, or be made, the basis of the commencement of a subsequent Payment Blockage Period by the Representative of such Designated Senior Indebtedness, unless such default or event of default shall have been cured or waived for a period of not less than 90 consecutive days.

        SECTION 12.04.    Demand for Payment.    If a demand for payment is made on a Subsidiary Guarantor pursuant to Article 11, the Trustee shall promptly notify the holders of the Designated Senior Indebtedness of such Subsidiary Guarantor (or their Representatives) of such demand.

        SECTION 12.05.    When Distribution Must Be Paid Over.    If a distribution is made to Securityholders that because of this Article 12 should not have been made to them, the Securityholders who receive the distribution shall hold it in trust for holders of Senior Indebtedness of the applicable Subsidiary Guarantor and pay it over to them or their Representatives as their interests may appear.

        SECTION 12.06.    Subrogation.    After all Senior Indebtedness of a Subsidiary Guarantor is paid in full and until the Securities are paid in full, Securityholders shall be subrogated to the rights of holders of such Senior Indebtedness to receive distributions applicable to Senior Indebtedness of such Subsidiary Guarantor. A distribution made under this Article 12 to holders of such Senior Indebtedness which otherwise would have been made to Securityholders is not, as between the relevant Subsidiary Guarantor and Securityholders, a payment by such Subsidiary Guarantor on such Senior Indebtedness.

        SECTION 12.07.    Relative Rights.    This Article 12 defines the relative rights of Securityholders and holders of Senior Indebtedness of a Subsidiary Guarantor. Nothing in this Indenture shall:

          (1)   impair, as between a Subsidiary Guarantor and Securityholders, the obligation of such Subsidiary Guarantor, which is absolute and unconditional, to pay its Subsidiary Guaranty to the extent set forth in Article 11; or

          (2)   prevent the Trustee or any Securityholder from exercising its available remedies upon a default by such Subsidiary Guarantor under its Subsidiary Guaranty, subject to the rights of holders of Senior Indebtedness of such Subsidiary Guarantor to receive distributions otherwise payable to Securityholders.

        SECTION 12.08.    Subordination May Not Be Impaired by Subsidiary Guarantor.    No right of any holder of Senior Indebtedness of any Subsidiary Guarantor to enforce the subordination of the Subsidiary Guaranty of such Subsidiary Guarantor shall be impaired by any act or failure to act by such Subsidiary Guarantor or by its failure to comply with this Indenture.

        SECTION 12.09.    Rights of Trustee and Paying Agent.    Notwithstanding Section 12.03, the Trustee or Paying Agent shall continue to make payments on any Subsidiary Guaranty and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Trustee receives written notice satisfactory to it that such payments are prohibited by this Article 12. The Issuers, the relevant Subsidiary Guarantor, the Registrar or co-registrar, the Paying Agent, a Representative or a holder of Senior Indebtedness of such Subsidiary Guarantor shall be entitled to give the notice; provided, however, that, if an issue of Senior Indebtedness of any Subsidiary Guarantor has a Representative, only the Representative shall be entitled to give the notice.

        The Trustee in its individual or any other capacity shall be entitled to hold Senior Indebtedness of any Subsidiary Guarantor with the same rights it would have if it were not the Trustee. The Registrar and co-registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article 12 with respect to any Senior Indebtedness of any Subsidiary Guarantor which may at any time be held by it, to the same extent as any other holder of such Senior Indebtedness; and nothing in Article 7 shall deprive the Trustee of any of its rights as such holder. Nothing in this Article 12 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.

        SECTION 12.10.    Distribution or Notice to Representative.    Whenever any Person is to make a distribution or give a notice to holders of Senior Indebtedness of any Subsidiary Guarantor, such Person shall be entitled to make such distribution or give such notice to their Representative (if any).

        SECTION 12.11.    Article 12 Not To Prevent Events of Default or Limit Right To Demand Payment.    The failure to make a payment pursuant to a Subsidiary Guaranty by reason of any provision in this Article 12 shall not be construed as preventing the occurrence of a Default. Nothing in this Article 12 shall have any effect on the right of the Securityholders or the Trustee to make a demand for payment on any Subsidiary Guarantor pursuant to its Subsidiary Guaranty.

        SECTION 12.12.    Trustee Entitled To Rely.    Upon any payment or distribution pursuant to this Article 12, the Trustee and the Securityholders shall be entitled to rely (a) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 12.02 are pending, (b) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Securityholders or (c) upon the Representatives for the holders of Senior Indebtedness of any Subsidiary Guarantor for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of such Senior Indebtedness and other indebtedness of such Subsidiary Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 12. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness of any Subsidiary Guarantor to participate in any payment or distribution pursuant to this Article 12, the Trustee shall be entitled to request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness of such Subsidiary Guarantor held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article 12, and, if such evidence is not furnished, the Trustee shall be entitled to defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.01 and 7.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article 12.

        SECTION 12.13.    Trustee To Effectuate Subordination.    Each Securityholder by accepting a Security authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Securityholders and the holders of Senior Indebtedness of any Subsidiary Guarantor as provided in this Article 12 and appoints the Trustee as attorney-in-fact for any and all such purposes.

        SECTION 12.14.    Trustee Not Fiduciary for Holders of Senior Indebtedness of Subsidiary Guarantor.    The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness of any Subsidiary Guarantor and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Securityholders or the Issuers or any other Person, money or assets to which any holders of such Senior Indebtedness shall be entitled by virtue of this Article 12 or otherwise.

        SECTION 12.15.    Reliance by Holders of Senior Indebtedness of Subsidiary Guarantors on Subordination Provisions.    Each Securityholder by accepting a Security acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness of any Subsidiary Guarantor, whether such Senior Indebtedness was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

Article 13

Miscellaneous

        SECTION 13.01.    Trust Indenture Act Controls.    If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

        SECTION 13.02.    Notices.    Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

  if to the Issuers:

    Refco Group Ltd., LLC
    One World Financial Center
    200 Liberty Street, Tower A
    New York, NY 10281
    Attention:Robert C. Trosten

  if to the Trustee:

    Wells Fargo Bank, National Association
    Corporate Trust Services
    213 Court Street, Suite 703
    Middletown, CT 06457
    Attention: Joseph O'Donnell
    Fax: (860) 704-6219

        The Issuers, any Subsidiary Guarantor or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

        Any notice or communication mailed to a Securityholder shall be mailed to the Securityholder at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

        Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

        SECTION 13.03.    Communication by Holders with Other Holders.    Securityholders may communicate pursuant to TIA § 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Issuers, any Subsidiary Guarantor, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

        SECTION 13.04.    Certificate and Opinion as to Conditions Precedent.    Upon any request or application by the Issuers to the Trustee to take or refrain from taking any action under this Indenture, the Issuers shall furnish to the Trustee:

          (1)   an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2)   an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

        SECTION 13.05.    Statements Required in Certificate or Opinion.    Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

          (1)   a statement that the individual making such certificate or opinion has read such covenant or condition;

          (2)   a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3)   a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4)   a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

        SECTION 13.06.    When Securities Disregarded.    In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by an Issuer or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with an Issuer shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

        SECTION 13.07.    Rules by Trustee, Paying Agent and Registrar.    The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

        SECTION 13.08.    Legal Holidays.    If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

        SECTION 13.09.    Governing Law.    This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York.

        SECTION 13.10.    No Recourse Against Others.    A director or other member of the Governing Board, officer, employee, incorporator, member or stockholder of an Issuer or any Subsidiary Guarantor shall not have any liability for any obligations of such Issuer under the Securities or this Indenture or of such Subsidiary Guarantor under its Subsidiary Guaranty or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. Such waiver and release shall be part of the consideration for the issue of the Securities.

        SECTION 13.11.    Successors.    All agreements of the Issuers or any Subsidiary Guarantor in this Indenture and the Securities shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successors.

        SECTION 13.12.    Multiple Originals.    The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

        SECTION 13.13.    Table of Contents; Headings.    The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

        IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

REFCO FINANCE HOLDINGS LLC, as an Issuer
By:
/s/ SCOTT JAECKEL Name: Scott Jaeckel Title: Treasurer
REFCO FINANCE INC., as an Issuer
By:
/s/ SCOTT JAECKEL Name: Scott Jaeckel Title: Treasurer
WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee
By:
/s/ JOSEPH P. O DONNELL Name: Joseph P. O'Donnell Title: Assistant Vice President

RULE 144A/REGULATION S/IAI APPENDIX

PROVISIONS RELATING TO INITIAL SECURITIES,
EXCHANGE SECURITIES AND
PRIVATE EXCHANGE SECURITIES

        1.    Definitions

        1.1    Definitions

        For the purposes of this Appendix the following terms shall have the meanings indicated below:

          "Applicable Procedures" means, with respect to any transfer or transaction involving a Temporary Regulation S Global Security or beneficial interest therein, the rules and procedures of the Depository for such a Temporary Regulation S Global Security, to the extent applicable to such transaction and as in effect from time to time.

          "Definitive Security" means a certificated Initial Security or Exchange Security or Private Exchange Security bearing, if required, the appropriate restricted securities legend set forth in Section 2.3(e).

          "Depository" means The Depository Trust Company, its nominees and their respective successors.

          "Distribution Compliance Period", with respect to any Securities, means the period of 40 consecutive days beginning on and including the later of (i) the day on which such Securities are first offered to Persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S and (ii) the issue date with respect to such Securities.

          "Exchange Securities" means (1) the 9% Senior Subordinated Notes Due 2012 issued pursuant to the Indenture in connection with a Registered Exchange Offer pursuant to a Registration Rights Agreement and (2) Additional Securities, if any, issued in accordance with the terms of the Indenture pursuant to a registration statement filed with the SEC under the Securities Act.

          "IAI" means an institutional "accredited investor", as defined in Rule 501(a)(1), (2), (3) and (7) of Regulation D under the Securities Act.

          "Initial Purchasers" means (1) with respect to the Initial Securities issued on the Issue Date, Credit Suisse First Boston LLC, Banc of America Securities LLC and Deutsche Bank Securities Inc. and (2) with respect to each issuance of Additional Securities, the Persons purchasing such Additional Securities under the related Purchase Agreement.

          "Initial Securities" means (1) $600,000,000 aggregate principal amount of 9% Senior Subordinated Notes Due 2012 issued on the Issue Date and (2) Additional Securities, if any, issued in accordance with the terms of the Indenture in a transaction exempt from the registration requirements of the Securities Act.

          "Private Exchange" means the issuance by the Issuers, pursuant to a Registration Rights Agreement, to the Initial Purchasers, in exchange for the Initial Securities held by the Initial Purchaser as part of its initial distribution, of a like aggregate principal amount of Private Exchange Securities.

          "Private Exchange Securities" means any 9% Senior Subordinated Notes Due 2012 issued in connection with a Private Exchange.

          "Purchase Agreement" means (1) with respect to the Initial Securities issued on the Issue Date, the Purchase Agreement dated July 22, 2004, among the Issuers and the Initial Purchasers, and (2) with respect to each issuance of Additional Securities, the purchase agreement or underwriting agreement among the Issuers and the Persons purchasing such Additional Securities.

          "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

          "Registered Exchange Offer" means the offer by the Issuers, pursuant to a Registration Rights Agreement, to certain Holders of Initial Securities, to issue and deliver to such Holders, in exchange for the Initial Securities, a like aggregate principal amount of Exchange Securities registered under the Securities Act.

          "Registration Rights Agreement" means (1) with respect to the Initial Securities issued on the Issue Date, the Registration Rights Agreement dated August 5, 2004, among the Issuers and the Initial Purchasers, and (2) with respect to each issuance of Additional Securities issued in a transaction exempt from the registration requirements of the Securities Act, the registration rights agreement, if any, among the Issuers and the Persons purchasing such Additional Securities under the related Purchase Agreement.

          "Rule 144A Securities" means all Securities offered and sold to QIBs in reliance on Rule 144A.

          "Securities" means the Initial Securities, the Exchange Securities and the Private Exchange Securities, treated as a single class.

          "Securities Custodian" means the custodian with respect to a Global Security (as appointed by the Depository), or any successor Person thereto and shall initially be the Trustee.

          "Shelf Registration Statement" means the registration statement issued by the Issuers in connection with the offer and sale of Initial Securities or Private Exchange Securities pursuant to a Registration Rights Agreement.

          "Transfer Restricted Securities" means Securities that bear or are required to bear the legend relating to restrictions on transfer relating to the Securities Act set forth in Section 2.3(e) hereto.

        1.2    Other Definitions

Term	Defined in Section:
"Agent Members"	2.1(b	)
"Global Securities"	2.1(a	)
"IAI Global Security"	2.1(a	)
"Permanent Regulation S Global Security"	2.1(a	)
"Regulation S"	2.1(a	)
"Regulation S Global Security"	2.1(a	)
"Rule 144A"	2.1(a	)
"Rule 144A Global Security"	2.1(a	)
"Temporary Regulation S Global Security"	2.1(a	)

        2.    The Securities.

        2.1    (a) Form and Dating.    The Initial Securities issued on the Issue Date will be offered and sold by the Issuers pursuant to a Purchase Agreement. The Initial Securities issued on the Issue Date will be resold initially only to (i) QIBs in reliance on Rule 144A under the Securities Act ("Rule 144A") and (ii) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S under the Securities Act ("Regulation S").

        Initial Securities issued on the Issue Date may thereafter be transferred to, among others, QIBs, IAIs and purchasers in reliance on Regulation S, subject to the restrictions on transfer set forth herein. Initial Securities initially resold pursuant to Rule 144A shall be issued initially in the form of one or more permanent global Securities in definitive, fully registered form (collectively, the "Rule 144A Global Security"); Initial Securities initially resold pursuant to Regulation S shall be issued initially in

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the form of one or more temporary global securities in fully registered form (collectively, the "Temporary Regulation S Global Security"); and Initial Securities to be resold to IAIs shall be issued initially in the form of one or more permanent global Securities in definitive, fully registered form (collectively, the "IAI Global Security"); in each case without interest coupons and with the global securities legend and the applicable restricted securities legend set forth in Exhibit 1 hereto, which shall be deposited on behalf of the purchasers of the Initial Securities represented thereby with the Securities Custodian and registered in the name of the Depository or a nominee of the Depository, duly executed by the Issuers and authenticated by the Trustee as provided in this Indenture.

        Except as set forth in this Section 2.1(a), beneficial ownership interests in the Temporary Regulation S Global Security will not be exchangeable for interests in the Rule 144A Global Security, the IAI Global Security, a permanent Regulation S global security (the "Permanent Regulation S Global Security", and together with the Temporary Regulation S Global Security, the "Regulation S Global Security") or any other Security prior to the expiration of the Distribution Compliance Period and then, after the expiration of the Distribution Compliance Period, may be exchanged for interests in a Rule 144A Global Security, an IAI Global Security or the Permanent Regulation S Global Security only upon certification in form reasonably satisfactory to the Trustee that (i) beneficial ownership interests in such Temporary Regulation S Global Security are owned either by non-U.S. persons or U.S. persons who purchased such interests in a transaction that did not require registration under the Securities Act and (ii) in the case of an exchange for an IAI Global Security, certification that the interest in the Temporary Regulation S Global Security is being transferred to an institutional "accredited investor" under the Securities Act that is an institutional accredited investor acquiring the securities for its own account or for the account of an institutional accredited investor.

        Beneficial interests in Regulation S Global Securities or IAI Global Securities may be exchanged for interests in Rule 144A Global Securities if (1) such exchange occurs in connection with a transfer of Securities in compliance with Rule 144A and (2) the transferor of the beneficial interest in the Regulation S Global Security or the IAI Global Security, as applicable, first delivers to the Trustee a written certificate (in a form satisfactory to the Trustee) to the effect that the beneficial interest in the Regulation S Global Security or the IAI Global Security, as applicable, is being transferred to a Person (a) who the transferor reasonably believes to be a QIB, (b) purchasing for its own account or the account of a QIB in a transaction meeting the requirements of Rule 144A and (c) in accordance with all applicable securities laws of the States of the United States and other jurisdictions.

        Beneficial interests in Regulation S Global Securities and Rule 144A Global Securities may be exchanged for an interest in IAI Global Securities if (1) such exchange occurs in connection with a transfer of the securities in compliance with an exemption under the Securities Act and (2) the transferor of the Regulation S Global Security or Rule 144A Global Security, as applicable, first delivers to the trustee a written certificate (substantially in the form of Exhibit 2) to the effect that the Regulation S Global Securities or Rule 144A Global Securities, as applicable, are being transferred (x) to an "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is an institutional investor acquiring the Securities for its own account or for the account of such an institutional accredited investor, for investment purposes and not with a view to or for offer or sale in connection with any distribution in violation of the Securities Act, (y) in accordance with all applicable securities laws of the States of the United States and other jurisdictions and (z), in an aggregate principal amount of Securities of no less than $250,000 or, if such transfer is in an aggregate principal amount of Securities of less than $250,000, such transferor shall also deliver to the Trustee an opinion of counsel acceptable to the Issuers that such transfer is in compliance with the Securities Act.

        Beneficial interests in a Rule 144A Global Security or an IAI Global Security may be transferred to a Person who takes delivery in the form of an interest in a Regulation S Global Security, whether before or after the expiration of the Distribution Compliance Period, only if the transferor first delivers

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to the Trustee a written certificate (in the form provided in the Indenture) to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 (if applicable).

        The Rule 144A Global Security, the IAI Global Security, the Temporary Regulation S Global Security and the Permanent Regulation S Global Security are collectively referred to herein as "Global Securities". The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.

          (b)    Book-Entry Provisions.    This Section 2.1(b) shall apply only to a Global Security deposited with or on behalf of the Depository.

          The Issuers shall execute and the Trustee shall, in accordance with this Section 2.1(b), authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depository for such Global Security or Global Securities or the nominee of such Depository and (b) shall be delivered by the Trustee to such Depository or pursuant to such Depository's instructions or held by the Trustee as custodian for the Depository.

          Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository or by the Trustee as the custodian of the Depository or under such Global Security, and the Issuers, the Trustee and any agent of the Issuers or the Trustee shall be entitled to treat the Depository as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuers, the Trustee or any agent of the Issuers or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

          (c)    Definitive Securities.    Except as provided in this Section 2.1 or Section 2.3 or 2.4, owners of beneficial interests in Global Securities shall not be entitled to receive interests in, or physical delivery of, Definitive Securities.

        2.2    Authentication.    The Trustee shall authenticate and deliver: (1) on the Issue Date, an aggregate principal amount of $600,000,000 million 9% Senior Subordinated Notes Due 2012, (2) any Additional Securities for an original issue in an aggregate principal amount specified in the written order of the Issuers pursuant to Section 2.02 of the Indenture and (3) Exchange Securities or Private Exchange Securities for issue only in a Registered Exchange Offer or a Private Exchange, respectively, pursuant to a Registration Rights Agreement, for a like principal amount of Initial Securities issued on the Issue Date, in each case upon a written order of the Issuers signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of each Issuer. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and, in the case of any issuance of Additional Securities pursuant to Section 2.13 of the Indenture, shall certify that such issuance is in compliance with Section 4.03 of the Indenture.

        2.3    Transfer and Exchange.

          (a)    Transfer and Exchange of Definitive Securities.    When Definitive Securities are presented to the Registrar with a request:

            (x)   to register the transfer of such Definitive Securities; or

            (y)   to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations,

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  the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Securities surrendered for transfer or exchange:

                (i)  shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Issuers and the Registrar, duly executed by the Holder thereof or its attorney duly authorized in writing; and

               (ii)  if such Definitive Securities are required to bear a restricted securities legend, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act, pursuant to Section 2.3(b) or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

                (A)  if such Definitive Securities are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

                (B)  if such Definitive Securities are being transferred to the Issuers, a certification to that effect; or

                (C)  if such Definitive Securities are being transferred (x) pursuant to an exemption from registration in accordance with Rule 144A, Regulation S or Rule 144 under the Securities Act; or (y) in reliance upon another exemption from the requirements of the Securities Act: (i) a certification to that effect (in the form set forth on the reverse of the Security) and (ii) if the Issuers so request, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(e)(i).

          (b)    Restrictions on Transfer of a Definitive Security for a Beneficial Interest in a Global Security.    A Definitive Security may not be exchanged for a beneficial interest in a Rule 144A Global Security, an IAI Global Security or a Permanent Regulation S Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

                (i)  certification, in the form set forth on the reverse of the Security, that such Definitive Security is either (A) being transferred to a QIB in accordance with Rule 144A, (B) being transferred to an IAI or (C) being transferred after expiration of the Distribution Compliance Period by a Person who initially purchased such Security in reliance on Regulation S to a buyer who elects to hold its interest in such Security in the form of a beneficial interest in the Permanent Regulation S Global Security; and

               (ii)  written instructions directing the Trustee to make, or to direct the Securities Custodian to make, an adjustment on its books and records with respect to such Rule 144A Global Security (in the case of a transfer pursuant to clause (b)(i)(A)), IAI Global Security (in the case of a transfer pursuant to clause (b)(1)(B)) or Permanent Regulation S Global Security (in the case of a transfer pursuant to clause (b)(i)(B)) to reflect an increase in the aggregate principal amount of the Securities represented by the Rule 144A Global Security, IAI Global Security or Permanent Regulation S Global Security, as applicable, such instructions to contain information regarding the Depository account to be credited with such increase, then the Trustee shall cancel such Definitive Security and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the

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  Depository and the Securities Custodian, the aggregate principal amount of Securities represented by the Rule 144A Global Security, IAI Global Security or Permanent Regulation S Global Security, as applicable, to be increased by the aggregate principal amount of the Definitive Security to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Rule 144A Global Security, IAI Global Security or Permanent Regulation S Global Security, as applicable, equal to the principal amount of the Definitive Security so canceled. If no Rule 144A Global Securities, IAI Global Securities or Permanent Regulation S Global Securities, as applicable, are then outstanding, the Issuers shall issue and the Trustee shall authenticate, upon written order of the Issuers in the form of an Officers' Certificate of the Issuers, a new Rule 144A Global Security, IAI Global Security or Permanent Regulation S Global Security, as applicable, in the appropriate principal amount.

          (c)    Transfer and Exchange of Global Securities.

                (i)  The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor. A transferor of a beneficial interest in a Global Security shall deliver to the Registrar a written order given in accordance with the Depository's procedures containing information regarding the participant account of the Depository to be credited with a beneficial interest in the Global Security. The Registrar shall, in accordance with such instructions instruct the Depository to credit to the account of the Person specified in such instructions a beneficial interest in the Global Security and to debit the account of the Person making the transfer the beneficial interest in the Global Security being transferred.

               (ii)  If the proposed transfer is a transfer of a beneficial interest in one Global Security to a beneficial interest in another Global Security, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Security to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Security from which such interest is being transferred.

              (iii)  Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4), a Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

              (iv)  In the event that Global Security is exchanged for Definitive Securities to Section 2.4 of this Appendix, prior to the consummation of a Registered Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Securities, such Securities may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Initial Securities intended to ensure that such transfers comply with Rule 144A, Regulation S or another applicable exemption under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Issuers.

          (d)    Restrictions on Transfer of Temporary Regulation S Global Securities.    During the Distribution Compliance Period, beneficial ownership interests in Temporary Regulation S Global Securities may only be sold, pledged or transferred in accordance with the Applicable Procedures and only (i) to the Issuers, (ii) in an offshore transaction in accordance with Regulation S (other

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  than a transaction resulting in an exchange for an interest in a Permanent Regulation S Global Security) and (iii) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any State of the United States.

          (e)    Legend.

              (i)  Except as permitted by the following paragraphs (ii), (iii) and (iv), each Security certificate evidencing the Global Securities (and all Securities issued in exchange therefor or in substitution thereof), in the case of Securities offered otherwise than in reliance on Regulation S shall bear a legend in substantially the following form:

      THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

      THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE ISSUERS THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO ANY ISSUER, (II) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (IV) TO AN "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUERS THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (V) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (VI) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (VI), IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

          Each certificate evidencing a Security offered in reliance on Regulation S shall bear a legend in substantially the following form:

      THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE UNITED

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      STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.

          Each Definitive Security shall also bear the following additional legend:

      IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

             (ii)  Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Security) pursuant to Rule 144 under the Securities Act, the Registrar shall permit the transferee thereof to exchange such Transfer Restricted Security for a certificated Security that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security, if the transferor thereof certifies in writing to the Registrar that such sale or transfer was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Security).

            (iii)  After a transfer of any Initial Securities or Private Exchange Securities pursuant to and during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Securities or Private Exchange Securities, as the case may be, all requirements pertaining to legends on such Initial Security or such Private Exchange Security will cease to apply, the requirements requiring any such Initial Security or such Private Exchange Security issued to certain Holders be issued in global form will cease to apply, and a certificated Initial Security or Private Exchange Security or an Initial Security or Private Exchange Security in global form, in each case without restrictive transfer legends, will be available to the transferee of the Holder of such Initial Securities or Private Exchange Securities upon exchange of such transferring Holder's certificated Initial Security or Private Exchange Security or directions to transfer such Holder's interest in the Global Security, as applicable.

            (iv)  Upon the consummation of a Registered Exchange Offer with respect to the Initial Securities, all requirements pertaining to such Initial Securities that Initial Securities issued to certain Holders be issued in global form will still apply with respect to Holders of such Initial Securities that do not exchange their Initial Securities, and Exchange Securities in certificated or global form, in each case without the restricted securities legend set forth in Exhibit 1 hereto will be available to Holders that exchange such Initial Securities in such Registered Exchange Offer.

             (v)  Upon the consummation of a Private Exchange with respect to the Initial Securities, all requirements pertaining to such Initial Securities that Initial Securities issued to certain Holders be issued in global form will still apply with respect to Holders of such Initial Securities that do not exchange their Initial Securities, and Private Exchange Securities in global form with the global securities legend and the applicable restricted securities legend set forth in Exhibit 1 hereto will be available to Holders that exchange such Initial Securities in such Private Exchange.

          (f)    Cancellation or Adjustment of Global Security.    At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, redeemed, purchased or canceled, such Global Security shall be returned to the Depository for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a

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  Global Security is exchanged for certificated Securities, redeemed, purchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

          (g)    No Obligation of the Trustee.

              (i)  The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

             (ii)  The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depository participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

        2.4    Definitive Securities.

          (a)   A Global Security deposited with the Depository or with the Trustee as Securities Custodian for the Depository pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of Definitive Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if such transfer complies with Section 2.3 hereof and (i) the Depository notifies the Issuers that it is unwilling or unable to continue as Depository for such Global Security and the Depository fails to appoint a successor depository or if at any time such Depository ceases to be a "clearing agency" registered under the Exchange Act, in either case, and a successor depository is not appointed by the Issuers within 90 days of such notice, or (ii) an Event of Default has occurred and is continuing or (iii) the Issuers, in their sole discretion, notify the Trustee in writing that they elect to cause the issuance of Definitive Securities under this Indenture.

          (b)   Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depository to the Trustee located at its principal corporate trust office in the Borough of Manhattan, The City of New York, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations. Any portion of a Global Security transferred pursuant to this Section 2.4 shall be executed, authenticated and delivered only in denominations of $1,000 principal amount and any integral multiple thereof and registered in such names as the

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  Depository shall direct. Any Definitive Security delivered in exchange for an interest in the Transfer Restricted Security shall, except as otherwise provided by Section 2.3(e) hereof, bear the applicable restricted securities legend and definitive securities legend set forth in Exhibit 1 hereto.

          (c)   Subject to the provisions of Section 2.4(b) hereof, the registered Holder of a Global Security shall be entitled to grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

          (d)   In the event of the occurrence of one of the events specified in Section 2.4(a) hereof, the Issuers shall promptly make available to the Trustee a reasonable supply of Definitive Securities in definitive, fully registered form without interest coupons. In the event that such Definitive Securities are not issued, the Issuers expressly acknowledge, with respect to the right of any Holder to pursue a remedy pursuant to Section 6.06 of this Indenture, the right of any beneficial owner of Securities to pursue such remedy with respect to the portion of the Global Security that represents such beneficial owner's Securities as if such Definitive Securities had been issued.

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EXHIBIT 1
to
RULE 144A/REGULATION S/IAI APPENDIX

[FORM OF FACE OF INITIAL SECURITY]

[Global Securities Legend]

        UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

        TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

        [[FOR REGULATION S GLOBAL SECURITY ONLY] UNTIL 40 DAYS AFTER THE LATER OF COMMENCEMENT OR COMPLETION OF THE OFFERING, AN OFFER OR SALE OF SECURITIES WITHIN THE UNITED STATES BY A DEALER (AS DEFINED IN THE SECURITIES ACT) MAY VIOLATE THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IF SUCH OFFER OR SALE IS MADE OTHERWISE THAN IN ACCORDANCE WITH RULE 144A THEREUNDER.]

[Restricted Securities Legend for Securities offered otherwise than in reliance on Regulation S]

        THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

        THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE ISSUERS THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO ANY ISSUER, (II) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (IV) TO AN "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH

TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUERS THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (V) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (VI) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (VI), IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

[Restricted Securities Legend for Securities Offered in Reliance on Regulation S]

        THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.

[Temporary Regulation S Global Security Legend]

        EXCEPT AS SET FORTH BELOW, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY WILL NOT BE EXCHANGEABLE FOR INTERESTS IN THE PERMANENT REGULATION S GLOBAL SECURITY OR ANY OTHER SECURITY REPRESENTING AN INTEREST IN THE SECURITIES REPRESENTED HEREBY WHICH DO NOT CONTAIN A LEGEND CONTAINING RESTRICTIONS ON TRANSFER, UNTIL THE EXPIRATION OF THE "40-DAY DISTRIBUTION COMPLIANCE PERIOD" (WITHIN THE MEANING OF RULE 903(b)(2) OF REGULATION S UNDER THE SECURITIES ACT) AND THEN ONLY UPON CERTIFICATION IN FORM REASONABLY SATISFACTORY TO THE TRUSTEE THAT SUCH BENEFICIAL INTERESTS ARE OWNED EITHER BY NON-U.S. PERSONS OR U.S. PERSONS WHO PURCHASED SUCH INTERESTS IN A TRANSACTION THAT DID NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT. DURING SUCH 40-DAY DISTRIBUTION COMPLIANCE PERIOD, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY MAY ONLY BE SOLD, PLEDGED OR TRANSFERRED (I) TO THE ISSUERS, (II) OUTSIDE THE UNITED STATES IN A TRANSACTION IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (III) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. HOLDERS OF INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY WILL NOTIFY ANY PURCHASER OF THIS SECURITY OF THE RESALE RESTRICTIONS REFERRED TO ABOVE, IF THEN APPLICABLE.

        AFTER THE EXPIRATION OF THE DISTRIBUTION COMPLIANCE PERIOD BENEFICIAL INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY MAY BE EXCHANGED FOR INTERESTS IN A RULE 144A GLOBAL SECURITY ONLY IF (1) SUCH EXCHANGE OCCURS IN CONNECTION WITH A TRANSFER OF THE SECURITIES IN COMPLIANCE WITH RULE 144A AND (2) THE TRANSFEROR OF THE REGULATION S GLOBAL SECURITY FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT THE

2

REGULATION S GLOBAL SECURITY IS BEING TRANSFERRED (A) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES TO BE A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, (B) TO A PERSON WHO IS PURCHASING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A AND (C) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

        AFTER THE EXPIRATION OF THE DISTRIBUTION COMPLIANCE PERIOD, BENEFICIAL INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY MAY BE EXCHANGED FOR INTERESTS IN AN IAI GLOBAL SECURITY ONLY IF (1) SUCH EXCHANGE OCCURS IN CONNECTION WITH A TRANSFER OF THE SECURITIES IN COMPLIANCE WITH AN EXEMPTION UNDER THE SECURITIES ACT AND (2) THE TRANSFEROR OF THE REGULATION S GLOBAL SECURITY FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT THE REGULATION S GLOBAL SECURITY IS BEING TRANSFERRED (A) TO AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1),(2),(3) OR (7) UNDER THE SECURITIES ACT THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS SECURITY (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF SECURITIES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUERS THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

        BENEFICIAL INTERESTS IN A RULE 144A GLOBAL SECURITY OR AN IAI GLOBAL SECURITY MAY BE TRANSFERRED TO A PERSON WHO TAKES DELIVERY IN THE FORM OF AN INTEREST IN THE REGULATION S GLOBAL SECURITY, WHETHER BEFORE OR AFTER THE EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD, ONLY IF THE TRANSFEROR FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT SUCH TRANSFER IS BEING MADE IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S OR RULE 144 (IF AVAILABLE).

[Definitive Securities Legend]

        IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

3

No.	$

CUSIP:

ISIN:

9% Senior Subordinated Note Due 2012

        Refco Finance Holdings LLC, a Delaware limited liability company, and Refco Finance Inc., a Delaware corporation, promise to pay to                        , or registered assigns, the principal sum of                        Dollars on August 1, 2012.

        Interest Payment Dates: February 1 and August 1.

        Record Dates: January 15 and July 15.

        Additional provisions of this Security are set forth on the other side of this Security.

Dated:

REFCO FINANCE HOLDINGS LLC,
By:
Name: Title:
REFCO FINANCE INC.,
By:
Name: Title:
TRUSTEE'S CERTIFICATE OF AUTHENTICATION
WELLS FARGO BANK, NATIONAL ASSOCIATION
as Trustee, certifies that this is one of the Securities referred to in the Indenture.
By:
Authorized Signatory

4

[FORM OF REVERSE SIDE OF INITIAL SECURITY]

9% Senior Subordinated Note Due 2012

1.    Interest

        Refco Finance Holdings LLC, a Delaware limited liability company, and Refco Finance Inc., a Delaware corporation (such company and corporation, and their successors and assigns under the Indenture hereinafter referred to, being herein called the "Issuers"), promise to pay interest on the principal amount of this Security at the rate per annum shown above; provided, however, that if a Registration Default (as defined in the Registration Rights Agreement) occurs, additional interest will accrue on this Security at a rate of 0.25% per annum (increasing by an additional 0.25% per annum after each consecutive 90-day period that occurs after the date on which such Registration Default occurs up to a maximum additional interest rate of 1.00%) from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured. The Issuers will pay interest semiannually on February 1 and August 1 of each year, commencing February 1, 2005. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from August 5, 2004. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Issuers will pay interest on overdue principal at the rate borne by this Security plus 1.00% per annum, and it will pay interest on overdue installments of interest at the same rate to the extent lawful.

2.    Method of Payment

        The Issuers will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the January 15 or June 15 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Issuers will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Depository. The Issuers will make all payments in respect of a certificated Security (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated Security will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.    Paying Agent and Registrar

        Initially, Wells Fargo Bank, National Association, a national banking association (the "Trustee"), will act as Paying Agent and Registrar. The Issuers may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Issuers or any of their domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.    Indenture

        The Issuers issued the Securities under an Indenture dated as of August 5, 2004 ("Indenture"), among the Issuers and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) (the "Act"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

5

        The Securities are general unsecured obligations of the Issuers. The Issuers shall be entitled, subject to its compliance with Section 4.03 of the Indenture, to issue Additional Securities pursuant to Section 2.13 of the Indenture. The Initial Securities issued on the Issue Date, any Additional Securities and all Exchange Securities or Private Exchange Securities issued in exchange therefor will be treated as a single class for all purposes under the Indenture. The Indenture contains covenants that limit the ability of the Issuers and their subsidiaries to incur additional indebtedness; pay dividends or distributions on, or redeem or repurchase capital stock; make investments; issue or sell capital stock of subsidiaries; engage in transactions with affiliates; transfer or sell assets; guarantee indebtedness; restrict dividends or other payments of subsidiaries; and consolidate, merge or transfer all or substantially all of their assets and the assets of their subsidiaries. These covenants are subject to important exceptions and qualifications.

5.    Optional Redemption

        Except as set forth below, the Issuers shall not be entitled to redeem the Securities.

        On and after August 1, 2008, the Issuers shall be entitled at their option to redeem all or a portion of the Securities upon not less than 30 nor (subject to paragraph 6 below and Section 3.03 of the Indenture) more than 60 days' notice, at the redemption prices (expressed in percentages of principal amount on the redemption date), plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on August 1 of the years set forth below:

Period	Redemption Price
2008	104.500%
2009	102.250%
2010 and thereafter	100.000%

        In addition, prior to August 1, 2007, the Issuers shall be entitled at their option on one or more occasions to redeem Securities in an aggregate principal amount not to exceed the sum of 35% of the aggregate principal amount of the Securities originally issued on the Issue Date plus 100% of the aggregate principal amount of any Additional Securities issued, at a redemption price (expressed as a percentage of principal amount) of 109.000%, plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), with the Net Cash Proceeds from one or more Designated Offerings (provided that if the Designated Offering is an offering by Parent, a portion of the Net Cash Proceeds thereof equal to the amount required to redeem any such Securities is contributed to the equity capital of the Company); provided, however, that (1) at least 65% of the aggregate principal amount of Securities originally issued on the Issue Date remains outstanding immediately after the occurrence of each such redemption (other than Securities held, directly or indirectly, by the Company or its Affiliates); and (2) each such redemption occurs within 90 days after the date of the related Designated Offering.

        Prior to August 1, 2008, the Issuers shall be entitled at their option to redeem all, but not less than all, of the Securities at a redemption price equal to 100% of the principal amount of the Securities plus the Applicable Premium as of, and accrued and unpaid interest to, the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date).

6.    Notice of Redemption

        Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued

6

in connection with a defeasance of the Securities pursuant to Article 8 of the Indenture or a satisfaction and discharge of the Indenture pursuant to Article 8 thereof. Securities in denominations larger than $1,000 principal amount may be redeemed in part but only in whole multiples of $1,000. Securities in denominations of $1,000 or less may not be redeemed in part. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

7.    Put Provisions

        Upon a Change of Control, any Holder of Securities will have the right to cause the Issuers to repurchase all or any part of the Securities of such Holder at a repurchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued interest to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.

8.    Guaranty

        The payment by the Issuers of the principal of, and premium and interest on, the Securities is fully and unconditionally guaranteed on a joint and several senior subordinated basis by each of the Subsidiary Guarantors to the extent set forth in the Indenture.

9.    Subordination

        The Securities are subordinated to Senior Indebtedness of the Issuers and the Subsidiary Guarantors on the terms and subject to the conditions set forth in the Indenture. To the extent provided in the Indenture, Senior Indebtedness must be paid before the Securities may be paid. Each Securityholder by accepting a Security agrees to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.

10.    Denominations; Transfer; Exchange

        The Securities are in registered form without coupons in denominations of $1,000 principal amount and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

11.    Persons Deemed Owners

        The registered Holder of this Security may be treated as the owner of it for all purposes.

12.    Unclaimed Money

        If money for the payment of principal, premium or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Issuers at their request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Issuers and not to the Trustee for payment.

13.    Discharge and Defeasance

        Subject to certain conditions, the Issuers at any time shall be entitled to terminate some or all of their obligations under the Securities and the Indenture if the Issuers deposit with the Trustee money

7

or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

14.    Amendment, Waiver

        Subject to certain exceptions set forth in the Indenture, (a) the Indenture and the Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (b) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Issuers, the Subsidiary Guarantors and the Trustee shall be entitled to amend the Indenture or the Securities to cure any ambiguity, omission, defect, mistake or inconsistency, or to comply with Article 5 of the Indenture or to reflect Refco Group Ltd., LLC as a party to this Indenture following the Merger, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to make any change in Article 10 or 12 of the Indenture that would limit or terminate the benefits available to any holder of Senior Indebtedness of the Issuers or of a Subsidiary Guarantor, or to add Guarantees with respect to the Securities, including Subsidiary Guaranties, or to secure the Securities, or to add additional covenants or surrender rights and powers conferred on the Issuers or the Subsidiary Guarantors, or to comply with any requirement of the SEC in connection with qualifying the Indenture under the Act, or to make any change that does not adversely affect the rights of any Securityholder in any material respect, or to make amendments to provisions of the Indenture relating to the form, authentication, transfer and legending of the Securities or to conform the text of the Indenture or the Securities to any provision of the section titled "Description of the Notes" in the Offering Circular to the extent that such provision of the Indenture or the Securities was intended to be a verbatim recitation of such provision of the "Description of the Notes" and was not intentionally changed as part of the preparation of the Indenture.

15.    Defaults and Remedies

        Under the Indenture, Events of Default include (a) default for 30 days in payment of interest on the Securities; (b) default in payment of principal on the Securities at maturity, upon redemption pursuant to paragraph 5 of the Securities, upon acceleration, upon required repurchase or otherwise; (c) failure by the Issuers or any Subsidiary Guarantor to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (d) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Issuers if the amount accelerated (or so unpaid) exceeds $50.0 million; (e) certain events of bankruptcy or insolvency with respect to the Issuers and the Significant Subsidiaries; (f) certain judgments or decrees for the payment of money in excess of $50.0 million; and (g) certain defaults with respect to Subsidiary Guaranties. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

        Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security satisfactory to it. Subject to certain limitations, Holders of at least a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.

8

16.    Trustee Dealings with the Issuers

        Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Issuers or their Affiliates and may otherwise deal with the Issuers or their Affiliates with the same rights it would have if it were not Trustee.

17.    No Recourse Against Others

        A director or other member of the Governing Board, officer, employee, incorporator, member or stockholder of an Issuer or any Subsidiary Guarantor shall not have any liability for any obligations of such Issuer under the Securities or the Indenture or of such Subsidiary Guarantor under its Subsidiary Guaranty or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. Such waiver and release are a part of the consideration for the issue of the Securities.

18.    Authentication

        This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

19.    Abbreviations

        Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

20.    CUSIP Numbers

        Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Issuers have caused CUSIP numbers to be printed on the Securities and have directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

21.    Holders' Compliance with Registration Rights Agreement.

        Each Holder of a Security, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including the obligations of the Holders with respect to a registration and the indemnification of the Issuers to the extent provided therein.

22.    Governing Law.

        THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

        The Issuers will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

  Refco Group Ltd., LLC
  One World Financial Center
  200 Liberty Street, Tower A
  New York, NY 10281
  Attention: Robert C. Trosten

9

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

  (Print or type assignee's name, address and zip code)

  (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint                        agent to transfer this Security on the books of the Issuers. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Security.

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were

10

owned by an Issuer or any Affiliate of an Issuer, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

☐	to an Issuer; or
	(1)	☐	pursuant to an effective registration statement under the Securities Act of 1933; or
	(2)	☐
inside the United States to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or
	(3)	☐	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or
	(4)	☐	pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933; or
	(5)	☐
to an institutional "accredited investor" (as defined in Rule 501(a)(1),(2),(3) or (7) under the Securities Act of 1933) that has furnished to the Trustee a signed letter containing certain representations and agreements.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (4) or (5) is checked, the Trustee shall be entitled to require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Issuers have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.
Signature
Signature Guarantee:
Signature must be guaranteed	Signature

        Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

11

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED.

        The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuers as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
	Notice:	To be executed by an executive officer

12

[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

        The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal amount of this Global Security	Amount of increase in Principal amount of this Global Security	Principal amount of this Global Security following such decrease or increase)	Signature of authorized officer of Trustee or Securities Custodian

13

OPTION OF HOLDER TO ELECT PURCHASE

        If you want to elect to have this Security purchased by the Issuers pursuant to Section 4.06 or 4.10 of the Indenture, check the box: ☐

        If you want to elect to have only part of this Security purchased by the Issuers pursuant to Section 4.06 or 4.10 of the Indenture, state the amount in principal amount: $

Dated:	Your Signature:	(Sign exactly as your name appears on the other side of this Security.)
Signature Guarantee:	(Signature must be guaranteed)

        Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

14

EXHIBIT A

[FORM OF FACE OF EXCHANGE SECURITY
OR PRIVATE EXCHANGE SECURITY]

        */**/

*/
[If the Security is to be issued in global form add the Global Securities Legend from Exhibit 1 to Appendix A and the attachment from such Exhibit 1 captioned "[TO BE ATTACHED TO GLOBAL SECURITIES]—SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY".]

**/
[If the Security is a Private Exchange Security issued in a Private Exchange to an Initial Purchaser holding an unsold portion of its initial allotment, add the Restricted Securities Legend from Exhibit 1 to Appendix A and replace the Assignment Form included in this Exhibit A with the Assignment Form included in such Exhibit 1.]

No.	$
CUSIP:
ISIN:

9% Senior Subordinated Note Due 2012

        Refco Finance Holdings LLC, a Delaware limited liability company, and Refco Finance Inc., a Delaware corporation, promise to pay to                         , or registered assigns, the principal sum of                          Dollars on August 1, 2012.

  Interest Payment Dates: February 1 and August 1.

  Record Dates: January 15 and July 15.

        Additional provisions of this Security are set forth on the other side of this Security.

Dated:
REFCO FINANCE HOLDINGS LLC,
By:
Name:
Title:
REFCO FINANCE INC.,
By:
Name:
Title:
TRUSTEE'S CERTIFICATE OF
AUTHENTICATION
WELLS FARGO BANK, NATIONAL
ASSOCIATION
as Trustee, certifies
that this is one of the Securities referred to in the Indenture.
By:	Authorized Signatory

2

[FORM OF REVERSE SIDE OF EXCHANGE SECURITY
OR PRIVATE EXCHANGE SECURITY]

9% Senior Subordinated Note Due 2012

1.    Interest

        Refco Finance Holdings LLC, a Delaware limited liability company, and Refco Finance Inc., a Delaware corporation (such company and corporation, and their successors and assigns under the Indenture hereinafter referred to, being herein called the "Issuers"), promise to pay interest on the principal amount of this Security at the rate per annum shown above; provided, however, that if a Registration Default (as defined in the Registration Rights Agreement) occurs, additional interest will accrue on this Security at a rate of 0.25% per annum (increasing by an additional 0.25% per annum after each consecutive 90-day period that occurs after the date on which such Registration Default occurs up to a maximum additional interest rate of 1.00%) from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured. The Issuers will pay interest semiannually on February 1 and August 1 of each year, commencing February 1, 2005. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from August 5, 2004. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Issuers will pay interest on overdue principal at the rate borne by this Security plus 1.00% per annum, and it will pay interest on overdue installments of interest at the same rate to the extent lawful.

2.    Method of Payment

        The Issuers will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the January 15 or June 15 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Issuers will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Depository. The Issuers will make all payments in respect of a certificated Security (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated Security will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.    Paying Agent and Registrar

        Initially, Wells Fargo Bank, National Association, a national banking association (the "Trustee"), will act as Paying Agent and Registrar. The Issuers may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Issuers or any of their domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.    Indenture

        The Issuers issued the Securities under an Indenture dated as of August 5, 2004 ("Indenture"), among the Issuers and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) (the "Act"). Terms defined in the Indenture and not defined herein have the meanings

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ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

        The Securities are general unsecured obligations of the Issuers. The Issuers shall be entitled, subject to its compliance with Section 4.03 of the Indenture, to issue Additional Securities pursuant to Section 2.13 of the Indenture. The Initial Securities issued on the Issue Date, any Additional Securities and all Exchange Securities or Private Exchange Securities issued in exchange therefor will be treated as a single class for all purposes under the Indenture. The Indenture contains covenants that limit the ability of the Issuers and their subsidiaries to incur additional indebtedness; pay dividends or distributions on, or redeem or repurchase capital stock; make investments; issue or sell capital stock of subsidiaries; engage in transactions with affiliates; transfer or sell assets; guarantee indebtedness; restrict dividends or other payments of subsidiaries; and consolidate, merge or transfer all or substantially all of their assets and the assets of their subsidiaries. These covenants are subject to important exceptions and qualifications.

5.    Optional Redemption

        Except as set forth below, the Issuers shall not be entitled to redeem the Securities.

        On and after August 1, 2008, the Issuers shall be entitled at their option to redeem all or a portion of the Securities upon not less than 30 nor (subject to paragraph 6 below and Section 3.03 of the Indenture) more than 60 days' notice, at the redemption prices (expressed in percentages of principal amount on the redemption date), plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on August 1 of the years set forth below:

Period	Redemption Price
2008	104.500%
2009	102.250%
2010 and thereafter	100.000%

        In addition, prior to August 1, 2007, the Issuers shall be entitled at their option on one or more occasions to redeem Securities in an aggregate principal amount not to exceed the sum of 35% of the aggregate principal amount of the Securities originally issued on the Issue Date plus 100% of the aggregate principal amount of any Additional Securities issued, at a redemption price (expressed as a percentage of principal amount) of 109.000%, plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), with the Net Cash Proceeds from one or more Designated Offerings (provided that if the Designated Offering is an offering by Parent, a portion of the Net Cash Proceeds thereof equal to the amount required to redeem any such Securities is contributed to the equity capital of the Company); provided, however, that (1) at least 65% of the aggregate principal amount of Securities originally issued on the Issue Date remains outstanding immediately after the occurrence of each such redemption (other than Securities held, directly or indirectly, by the Company or its Affiliates); and (2) each such redemption occurs within 90 days after the date of the related Designated Offering.

        Prior to August 1, 2008, the Issuers shall be entitled at their option to redeem all, but not less than all, of the Securities at a redemption price equal to 100% of the principal amount of the Securities plus the Applicable Premium as of, and accrued and unpaid interest to, the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date).

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6.    Notice of Redemption

        Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Securities pursuant to Article 8 of the Indenture or a satisfaction and discharge of the Indenture pursuant to Article 8 thereof. Securities in denominations larger than $1,000 principal amount may be redeemed in part but only in whole multiples of $1,000. Securities in denominations of $1,000 or less may not be redeemed in part. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

7.    Put Provisions

        Upon a Change of Control, any Holder of Securities will have the right to cause the Issuers to repurchase all or any part of the Securities of such Holder at a repurchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued interest to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.

8.    Guaranty

        The payment by the Issuers of the principal of, and premium and interest on, the Securities is fully and unconditionally guaranteed on a joint and several senior subordinated basis by each of the Subsidiary Guarantors to the extent set forth in the Indenture.

9.    Subordination

        The Securities are subordinated to Senior Indebtedness of the Issuers and the Subsidiary Guarantors on the terms and subject to the conditions set forth in the Indenture. To the extent provided in the Indenture, Senior Indebtedness must be paid before the Securities may be paid. Each Securityholder by accepting a Security agrees to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.

10.    Denominations; Transfer; Exchange

        The Securities are in registered form without coupons in denominations of $1,000 principal amount and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

11.    Persons Deemed Owners

        The registered Holder of this Security may be treated as the owner of it for all purposes.

12.    Unclaimed Money

        If money for the payment of principal, premium or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Issuers at their request unless an abandoned

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property law designates another Person. After any such payment, Holders entitled to the money must look only to the Issuers and not to the Trustee for payment.

13.    Discharge and Defeasance

        Subject to certain conditions, the Issuers at any time shall be entitled to terminate some or all of their obligations under the Securities and the Indenture if the Issuers deposit with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

14.    Amendment, Waiver

        Subject to certain exceptions set forth in the Indenture, (a) the Indenture and the Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (b) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Issuers, the Subsidiary Guarantors and the Trustee shall be entitled to amend the Indenture or the Securities to cure any ambiguity, omission, defect, mistake or inconsistency, or to comply with Article 5 of the Indenture or to reflect Refco Group Ltd., LLC as a party to this Indenture following the Merger, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to make any change in Article 10 or 12 of the Indenture that would limit or terminate the benefits available to any holder of Senior Indebtedness of the Issuers or of a Subsidiary Guarantor, or to add Guarantees with respect to the Securities, including Subsidiary Guaranties, or to secure the Securities, or to add additional covenants or surrender rights and powers conferred on the Issuers or the Subsidiary Guarantors, or to comply with any requirement of the SEC in connection with qualifying the Indenture under the Act, or to make any change that does not adversely affect the rights of any Securityholder in any material respect, or to make amendments to provisions of the Indenture relating to the form, authentication, transfer and legending of the Securities or to conform the text of the Indenture or the Securities to any provision of the section titled "Description of the Notes" in the Offering Circular to the extent that such provision of the Indenture or the Securities was intended to be a verbatim recitation of such provision of the "Description of the Notes" and was not intentionally changed as part of the preparation of the Indenture.

15.    Defaults and Remedies

        Under the Indenture, Events of Default include (a) default for 30 days in payment of interest on the Securities; (b) default in payment of principal on the Securities at maturity, upon redemption pursuant to paragraph 5 of the Securities, upon acceleration, upon required repurchase or otherwise; (c) failure by the Issuers or any Subsidiary Guarantor to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (d) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Issuers if the amount accelerated (or so unpaid) exceeds $50.0 million; (e) certain events of bankruptcy or insolvency with respect to the Issuers and the Significant Subsidiaries; (f) certain judgments or decrees for the payment of money in excess of $50.0 million; and (g) certain defaults with respect to Subsidiary Guaranties. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

        Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security satisfactory to it. Subject to certain limitations, Holders of at least a majority in

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principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.

16.    Trustee Dealings with the Issuers

        Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Issuers or their Affiliates and may otherwise deal with the Issuers or their Affiliates with the same rights it would have if it were not Trustee.

17.    No Recourse Against Others

        A director or other member of the Governing Board, officer, employee, incorporator, member or stockholder of an Issuer or any Subsidiary Guarantor shall not have any liability for any obligations of such Issuer under the Securities or the Indenture or of such Subsidiary Guarantor under its Subsidiary Guaranty or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. Such waiver and release are a part of the consideration for the issue of the Securities.

18.    Authentication

        This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

19.    Abbreviations

        Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

20.    CUSIP Numbers

        Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Issuers have caused CUSIP numbers to be printed on the Securities and have directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

21.    Holders' Compliance with Registration Rights Agreement.(1)

        Each Holder of a Security, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including the obligations of the Holders with respect to a registration and the indemnification of the Issuers to the extent provided therein.

(1)
Delete if this Security is not being issued in exchange for an Initial Security.

22.    Governing Law.

        THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

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        The Issuers will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

  Refco Group Ltd., LLC
  One World Financial Center
  200 Liberty Street, Tower A
  New York, NY 10281
  Attention: Robert C. Trosten

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ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

  (Print or type assignee's name, address and zip code)

  (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint                        agent to transfer this Security on the books of the Issuers. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Security.

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OPTION OF HOLDER TO ELECT PURCHASE

        If you want to elect to have this Security purchased by the Issuers pursuant to Section 4.06 or 4.10 of the Indenture, check the box: ☐

        If you want to elect to have only part of this Security purchased by the Issuers pursuant to Section 4.06 or 4.10 of the Indenture, state the amount in principal amount: $

Dated:	Your Signature:	(Sign exactly as your name appears on the other side of this Security.)
Signature Guarantee:	(Signature must be guaranteed)

        Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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EXHIBIT 2
to the
Rule 144A/REGULATION S/IAI APPENDIX

Form of
Transferee Letter of Representation

Refco Finance Holdings LLC
Refco Finance Inc.
One World Financial Center
200 Liberty St., Tower A
New York, NY 10281

Ladies and Gentlemen:

        This certificate is delivered to request a transfer of $[            ] principal amount of the 9% Senior Subordinated Notes due 2012 (the "Securities") of Refco Finance Holdings LLC and Refco Finance Inc. (the "Issuers").

        Upon transfer, the Securities would be registered in the name of the new beneficial owner as follows:

Name:
Address:
Taxpayer ID Number:

        The undersigned represents and warrants to you that:

          1.     We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act")), purchasing for our own account or for the account of such an institutional "accredited investor" at least $250,000 principal amount of the Securities, and we are acquiring the Securities not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we invest in or purchase securities similar to the Securities in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

          2.     We understand that the Securities have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Securities to offer, sell or otherwise transfer such Securities prior to the date that is two years after the later of the date of original issue and the last date on which the Issuers or any affiliate of the Issuers was the owner of such Securities (or any predecessor thereto) (the "Resale Restriction Termination Date") only (i) in the United States to a person whom the seller reasonably believes is a qualified institutional buyer in a transaction meeting the requirements of Rule 144A, (ii) outside the United States in a transaction complying with the provisions of Rule 904 under the Securities Act, (iii) to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) that, prior to such transfer, furnishes to the trustee a signed letter containing certain representations and agreements relating to the transfer of the notes and, if such transfer is in respect of an aggregate principal amount of notes less than $250,000, an opinion of counsel acceptable to the company that such transfer is in compliance with the Securities Act, (iv) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if available) or (v) pursuant to an effective registration statement under the Securities Act, in each of cases (i) through (v), in accordance with any applicable securities laws of any state of the United States. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction

  Termination Date. If any resale or other transfer of the Securities is proposed to be made pursuant to clause (iii) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Issuers and the Trustee, which shall provide, among other things, that the transferee is an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Securities for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Issuers and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Securities pursuant to clause (ii), (iii) or (iv) above to require the delivery of an opinion of counsel, certifications or other information satisfactory to the Issuers and the Trustee.

TRANSFEREE:	,
by:

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QuickLinks

  Exhibit 4.1